Exhibit 10.1
CREDIT AGREEMENT
dated as of July 25, 2025
among
UPLAND SOFTWARE, INC.,
as the Borrower

the Lenders party hereto,
and
SOUND POINT AGENCY LLC,
as Administrative Agent
_____________________________
SOUND POINT AGENCY LLC,
as Sole Lead Arranger and Sole Book Runner

LEGAL_US_E # 188054825.13

Page
ARTICLE I DEFINITIONS    1
Section 1.01    Defined Terms    1
Section 1.02    Classification of Loans and Borrowings    69
Section 1.03    Terms Generally    69
Section 1.04    Accounting Terms; GAAP    70
Section 1.05    Pro Forma Calculations    70
Section 1.06    Currency Translation    71
Section 1.07    Rounding    72
Section 1.08    Timing of Payment or Performance    72
Section 1.09    [Reserved]    72
Section 1.10    Certifications    72
Section 1.11    Basket Classification    72
Section 1.12    Benchmark Replacement Setting    73
Section 1.13    Limited Liability Companies    74
Section 1.14    Rates    74
Section 1.15    Specified Commitments    75
Section 1.16    Notices of Default    75
Section 1.17    Irish Terms    75
Section 1.18    Quebec Interpretation    76
Section 1.19    Guarantee Limitations    76
ARTICLE II THE CREDITS    76
Section 2.01    Commitments    76
Section 2.02    Loans and Borrowings    77
Section 2.03    Requests for Borrowings    77
Section 2.04    [Reserved]    78
Section 2.05    [Reserved]    78
Section 2.06    Funding of Borrowings    78
Section 2.07    Interest Elections    79
Section 2.08    Termination and Reduction of Commitments    80
Section 2.09    Repayment of Loans; Evidence of Debt    81
Section 2.10    Amortization of Term Loans    81
Section 2.11    Prepayment of Loans    82
Section 2.12    Fees    90
Section 2.13    Interest    91
Section 2.14    [Reserved]    92
Section 2.15    Increased Costs    92
Section 2.16    Break Funding Payments    93
Section 2.17    Taxes    93
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    96
Section 2.19    Mitigation Obligations; Replacement of Lenders    98
Section 2.20    Incremental Loans    99

i

(continued)
Page

Section 2.21    Refinancing Amendments    102
Section 2.22    Defaulting Lenders    103
Section 2.23    [Reserved].    104
Section 2.24    Extensions of Term Loans, Revolving Commitments    104
Section 2.25    Term Loan Exchange Notes    106
Section 2.26    Illegality    109
ARTICLE III REPRESENTATIONS AND WARRANTIES    109
Section 3.01    Organization; Powers    109
Section 3.02    Authorization; Enforceability    109
Section 3.03    Governmental Approvals; No Conflicts    109
Section 3.04    Financial Condition; No Material Adverse Change    110
Section 3.05    Properties, Rights and Assets    110
Section 3.06    Litigation and Environmental Matters    110
Section 3.07    Compliance with Laws    111
Section 3.08    Investment Company Status    111
Section 3.09    Taxes    111
Section 3.10    ERISA    111
Section 3.11    Disclosure    111
Section 3.12    Labor Matters    112
Section 3.13    Capitalization of Subsidiaries    112
Section 3.14    Solvency    112
Section 3.15    Federal Reserve Regulations    112
Section 3.16    Use of Proceeds    112
Section 3.17    No Default    112
Section 3.18    Security Documents    112
Section 3.19    OFAC; FCPA; Patriot Act    113
Section 3.20    Insurance    113
Section 3.21    [Reserved]    113
Section 3.22    Intellectual Property    113
Section 3.23    Relevant External Company    114
Section 3.24    Disclosure in Relation to DAC6    114
Section 3.25    Centre of Main Interest    114
ARTICLE IV CLOSING CONDITIONS; ETC.    114
Section 4.01    Closing Date    114
Section 4.02    Each Credit Event    116
ARTICLE V AFFIRMATIVE COVENANTS    116
Section 5.01    Financial Statements and Other Information    116
Section 5.02    Notices of Material Events    120
Section 5.03    KYC Information    120

ii

(continued)
Page

Section 5.04    Existence; Conduct of Business    120
Section 5.05    Payment of Taxes    120
Section 5.06    Maintenance of Properties    120
Section 5.07    Insurance    120
Section 5.08    Books and Records; Inspection and Audit Rights    121
Section 5.09    Compliance with Laws    122
Section 5.10    Use of Proceeds    122
Section 5.11    Execution of Guaranty and Security Documents after the Closing Date    123
Section 5.12    Further Assurances    125
Section 5.13    Electing Guarantors    127
Section 5.14    Changes in Fiscal Year    127
Section 5.15    Control Agreements    127
Section 5.16    Cash Sweep    128
Section 5.17    Post-Closing Covenants    128
Section 5.18    Compliance with Environmental Laws    128
Section 5.19    Financial Assistance    129
ARTICLE VI NEGATIVE COVENANTS    129
Section 6.01    Indebtedness    129
Section 6.02    Liens    132
Section 6.03    Fundamental Changes    136
Section 6.04    Investments    137
Section 6.05    Asset Sales    141
Section 6.06    Restricted Payments; Certain Payments of Indebtedness    144
Section 6.07    Transactions with Affiliates    149
Section 6.08    Restrictive Agreements    151
Section 6.09    Changes in Nature of Business    152
Section 6.10    First Lien Net Leverage Ratio    152
ARTICLE VII EVENTS OF DEFAULT    153
Section 7.01    Events of Default    153
Section 7.02    Exclusion of Certain Subsidiaries    156
Section 7.03    Right to Cure    156
Section 7.04    Application of Proceeds    157
ARTICLE VIII THE ADMINISTRATIVE AGENT    158
Section 8.01    Appointment of Administrative Agent    158
Section 8.02    Rights of Lender    159
Section 8.03    Exculpatory Provisions    159
Section 8.04    Reliance by Administrative Agent    160
Section 8.05    Delegation of Duties    160
Section 8.06    Resignation of Administrative Agent    161

iii

(continued)
Page

Section 8.07    Non-Reliance on Administrative Agent and Other Lenders    161
Section 8.08    No Other Duties    161
Section 8.09    Collateral and Guaranty Matters    162
Section 8.10    Secured Swap Agreements and Secured Cash Management Agreements    163
Section 8.11    Withholding Tax    163
Section 8.12    Indemnification of Administrative Agent    164
Section 8.13    Administrative Agent May File Proofs of Claim    164
Section 8.14    Certain ERISA Matters    165
Section 8.15    [Reserved]    167
Section 8.16    Erroneous Payments    167
ARTICLE IX MISCELLANEOUS    169
Section 9.01    Notices    169
Section 9.02    Waivers; Amendments    169
Section 9.03    Expenses; Indemnity; Damage Waiver    175
Section 9.04    Successors and Assigns    177
Section 9.05    Survival    185
Section 9.06    Counterparts; Integration    186
Section 9.07    Severability    186
Section 9.08    Right of Setoff    186
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process    187
Section 9.10    WAIVER OF JURY TRIAL    187
Section 9.11    Headings    187
Section 9.12    Confidentiality    188
Section 9.13    Interest Rate Limitation    189
Section 9.14    USA Patriot Act    189
Section 9.15    Direct Website Communication    190
Section 9.16    Intercreditor Agreement Governs    190
Section 9.17    Judgment Currency    191
Section 9.18    No Advisory or Fiduciary Responsibility    191
Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    192
Section 9.20    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest    192

iv

SCHEDULES:
Schedule 2.01(a)    Initial Term Commitments
Schedule 2.01(b)    Revolving Commitments
Schedule 3.13    Subsidiaries
Schedule 5.17    Post-Closing Covenants
Schedule 6.01(a)    Existing Indebtedness
Schedule 6.02(c)    Existing Liens
Schedule 6.04(b)    Existing Investments
Schedule 6.09    Transactions with Affiliates
Schedule 9.01    Addresses for Notices
EXHIBITS:
Exhibit A    Form of Borrowing Request
Exhibit B    Form of Interest Election Request
Exhibit C    Form of Solvency Certificate
Exhibit D    Form of Security Agreement
Exhibit E    Form of Guaranty
Exhibit F-1    Form of Term Note
Exhibit F-2    Form of Revolving Note
Exhibit G    Form of Assignment and Assumption Agreement
Exhibit H    Form of Affiliated Lender Assignment and Assumption Agreement
Exhibit I-1    Form of U.S. Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-2    Form of U.S. Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-3    Form of U.S. Tax Certificate (For Foreign Participants That Are Not U.S. Persons or Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-4    Form of U.S. Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J    Form of Compliance Certificate
Exhibit K    Form of Excess Cash Flow Certificate
Exhibit L    Form of Intercompany Note
Exhibit M-1    Form of Pari Passu Intercreditor Agreement
Exhibit M-2    Form of Junior Lien Intercreditor Agreement

v

CREDIT AGREEMENT dated as of July 25, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among UPLAND SOFTWARE, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time and SOUND POINT AGENCY LLC, as Administrative Agent.
WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Section 1.01;
WHEREAS, the Borrower has requested from the Lenders a credit extension in the form of (a) Term Loans in an aggregate principal amount of $240,000,000 and (b) Revolving Commitments in an aggregate principal amount of $30,000,000, in each case, the proceeds of which shall be utilized as set forth in Section 5.10;
WHEREAS, on the Closing Date, substantially concurrently with the initial funding of the Initial Term Loans and any Revolving Loans, the proceeds of the Initial Term Loans, together with the proceeds of any Initial Revolving Loans requested on the Closing Date in accordance with Section 5.10, will be used (a) to pay the Transaction Costs and (b) to fund the Closing Date Refinancing, with any remainder to be credited to the Borrower’s account for general corporate purposes.
NOW THEREFORE, in consideration of the premises, provisions, covenants and mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Lenders are willing to extend credit to the Borrower on the terms and express conditions set forth herein, and accordingly, the parties hereto agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR Borrowing” means a Loan that bears interest at a rate based on the Alternate Base Rate.
“ABR Term SOFR Determination Day” has the meaning assigned to such term in the definition of “Term SOFR”.
“Accounting Change” has the meaning assigned to such term in Section 1.04.
“Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger, amalgamation, consolidation, contribution or otherwise, of (x) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division of, any other Person and (y) Equity Interests of any other Person such that such other Person becomes a Subsidiary.
“Additional Lender” has the meaning assigned to such term in Section 2.20(d).
“Additional Mortgaged Property” has the meaning set forth in Section 5.11(f).
“Additional Refinancing Lender” has the meaning assigned to such term in Section 2.21.

“Administrative Agent” means Sound Point Agency LLC, in its capacity as administrative agent for the Lenders, and its successors in such capacity as provided in Article VIII.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Unless expressly stated otherwise herein, neither the Administrative Agent nor any Lender (other than a Debt Fund Affiliate or Non-Debt Fund Affiliate) shall be deemed an Affiliate of the Borrower or its Subsidiaries.
“Affiliated Lender Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender with a Non-Debt Fund Affiliate and accepted by the Administrative Agent pursuant to the terms hereof, in the form of Exhibit H or any other form or changes thereto approved by the Administrative Agent and the Borrower.
“Agent-Related Distress Event” means, with respect to the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law, or a custodian, conservator, receiver, interim receiver or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent or any Person that directly or indirectly Controls the Administrative Agent by a Governmental Authority or an instrumentality thereof.
“Aggregate Non-Guarantor Debt Cap” means an amount equal to the greater of (a) $9,000,000 and (b) 15% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, less (y) (A) the aggregate amount of Indebtedness by any Subsidiary that is not a Loan Party outstanding as of the Applicable Date of Determination made pursuant to Section 6.01(a)(vi), Section 6.01(a)(xi), Section 6.01(a)(xxx) and Section 6.01(a)(xxxii).
“Aggregate Non-Guarantor Investment Cap” means the sum of (x) an amount equal to the greater of (x) $9,000,000 and (y) 15% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, less (y) the aggregate amount of Investments outstanding as of the Applicable Date of Determination made pursuant to Section 6.04(c)(ii) and Section 6.04(d) Investments by any Loan Party in any Subsidiary that is not a Loan Party pursuant to Section 6.04(p), Section 6.04(y) and Section 6.04(ii) (it being understood that for purposes of calculating amounts outstanding, such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such Investment in respect of Returns on such Investment pursuant to the definition of “Investment”) giving effect to all Investments in the Loan Parties by and Returns to the Loan Parties from Subsidiaries that are not Loan Parties and in the Loan Parties by Joint Ventures).
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 9.17.
“AHYDO Catch-Up Payment” means any payment with respect to any obligations of the Borrower, any Parent Entity or any Subsidiary, in each case, in the minimum amount necessary to avoid the application of Code Section 163(e)(5) thereto.
“ALTA” means the American Land Title Association.
“Alternate Base Rate” means, for any day, a floating rate per annum equal to the highest of (a) the per annum rate publicly quoted from time to time by Administrative Agent as its prime rate in effect at its principal office in New York City, (b) the Federal Funds Rate plus 0.50% per annum and (c) Term SOFR for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00% per annum. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR respectively.
“Anti-Corruption Laws” means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the Borrower and any Subsidiary, including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee, foreign political party or candidate for foreign political office to obtain a business advantage, including the Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Terrorism Laws” means Laws relating to terrorism or money laundering, including Executive Order No. 13224, the Patriot Act and the Laws comprising or implementing the Bank Secrecy Act.
“Applicable Date of Determination” means, on any date of determination, at the option of the Borrower, either (i) the last day of the most recently ended fiscal quarter for which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, or, at any time prior to the date on which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, the last day of the most recently ended fiscal quarter for which financial statements were delivered under Section 4.01 or (ii) the last day of the most recently ended month for which financial statements are internally available (provided that copies of such financial statements have been provided to the Administrative Agent).
“Applicable Discount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Discount Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Margin” means,

(a)    Initially, at the Borrower’s option, Term SOFR plus 6.00% or ABR plus 5.00%, and
(b)    from and after the delivery of a Compliance Certificate for the fiscal year ending December 31, 2025 in accordance with Section 5.01(a), evidencing a First Lien Net Leverage Ratio dated as of or after December 31, 2025, with respect to the Initial Term Loans and the Initial Revolving Loans, the applicable rate set forth below under the heading “SOFR Loan”, or “ABR Borrowing”, as applicable, in each case, based upon the First Lien Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(a) or (b):

First Lien Net Leverage Ratio	SOFR Loan	ABR Borrowing
Category 1 Greater than 4.75:1.00	6.25%	5.25%
Category 2 Less than or equal to 4.75:1.00, but greater than 3.50:1.00	6.00%	5.00%
Category 3 Less than or equal to 3.50:1.00 but greater than 2.75:1.00	5.75%	4.75%
Category 4 Less than or equal to 2.75:1.00	5.50%	4.50%

(c)    with respect to Incremental Facilities, Other Term Loans, Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments, the rate per annum specified in the amendment establishing such Incremental Facilities, Other Term Loans, Extended Term Loans, Extended Revolving Loans or Extended Revolving Commitments.
For purposes of the foregoing, (a) the First Lien Net Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Borrower and its Subsidiaries following the delivery of the Compliance Certificate and corresponding financial statements for such fiscal quarter, and (b) each change in the Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall be effective during the period commencing on and including the first day of the month following the date of delivery to the Administrative Agent of such Compliance Certificate and corresponding financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (A) the First Lien Net Leverage Ratio shall be deemed to be in Category 1, at the request of the Required Lenders and with notice to the Borrower, if the Borrower fails to deliver any such Compliance Certificate or the corresponding financial statements during the period from the date that is thirty (30) days after the expiration of the time for delivery thereof until such Compliance Certificate or financial statements, as applicable, are delivered and (B) in the event that any Compliance Certificate or financial statement described in this paragraph is inaccurate (regardless of whether this Agreement or any Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period, then the Applicable Margin for such period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate Compliance Certificate or financial statement) to reflect the correct Applicable Margin, the Borrower shall promptly pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such period.
“Applicable Order of Purchase” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Percentage” means, at any time with respect to any Revolving Lender with a Revolving Commitment of any Class, the percentage of the aggregate Commitments of such Class outstanding at such time represented by such Lender’s Commitment with respect to such Class at such time. If the Commitments of such Class have terminated or expired, the Applicable Percentage shall be determined based upon the Commitments of such Class most recently in effect, giving effect to any assignments of such Class of Revolving Loans that occur after such termination or expiration.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent pursuant to the terms hereof to the extent the Administrative Agent’s consent is required herein, substantially in the form of Exhibit G or any other form or changes thereto approved by the Administrative Agent and the Borrower.
“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Expiration Time” has the meaning assigned to such term in the definition “Dutch Auction”.
“Auction Notice” has the meaning assigned to such term in the definition “Dutch Auction”.
“Auction Party” or “Auction Parties” has the meaning assigned to such term in the definition of “Dutch Auction” or as specified in Section 2.11(i), as the context may require.
“Audited Financial Statements” means the audited consolidated balance sheet and statements of operations of the Borrower and its Subsidiaries as of and for the fiscal years ended December 31, 2024.
“Available Amount” means, on any date of determination (the “Reference Date”), an amount determined on a cumulative basis equal to the sum of (without duplication):
(a)    $6,000,000; plus
(b)    an amount (which shall not be less than zero with respect to any applicable period) equal to Retained Excess Cash Flow Amount; plus
(c)    [reserved]; plus
(d)    to the extent not otherwise applied, the cumulative amount of (A) any equity contribution initially made to the Borrower after the Closing Date (other than any Cure Amount) and (B) any Net Proceeds received by the Borrower after the Closing Date from the issuance or sale of Qualified

Equity Interests of the Borrower (other than any Cure Amount), in each case, to the extent such proceeds have been contributed to the Qualified Equity Interests of the Borrower; plus
(e)    to the extent not otherwise applied, 100% of the aggregate net cash proceeds (other than any Cure Amount) and the fair market value (as determined in good faith by the Borrower) of marketable securities or other property contributed to the Qualified Equity Interests of the Borrower after the Closing Date by any Person other than the Borrower or any of its Subsidiaries; plus
(f)    [reserved]; plus
(g)    [reserved]; plus
(h)    the aggregate amount of Retained Declined Proceeds; plus
(i)    the fair market value of all Qualified Equity Interests of the Borrower or any Parent Entity or any Subsidiary issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of any Subsidiary incurred after the Closing Date; plus
(j)    an amount equal to the cash purchase price of any Loans contributed to the Borrower and cancelled pursuant to Section 9.04(b)(vii); plus
(k)    to the extent not otherwise included in the calculation of Available Amount, the aggregate amount of Returns to the Borrower or any Subsidiary in respect of Investments made using the Available Amount (including, without duplication, and for the avoidance of doubt, the aggregate amount of cash (or Cash Equivalents) received by the Borrower or any Subsidiary after the Closing Date from the sale or other disposition of Investments initially made using the Available Amount); provided that in no event shall the amount of any increase to the Available Amount pursuant to this clause (k) exceed the amount of the initial Investment made using the Available Amount; minus
(l)    the aggregate amount of (i) Restricted Payments made using the Available Amount pursuant to Section 6.06(a)(xx), (ii) Investments made using the Available Amount pursuant to Section 6.04(y) and (iii) prepayments, redemptions, acquisitions, retirements, cancellations, terminations and repurchases of Indebtedness made using the Available Amount pursuant to Section 6.06(b)(vi), in each case during the period from and including the day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 1.12.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 1.12.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor (which shall be calculated after increasing the Unadjusted Benchmark Replacement by any Benchmark Replacement Adjustment), such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 1.12.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Person” means any Person: (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224; (b) that is at least 50% owned by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; or (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable Anti-Terrorism Laws.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Bona Fide Debt Fund” means any debt fund that is an Affiliate of any Competitor or Competitor Controller that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business, but only to the extent that no personnel involved therewith (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such Competitor or Competitor Controller or (B) has access to any information (other than information that is publicly available) relating to the Borrower, its Subsidiaries and/or any entity that forms part of any of their respective businesses (including any of their respective subsidiaries).
“Borrower” has the meaning assigned to such term in the preamble to this Agreement.
“Borrower Materials” has the meaning assigned to such term in Section 5.01.
“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit A hereto.
“British Pounds” means lawful money of the United Kingdom.
“Budgeted Amounts” has the meaning assigned to such term in Section 2.11(d)(vi).

“Business Day” means, for all purposes, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, that, when used in connection with a SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.
“Canadian Dollars” and “C$” means dollars in the lawful currency of Canada.
“Canadian Guarantee” means the Guaranty executed by the Canadian Loan Parties in favor of the Administrative Agent on behalf of Secured Parties, as supplemented from time to time.
“Canadian Loan Party” means Upland Software Inc. / Logiciels Upland Inc. and each other Subsidiary (other than any Excluded Subsidiary) organized under the laws of Canada or any province or territory thereof that becomes a Guarantor.
“Canadian Security Agreement” means (i) any deed of hypothec which may be entered into at any time after the Closing Date by a Canadian Loan Party in favor of the Administrative Agent (in its capacity as the Hypothecary Representative) and (ii) any Canadian general security agreement which may be entered into at any time after the Closing Date by a Canadian Loan Party in favor of the Administrative Agent substantially, in each case, as amended, modified, replaced, restated or supplemented from time to time, pursuant to which the Administrative Agent is granted a hypothec on and/or security interest in all of the applicable Canadian Loan Party’s Collateral, and “Canadian Security Agreement” refers to any one of them, as the context requires.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment of the Borrower and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP.
“Capital Lease Obligations” means, with respect to any Person, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capitalized Sales Commissions” means, with respect to any Person for any period, the aggregate amount of all sales commissions and partnership fees (including referral and reseller fees) that are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person.
“Capitalized Software Expenditures” means, with respect to any Person for any period, the aggregate amount of all software development costs and expenditures incurred by such Person during such period that have been capitalized in accordance with GAAP and recorded as such on the consolidated balance sheet of such Person.
“Cash Equivalents” means:
(a)    (i) Dollars, Canadian Dollars, Euros, British Pounds or any national currency of any member state of the European Union; or (ii) any other foreign currency held by the Borrower or any of its Subsidiaries in the ordinary course of business;

(b)    securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(c)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (x) any Lender or Affiliate thereof or (y) any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000 (or its equivalent);
(d)    repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above;
(e)    securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (c);
(f)    commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;
(g)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province of Canada, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(h)    Indebtedness or preferred stock issued by Persons with a rating of “A-” or higher from S&P or “A3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of twelve (12) months or less from the date of acquisition;
(i)    bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(j)    interests in any investment company, money market or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (i) above;
(k)    instruments and investments of the type and maturity described in clauses (a) through (j) denominated in any foreign currency or of foreign obligors, which investments or obligors are,

in the reasonable judgment of the Borrower, comparable in investment quality to those referred to above; and
(l)    solely with respect to any Non-US Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (k) customarily utilized in countries in which such Non-US Subsidiary operates for short term cash management purposes and consistent with the investment standards applicable to investments of a similar nature in the relevant jurisdiction.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (a) above; provided that such amounts are converted into currencies listed in clause (a) within ten (10) Business Days following the receipt of such amounts.
“Cash Management Agreement” means any agreement to provide Cash Management Services.
“Cash Management Obligations” means, as to the Borrower or any Subsidiary, any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Cash Management Agreement.
“Cash Management Services” means any one or more of the following types of services or facilities, including without limitation (a) ACH transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services and (c) foreign exchange facilities or other cash management arrangements entered into in the ordinary course of business. For the avoidance of doubt, Cash Management Services do not include Swap Agreements.
“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code and which is organized in an Excluded Jurisdiction.
“CFC Holdco” means any Subsidiary substantially all of the assets of which consist, directly or indirectly, of capital stock (and/or Indebtedness) of one or more Subsidiaries that are CFCs or other CFC Holdcos.
“Change in Control” means the occurrence of any of the following events after the Closing Date: (a) at any time, and for any reason whatsoever, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding voting securities having ordinary voting power for the election of directors of the Borrower; provided that such percentage shall be 50.1% solely in the case of ownership by HGGC, LLC or (b) the sale of all or substantially all assets of the Borrower and its Subsidiaries taken as a whole.
“Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the Closing Date, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.
“Charges” has the meaning assigned to such term in Section 9.13.
“Civil Code” means the Civil Code of Quebec, as in effect from time to time.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Extended Term Loans or Extended Revolving Loans; when used in reference to any Commitment, refers to whether such Commitment is a Term Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Extended Revolving Commitments, and Other Term Commitment; and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans, Extended Term Loans and Other Term Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes. Incremental Revolving Loans and Extended Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.
“CLO” has the meaning assigned to such term in Section 9.04(b).
“Closing Date” means the date on which the conditions precedent set forth in Section 4.01 shall have been satisfied or waived, which date is July 25, 2025.
“Closing Date Refinancing” means the repayment in full of all outstanding indebtedness of the Borrower and its Subsidiaries under the Existing Credit Agreement, and the termination of all liens, commitments, guarantees and security interests in connection therewith.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all “Collateral” (or any term of similar meaning), as defined in any applicable Security Document, and any and all property of whatever kind or nature subject to or purported to be subject to a Lien under any Security Document.
“Commitment” means with respect to any Person, such Person’s Term Commitment, Revolving Commitment, Incremental Revolving Commitment or Extended Revolving Commitment or any combination thereof (as the context requires).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.15.
“Competitor” means (a) any Person that is an operating company directly and primarily engaged in substantially similar business operations as the Borrower or its Subsidiaries, (b) any of such Person’s subsidiaries (excluding, in each case of clauses (a) and (b), any Bona Fide Debt Fund) and (c) any other competitor of the Borrower or its Subsidiaries that is identified in writing and reasonably acceptable to the Administrative Agent.

“Competitor Controller” means any (a) direct or indirect parent company of a Competitor and (b) Person that is a controlled affiliate of such Competitor (excluding, in each case of (a) and (b), any Bona Fide Debt Fund).
“Competitor Debt Fund Affiliate” means, with respect to any Competitor or any Affiliate thereof, any debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than any Disqualified Lending Institution or any Excluded Party) that is (i) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business for financial investment purposes and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with the relevant Competitor or Affiliate thereof, but only to the extent that no personnel involved with the investment in the relevant Competitor or its Affiliates, or the management, control or operation thereof, (A) makes (or has the right to make or participate with others in making) investment decisions on behalf of, or otherwise cause the direction of the investment policies of, such debt fund, investment vehicle, regulated bank entity or unregulated entity or (B) has access to any information (other than information that is publicly available) relating to the Borrower and/or any entity that forms part of any of its businesses (including any of its Subsidiaries).
“Compliance Certificate” means a certificate substantially in the form of Exhibit J annexed hereto.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”)), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters (but excluding, for the avoidance of doubt, any changes to economic terms) that the Administrative Agent (in consultation with the Borrower) reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Borrower) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, notwithstanding anything to the contrary set forth herein, it is acknowledged and agreed that (x) the consultation right in favor of the Borrower set forth herein shall not exceed a period of five (5) Business Days and (y) such consultation right shall not otherwise limit in any respect the Administrative Agent’s ability to implement a Benchmark Replacement or Conforming Changes or take any other actions otherwise permitted pursuant to and in accordance with this Agreement.
“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Control Agreement” has the meaning provided to such term in Section 5.15.
“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Credit Agreement Refinancing Indebtedness” means (a) Permitted Junior Lien Replacement Debt, (b) Permitted Unsecured Replacement Debt and/or (c) Permitted Pari Passu Replacement Debt, in each case, issued, incurred or obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or in part, any or all Classes of then existing Term Loans, Revolving Loans and/or Revolving Commitments (in each case including any successive Credit Agreement Refinancing Indebtedness) (the “Credit Agreement Refinanced Debt”); provided that (i) such Credit Agreement Refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Credit Agreement Refinanced Debt (it being understood for the avoidance of doubt that nothing in this clause (i) shall restrict the concurrent incurrence or assumption of any other Indebtedness that could otherwise be incurred or assumed hereunder, subject to (A) a dollar-for-dollar usage of any basket (other than any basket that provides for Credit Agreement Refinancing Indebtedness) set forth in Section 6.01 and (B) if such Indebtedness is secured, a dollar-for-dollar usage of any basket (other than any basket that provides for Liens on Credit Agreement Refinancing Indebtedness) set forth in Section 6.02), plus premiums, fees, original issue discount and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including commissions, upfront fees and original issue discount) incurred in connection with such Credit Agreement Refinancing Indebtedness, (ii) such Credit Agreement Refinancing Indebtedness does not mature prior to the maturity date of and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity at such time of the corresponding Class of Credit Agreement Refinanced Debt, (iii) such Credit Agreement Refinancing Indebtedness shall not be incurred or Guaranteed by the Borrower or any Subsidiary that did not incur or guarantee (or, substantially concurrently with any such entities becoming obligors or guarantors in respect of such Credit Agreement Refinancing Indebtedness, also become Guarantors in respect of) such Credit Agreement Refinanced Debt, (iv) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued and unpaid interest, fees then due and premiums (if any) in connection therewith shall be paid substantially contemporaneously with, and to the extent of the incurrence of the Credit Agreement Refinancing Indebtedness, (v) such Credit Agreement Refinancing Indebtedness shall not be secured by any assets that are not Collateral and (vi) such Credit Agreement Refinancing Indebtedness shall have other terms (excluding pricing, interest rate margins, fees, rate floors and optional prepayment or redemption terms) that are (taken as a whole) not materially more favorable (as reasonably determined by the Borrower) to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Credit Agreement Refinanced Debt (taken as a whole) (it being understood that, to the extent that any financial covenant is added or a materially more favorable term is offered for the benefit of any such Credit Agreement Refinancing Indebtedness, no consent shall be required by the Administrative Agent or any of the Lenders if such term is either (x) also added to, or the materially more favorable features of such term are offered for the benefit of, any then-existing Term Loans, Revolving Loans or Revolving Commitments, (y) only applicable after the Latest Maturity Date) or (z) on current market terms for such type of Indebtedness (as reasonably determined by the Borrower). For the avoidance of doubt, Credit Agreement Refinancing Indebtedness shall be subject to the requirements set forth in Section 2.21. For the avoidance of doubt, Non-Debt Fund Affiliates that provide Credit Agreement Refinancing Indebtedness (x) shall be subject to the limitations set forth in Section 9.04, including, without limitation, as to ownership percentage limitations, types of Loans held, and voting rights, and (y) shall not be permitted to provide or hold any secured Credit Agreement Refinancing Indebtedness.
“Credit Event” has the meaning assigned to such term in Section 4.02.
“Cure Amount” has the meaning assigned to such term in Section 7.03(a).
“Cure Notice” has the meaning assigned to such term in Section 7.03(a).
“Cure Right” has the meaning assigned to such term in Section 7.03(a).
“Customary Bridge Loans” has the meaning assigned to such term in Section 2.20(b).
“Customary Intercreditor Agreement” means, to the extent executed in connection with the incurrence of secured Indebtedness permitted under this Agreement, the Liens on the Collateral of which are intended to rank equal to, or junior, in priority to the Liens on the Collateral securing the Obligations, an intercreditor agreement (i) in the case of any Indebtedness secured on a pari passu basis by a Lien on the Collateral with the Obligations, substantially in the form of Exhibit M-1 (with such modifications thereto as are reasonably acceptable to the Required Lenders and the Borrower) and (ii) in the case of any Indebtedness secured on a junior lien basis by a Lien on the Collateral with the Obligations, substantially in the form of Exhibit M-2 (with such modifications thereto as are reasonably acceptable to the Required Lenders and the Borrower), in each case or otherwise in form and substance reasonably acceptable to the Required Lenders and the Borrower.
“Debt Fund Affiliate” means any Affiliate of the Borrower (other than a natural person) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors therein that are independent of or in addition to their duties to the Borrower or any of its Affiliates that is a Non-Debt Fund Affiliate.
“Debtor Relief Laws” means the Bankruptcy Code, the Irish Companies Act, the Insolvency Act 1986 of the United Kingdom, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the reorganization provisions of applicable corporate statutes, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, administrative receivership, administration, insolvency, reorganization, examinership, rescue process for small and micro companies, appointment of process adviser or similar debtor relief laws of the United States, Ireland, the United Kingdom, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.11(g).
“Default” means any event or condition specified in Article VII that after notice, lapse of applicable grace periods or both would, unless cured or waived hereunder, constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days after the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under the Bankruptcy Code or any similar Laws in other applicable jurisdictions, (ii) had appointed for it a receiver, interim receiver, administrative receiver, compulsory or interim manager, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender pursuant to the preceding clauses (d)(i) or (d)(ii) solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination made in good faith by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and the Lenders.
“Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangibles and non-cash organization costs, (ii) deferred financing fees or costs, debt issuance costs, commissions, fees and expenses and (iii) Capitalized Software Expenditures or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, conversion costs and contract acquisition costs of such Person for such period and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or any Subsidiary in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.
“Determination Date” has the meaning assigned to such term in clause (1)(z) of the definition of “EBITDA”.
“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, transfer, license, lease (as lessor) or other disposition (including any Sale Leaseback transaction or the abandonment or allowing to lapse or expire) of any property, right or asset by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests owned by such Person, or any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall be deemed not to include (x) any issuance or sale by such Person of its own Equity Interests to another Person or (y) any casualty, condemnation or similar event.
“Disqualified Equity Interests” means Equity Interests of Borrower or any Subsidiary that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any dividends or other scheduled payments (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is ninety-one (91) days after the then Latest Maturity Date at the time of issuance of then outstanding Loans (other than (i) the occurrence of the Termination Date or (ii) upon a “change in control” or (iii) upon an asset sale, liquidation or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under Section 6.01 (other than (i) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made), reduction of the LC Exposure to zero and termination of the Commitments or (ii) upon a “change in control” or (iii) upon an asset sale, liquidation or similar event); provided that if such Equity Interests are issued for the benefit of employees of the Borrower, any Parent Entity or any Subsidiary or by any plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower, any Parent Entity or any Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Institution” means (a) (i) any Person identified in writing to the Lead Arranger prior to June 30, 2025, (ii) any Affiliate of any Person described in clause (a)(i) that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (a)(i) and/or (ii) above that is identified in a written notice to the Administrative Agent after the date hereof (each such Person, a “Disqualified Lending Institution”); it being understood that the Borrower may withhold its consent to any assignment to any Person that is known by it to be an Affiliate of a Disqualified Lending Institution regardless of whether such Person is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name; (b) (i) any Person that is a Competitor of the Borrower and/or any of its subsidiaries and/or the Borrower and/or any of its subsidiaries and/or any Affiliate of any Competitor (other than a Competitor Debt Fund Affiliate), in each case, that is identified in writing to the Administrative Agent, (ii) any Affiliate of any Person described in clause (b)(i) above (other than any Competitor Debt Fund Affiliate) that is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name and (iii) any other Affiliate of any Person described in clauses (b)(i) and/or (ii) above that is identified in a written notice to the Administrative Agent after the date hereof; it being understood that the Borrower may withhold its consent to any assignment to any Person that is known by it to be an Affiliate of a Competitor regardless of whether such Person is reasonably identifiable as an Affiliate of such Person on the basis of such Affiliate’s name; and/or (c) any Excluded Party; provided that no written notice delivered pursuant to clauses (a)(i), (a)(ii), (b)(i) and/or (b)(iii) above shall apply retroactively to disqualify any Person that has prior to such notice acquired an assignment or participation interest in the Loans, it being understood that the Disqualified Institutions can be updated to also remove persons designated as such from time to time by notice to the Administrative Agent.
“Distressed Agent-Related Person” has the meaning assigned to such term in the definition of “Agent-Related Distress Event”.
“Dollars” or “$” refers to the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia, whether or not disregarded as separate from its owner for U.S. federal income tax purposes.
“Dutch Auction” means an auction (an “Auction”) conducted by the Borrower or any Subsidiary (in such capacity, as applicable, the “Auction Party”) in their sole discretion in order to purchase Term Loans in accordance with the following procedures:
(A)    Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the auction manager (for distribution to all of the Term Lenders of the relevant Class of Term Loans that are the subject of the Auction (the “Eligible Auction Lenders”) and the Administrative Agent) of the Class and principal amount of Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the Class of Term Loans that will be the subject of the Auction, (ii) the total cash value of the bid (the “Auction Amount”), in a minimum amount of $1,000,000 with minimum increments of $500,000, (iii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans (i.e., a 5% to 10% Discount Range would represent $50,000 to $100,000 per $1,000,000 principal amount of Term Loans, with a 10% discount being deemed a “higher” discount than 5% for purposes of an Auction) at issue that represents the discounts applied to calculate the range of purchase prices that could be paid in the Auction; provided that the Discount Range may, at the option of the Auction Party, be a single percentage, (iv) the date on which the Auction will conclude, on which date Return Bids will be due at the time provided in the Auction Notice (such time, the “Auction Expiration Time”), as such date and time may be extended upon notice by the Auction Party to the auction manager before any prior Auction Expiration Time, and (v) the identity of the auction manager, and shall indicate if such auction manager is an Affiliate of the Borrower. Each offer to purchase Term Loans in an Auction shall be offered on a pro rata basis to all the Eligible Auction Lenders.
(B)    Reply Procedures. In connection with any Auction, each Eligible Auction Lender may, in its sole discretion, participate in such Auction and, if it elects to do so (any such participating Eligible Auction Lender, a “Participating Lender”), shall provide, prior to the Auction Expiration Time, the auction manager with a notice of participation (the “Return Bid”) which shall be in a form and substance prepared by the Borrower and shall specify (i) a discount to par that must be expressed as a percentage of par principal amount of Term Loans of the relevant Class expressed in percentages (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of Term Loans of the relevant Class, which must be in increments of $500,000, that such Eligible Auction Lender is willing to offer for sale at its Reply Discount (the “Reply Amount”). An Eligible Auction Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to such Eligible Auction Lender’s entire remaining amount of such Term Loans. Eligible Auction Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids, only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, each Participating Lender must execute and deliver, to be irrevocable during the pendency of the

Auction and held in escrow by the auction manager, an assignment agreement pursuant to which such Participating Lender shall make the representations and agreements substantially consistent with the terms of Section 2.11(i)(C). Any Eligible Auction Lender that fails to submit a Return Bid at or prior to the Auction Expiration Time shall be deemed to have declined to participate in the Auction.
(C)    Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the auction manager, the auction manager, with the consent of the Auction Party, will, within ten (10) Business Days after the Auction Notice (or such other time agreed by the Borrower), determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the highest Reply Discount at which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount, the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction as set forth below. Unless withdrawn, the Auction Party shall notify the Participating Lenders of the Applicable Discount no later than one (1) Business Day after it is determined (the “Applicable Discount Notice”). The Auction Party shall, within three (3) Business Days after the Applicable Discount Notice, purchase Term Loans from each Participating Lender with a Reply Discount that is equal to or higher than the Applicable Discount (“Qualifying Bids”) at a discount to par equal to the Reply Discount of such Participating Lender, with the applicable Term Loans of the Participating Lender(s) with the highest Reply Discount being purchased first and then in descending order from such highest Reply Discount to and including the applicable Term Loans of the Participating Lenders with a Reply Discount equal to the Applicable Discount (the “Applicable Order of Purchase”); provided that if the aggregate proceeds required to purchase all Term Loans of the relevant Class subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans of the Participating Lenders in the Applicable Order of Purchase, but with the Term Loans of Participating Lenders with Reply Discounts equal to the Applicable Discount being purchased pro rata until the Auction Amount has been so expended on such purchases. If a Participating Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or more than the Applicable Discount will be deemed the Qualifying Bid of such Participating Lender. In no event shall any purchase of Term Loans in an Auction be made at a Reply Discount lower than the Applicable Discount for such Auction.
(D)    Additional Procedures. Once initiated by an Auction Notice, the Auction Party may withdraw or modify an Auction only prior to the delivery of the Applicable Discount Notice (and if any Auction is withdrawn or modified, notice thereof shall be delivered to the Administrative Agent and the Eligible Auction Lenders no later than the first Business Day after such withdrawal). Furthermore, in connection with any Auction, upon submission by a Participating Lender of the relevant Class of a Qualifying Bid, such Term Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.
(E)    Any failure by such Auction Party to make any prepayment to a Lender, pursuant to this definition shall not constitute a Default or Event of Default under Section 7.01 or otherwise.
“EBITDA” means, with respect to any Person and its Subsidiaries on a consolidated basis for any period, the Net Income of such Persons for such period:
(1)    increased (without duplication with respect to the items listed herein and the exclusions provided in the definition of Net Income) by:
(a)    (x) extraordinary charges, expenses, costs, accruals, reserves or losses (including legal costs in connection therewith) and (y) unusual, one-time or non-recurring charges, costs, accruals, reserves, expenses or losses (including legal costs in connection therewith), in each case, in the good faith determination of the Borrower to the extent the same was deducted (and not added back) in computing Net Income; plus
(b)    provision for Taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar Taxes and foreign withholding and similar Taxes (including any penalties and interest) of such Person paid or accrued during such period (including, without duplication, any Related Taxes) deducted (and not added back) in computing Net Income; plus
(c)    Interest Expense for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent the same were deducted (and not added back) in calculating such Net Income; plus
(d)    Depreciation and Amortization Expense for such period to the extent the same were deducted (and not added back) in computing Net Income; plus
(e)    any Transaction Costs and any fees, costs, expenses or charges (other than Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of Equity Interests, or any Investment, acquisition (including costs and expenses in connection with the de-listing of public targets and charges and losses on account of purchase price adjustments and earn-out payments), disposition, dividend, recapitalization, Restricted Payment or the incurrence, repayment or registration (actual or proposed) of Indebtedness (including any amendment, modification, extinguishment, restructuring or refinancing thereof), hedging agreements or other derivative instruments (in each case, whether or not consummated or successful or (in the case of a sale, transaction or equity recapitalization that would constitute a Change in Control or the incurrence of Indebtedness that would constitute refinancing)) permitted, including, without limitation, (i) such fees, expenses or charges related to any Loans, any other specified debt, the offering of Incremental Equivalent Debt, Refinancing Notes or any Permitted Refinancing and this Agreement, and (ii) any amendment, waiver or other modification of any Loans, any other specified debt, Incremental Equivalent Debt, Refinancing Notes, Credit Agreement Refinancing Indebtedness or any Permitted Refinancing, any Loan Document, any other Indebtedness or any Equity Interests, in each case, whether or not consummated, deducted (and not added back) in computing Net Income; plus
(f)    the amount of charges, expenses, costs, accruals or reserves of any kind attributable to the undertaking and/or implementation of cost savings initiatives, cost rationalization programs, operating expense reductions, operating improvements and other synergies (excluding revenue synergies) and similar initiatives, integration, transition, closing, improvement, reconstruction, refurbishment, decommissioning, recommissioning or reconfiguration of fixed assets, facilities opening and preopening (including unused warehouse space costs), inventory optimization program and/or curtailment, and business optimization and other restructuring and integration costs (including those related to tax restructurings), charges, accruals, reserves and expenses (including, without limitation, software development costs, systems implementation, design, establishment and upgrade costs and expenses, costs related to the closure or consolidation of any facilities (including but not limited to severance, rent termination costs, moving costs and legal costs)), costs related to curtailments, costs related to entry into new markets (including unused warehouse space costs) and costs and expenses associated with business expansion (including new business lines, geographic expansion or new products), strategic initiatives and contracts, consulting fees, discontinuation of activities or operations, the consolidation or closing of locations, transition, vacant facilities, consolidations, closing costs, signing costs, retention or completion bonuses, expansion and relocation expenses, severance payments and related expenses and pre-termination payroll expenses of severed employees (provided that any addback for pre-termination payroll expenses shall be without duplication of any pro forma adjustments for cost savings associated with such termination), transition costs, costs related to closure/consolidation of facilities, settlement costs, new systems design and implementation costs, project start-up costs, integration and systems establishment costs, and curtailments or modifications to pension and post-retirement employee benefit plans(including any settlement of pension liabilities), including, without limitation, any one time expense relating to enhanced accounting function (including the implementation of changes to the financial reporting procedures), in each case, to the extent the same were deducted (and not added back) in computing Net Income; plus
(g)    any other non-cash charges, write-downs, expenses, losses or items deducted (and not added back) in such period in computing Net Income for such period including any impairment charges or the impact of purchase accounting; plus
(h)    (i) indemnities paid to the Governing Body of the Borrower or any Subsidiary (or any direct or indirect parent company thereof) which are deducted (and not added back) in computing Net Income and (ii) all fees, costs, compensation and other expenses of the Governing Body of Borrower or any Subsidiary (or any direct or indirect parent company thereof) deducted (and not added back) in computing Net Income; plus
(i)    pro forma “run rate” cost savings, operating expense reductions, operating improvements and synergies related to acquisitions, mergers and other business combinations, investments, divestitures, dispositions, other specified transactions, operational changes, including expense associated with improvement of sales force capabilities, restructurings, cost savings initiatives and other initiatives (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), actions or events and optimization actions that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within the first eighteen (18) months after such merger or other business combination, acquisition, investment, divestiture, disposition or other specified transaction, restructuring, cost savings initiative or other initiative consummated (including any actions taken on or prior to the Closing Date); plus
(j)    any addbacks, exclusions or adjustments (including pro forma adjustments) (i)  reflected in the May 2025 Financial Model (without regard to specific timelines but limited to the aggregate amounts set forth therein), (ii) consistent with Article 11 of Regulation S-X as in effect immediately prior to January 1, 2021 or (iii) that are otherwise approved by the Required Lenders in writing; plus
(k)    [reserved]; plus
(l)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(m)    any net loss due to the application of Financial Accounting Standards No. 160 “Non-controlling Interests in Consolidated Financial Statements” (“FAS 160”) (Accounting Standards Codification Topic 810) to the extent the same were deducted (and not added back) in calculating such Net Income; plus
(n)    earn-out, non-compete and contingent consideration obligations incurred or accrued prior to or after the Closing Date, in each case (x) in connection with any Investment permitted pursuant to this Agreement, (y) paid or accrued during the applicable period and (z) to the extent the same were deducted (and not added back) in calculating such Net Income; plus
(o)    non-cash losses, expenses, charges and accruals resulting from the application of Accounting Standards Codification 805, 350 or 360 and cash losses, expenses, charges and accruals with respect to earn-outs resulting from the application of Accounting Standards Codification 805, in each case, to the extent the same were deducted (and not added back) in computing Net Income; plus
(p)    the amount of any non-controlling or minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned subsidiary to the extent deducted (and not added back) in calculating such Net Income; plus
(q)    [reserved]; plus
(r)    proceeds from any business interruption insurance to the extent not already included in Net Income (including any such proceeds reasonably expected to be received by Borrower or any Subsidiary in a subsequent period and within one year of the underlying loss; provided that if not so received within such one-year period, such amount shall be subtracted in the subsequent calculation period); plus
(s)    any non-cash expenses recognized at the time of the granting or payment of earn-out obligations and contingent consideration and any non-cash expense or loss from the valuation of earn-out obligations and contingent consideration and other similar reserves to the extent the same were deducted (and not added back) in calculating such Net Income; plus
(t)    any charges, expenses or losses of Borrower or any Subsidiary incurred during such period to the extent (x) deducted in determining Net Income and (y) reimbursed in cash by any Person (other than Borrower or any Subsidiary) during such period (or reasonably expected to be so reimbursed within three hundred sixty-five (365) days after the end of such period to the extent not accrued); provided that (A) if not so reimbursed within such three hundred sixty-five (365) day period, such unreimbursed expense or loss shall be subtracted in the subsequent calculation period or (B) if reimbursed in a subsequent period, such amount shall not be permitted to be added back in determining EBITDA for such subsequent period; plus
(u)    [reserved]; plus
(v)    any net loss or other costs from disposed or discontinued operations (which, for the avoidance of doubt, shall not be duplicative of any other items added back pursuant to other clauses of this definition or added back to or excluded from Net Income); plus

(w)    cash costs and cash expenses (including service costs) incurred in the ordinary course of business associated with tax-qualified pension and retirement plans to the extent the same were deducted (and not added back) in calculating such Net Income; plus
(x)    unrealized currency translation losses and performance losses relating to foreign currency transactions and currency fluctuations (including, for the avoidance of doubt, any unrealized currency translation losses and foreign exchange losses resulting from intercompany loans and other permitted intercompany Investments) to the extent the same were deducted (and not added back) in computing Net Income, plus
(y)    one-time fees, costs and expenses incurred due to the implementation of Accounting Standards Codification 606 (Revenue From Contracts With Customers) to the extent the same were deducted (and not added back) in computing Net Income; plus
(z)    an increase for the net amount, if any, of the difference between (to the extent the amount in the following subclause (i) exceeds the amount in the following subclause (ii)): (i) the short-term deferred revenue of Borrower or any Subsidiary as of the last day of such period (the “Determination Date”) and (ii) the short-term deferred revenue of the Borrower and its Subsidiaries as of the date that is twelve (12) months prior to the Determination Date, in each case calculated in a manner consistent with the Borrower and its Subsidiaries’ past practices and without giving effect to any purchase accounting adjustment; plus
(aa)    the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility to the extent the same were deducted (and not added back) in computing Net Income; plus
(bb)    normalized “run-rate” adjustments for the creation of any new business unit, product offering or expansion into a new market not more than 12 months prior to date of such creation or expansion; plus
(cc)    any fees or expenses paid to the board of directors, consultants or operating advisors of the Borrower and its Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Net Income; plus
(dd)    (i) any non-cash charges or expenses, including any non-cash expenses and costs that result from the issuance of stock-based awards and any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement and (ii) any cash costs or expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, in each case, to the extent the same were deducted (and not added back) in computing Net Income; plus
(ee)    fees, costs, accruals, payments, expenses or charges related to implementation or operation or investments in systems, including reporting systems and technology initiatives including implementation of payroll systems, customer relationship management (“CRM”) systems, enterprise resource planning (“ERP”) system(s) and/or niche financial solution(s) (including, but not limited to, project management solutions) to support multinational CRM, ERP and accounting and reporting requirements, and comply with the application of current and future Accounting Standards Codification, in each case, to the extent the same were deducted (and not added back) in computing Net Income;

provided that the amounts added back pursuant to clauses (1)(a), (1)(f), (1)(i), (1)(bb), (1)(dd)(ii) and (1)(ee) above in respect of any period shall not exceed, in the aggregate, an amount equal to 30% of EBITDA for such period (determined after giving effect to all amounts added back pursuant to this clause (1)); provided further that, notwithstanding anything to the contrary in this Agreement, no positive amounts relating to any product that has been divested or have been discontinued as of the applicable Test Period shall be included in the calculation of EBITDA pursuant to this clause (1);
(2)    decreased (without duplication with respect to the items listed herein and the exclusions provided in the definition of Net Income (and, for the avoidance of doubt, without duplication of amortization expense deducted (and not added back) in computing Net Income)) by: (A) extraordinary, unusual, one-time or non-recurring gains; plus (B) non-cash gains increasing Net Income for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (C) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Subsidiaries, including any related tax effects for such period; plus (D) any net income included in the financial statements due to the application of FAS 160 (Accounting Standards Codification Topic 810); plus (E) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Net Income pursuant to clause (1)(g) above in a previous period (it being understood that this clause (2)(E) shall not be utilized in reversing any non-cash reserve or charge added to Net Income); plus (F) the amount of any non-controlling or minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent added (and not deducted) in calculating such Net Income; plus (G) the net amount, if any, of the difference between (to the extent the amount in the following subclause (ii) exceeds the amount in the following subclause (i)): (i) the short-term deferred revenue of the Borrower and its Subsidiaries as of the Determination Date and (ii) the short-term deferred revenue of the Borrower and its Subsidiaries as of the date that is twelve (12) months prior to the Determination Date, in each case calculated in a manner consistent with the Borrower and its Subsidiaries’ past practices and without giving effect to any purchase accounting adjustment; plus (H) Capitalized Sales Commissions of the Borrowers and its Subsidiaries for such four (4) fiscal quarter period; plus (I) federal, state, local and foreign income Tax credits and reimbursements received by the Borrower any of its Subsidiaries during such period; plus (J) any internal software development costs in excess of $2,500,000 that is capitalized in accordance with GAAP for such period; and
(3)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation.
Notwithstanding the foregoing, for purposes of determining EBITDA, EBITDA shall be deemed to be $14,495,708.78 for the fiscal quarter ended June 30, 2024, $15,608,867.64 for the fiscal quarter ended September 30, 2024, $16,036,677.69 for the fiscal quarter ended December 31, 2024 and $13,393,249.98 for the fiscal quarter ended March 31, 2025. For purposes of determining compliance with any financial test or ratio hereunder (including any incurrence test), (x) EBITDA of any Person, property, business or asset acquired by Borrower or any Subsidiary during such period, (y) EBITDA of Borrower or any Subsidiary or any operating entity for which historical financial statements are available that is subject to a Disposition during such period and (z) EBITDA shall be calculated on a Pro Forma Basis (including addbacks and adjustments pursuant to clause (1) of this definition). Unless otherwise provided herein, EBITDA shall be calculated with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“ECF Due Date” has the meaning assigned to such term in Section 2.11(d).
“ECF Leverage Ratio” means a First Lien Net Leverage Ratio of 3.00:1.00 (it being understood that the First Lien Net Leverage Ratio shall be calculated on a Pro Forma Basis for the then most recently ended Test Period as of the date the applicable payment is due pursuant to Section 2.11(d) and after giving effect to any repayments of indebtedness on or prior to such date).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electing Guarantor” means any Excluded Subsidiary that that, at the option, and in the sole discretion, of the Borrower has been designated as a Guarantor.
“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender, (ii) (A) any commercial bank organized under the laws of the United States or any state thereof, (B) any savings and loan association or savings bank organized under the laws of the United States or any state thereof, (C) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country and (D) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans in the ordinary course of business including insurance companies, investment or mutual funds, lease financing companies, (iii) any Debt Fund Affiliate and any Non-Debt Fund Affiliate (and any Person who would be a Debt Fund Affiliate or Non-Debt Fund Affiliate upon completion of the relevant assignment), and (iv) the Borrower and any Subsidiary subject to Section 9.04 or Section 2.11(i) (so long as the Loans and Commitments obtained by the Borrower or such Subsidiary are immediately cancelled); provided that, in any event, Eligible Assignees shall not include (x) any natural person, (y) any Competitor and, unless a Specified Event of Default has occurred and is continuing, any other Disqualified Institution, or (z) any Defaulting Lender or Excluded Parties or any Affiliate thereof.
“Eligible Auction Lenders” has the meaning assigned to such term in the definition of “Dutch Auction”.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“English Loan Party” means Upland Software UK Limited, a limited company incorporated under the laws of England & Wales, and each other Subsidiary (other than any Excluded Subsidiary) incorporated under the laws of England & Wales that becomes a Guarantor.
“Environment” means ambient air, surface water, groundwater, drinking water, land surface, sediments, subsurface strata and natural resources such as wetlands, flora and fauna.
“Environmental Law” means all binding and applicable treaties, laws, rules having the force and effect of law, regulations, codes, ordinances, orders, decrees, judgments, injunctions or agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of the Environment, the preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to workplace health and safety matters (as such relate to exposure of Hazardous Materials).
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of Borrower or any Subsidiary resulting from or based upon (a) any violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock or other share capital, partnership interests, membership interests in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer with any Loan Party under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) and (o) of the Code or any entity, whether or not incorporated, that is under common control with any Loan Party within the meaning of Section 4001(a)(14) of ERISA.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or Plans or the appointment of a trustee by the PBGC to administer any Plan, (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) from any Plan or Multiemployer Plan or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 8.16(a).
“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.
“ESOP” means a Plan which is intended to satisfy the requirements of Section 4975(e)(7) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” means, for any fiscal quarter, an amount (to the extent positive) equal to the excess of:
(a)    the sum, without duplication, of
(i)    Net Income of the Borrower and its Subsidiaries for such period,
(ii)    an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Net Income, and
(iii)    decreases in Working Capital,
minus
(b)    the sum, without duplication, of
(i)    an amount equal to the amount of all non-cash gains and credits (including, to the extent constituting non-cash credits, without limitation, amortization of deferred revenue acquired as a result of any investment permitted hereunder) included in arriving at such Net Income,
(ii)    at the option of the Borrower and without duplication of amounts deducted pursuant to the first proviso of Section 2.11(d) when determining the amount required to be prepaid pursuant to Section 2.11(d), the aggregate amount of all principal payments of Indebtedness of the Borrower and its Subsidiaries made during such period to the extent not funded with the proceeds of long-term Indebtedness (other than revolving loans),

(iii)    an amount equal to the aggregate net gain on Dispositions by the Borrower and its Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Net Income,
(iv)    increases in Working Capital,
(v)    payments by the Borrower and its Subsidiaries during such period in cash in respect of (x) long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, to the extent not already deducted from Net Income or (y) non-cash charges incurred in a prior period,
(vi)    the aggregate amount of expenditures, fees, costs, charges and expenses actually made by the Borrower and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not deducted in calculating Net Income,
(vii)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Net Income,
(viii)    the amount of Taxes (including penalties and interest) paid in cash or tax reserves set aside or payable in respect of Taxes, and any Restricted Payments in respect of Taxes (including, without duplication, any Related Taxes), in each case in such period to the extent they exceed the amount of tax expense deducted in determining Net Income for such period, and
(ix)    the aggregate amount paid by the Borrower and its Subsidiaries during such period in respect of the Transaction Costs to the extent that such payments are not deducted in calculating Net Income.
“Excess Cash Flow Certificate” means a certificate substantially in the form of Exhibit K annexed hereto.
“Excess Cash Flow Period” means each fiscal quarter of the Borrower ended on or after December 31, 2025.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” shall mean any (a) payroll and other employee wage and benefit accounts and any account used for disbursements, (b) tax accounts, including, without limitation, sales tax accounts, and any tax benefits accounts, (c) escrow accounts, (d) fiduciary and trust accounts, (e) zero balance accounts, (f) other accounts in respect of which the average monthly balance of funds on deposit therein does not exceed $1,500,000, (g) any account which is used as a cash collateral account subject to Liens permitted by Sections 6.02(l), (m), (o) or (jj), (i) any account which is established for a bona fide purpose solely in connection with Qualified Securitization Facility permitted under Section 6.01(a)(xxxiv) and (h) any account as to which the Administrative Agent and the Borrower reasonably agree that the cost or other consequence of obtaining a Control Agreement in respect thereof are excessive in relation to the value afforded thereby (excluding any Specified Money Market Account).
“Excluded Information” has the meaning assigned to such term in Section 2.11(i)(C).

“Excluded Jurisdiction” means any state, territory, province or sub-territory that is not located in an Included Jurisdiction.
“Excluded Parties” means any Affiliates of the Administrative Agent or Lead Arranger that are engaged as principals primarily in private equity, mezzanine financing or venture capital (other than a limited number of senior employees who are required, in accordance with industry regulations or the Administrative Agent’s or Lead Arranger’s, as applicable, internal policies and procedures to act in a supervisory capacity and the Administrative Agent’s or Lead Arranger’s, as applicable, internal legal, compliance, risk management, credit or investment committee members).
“Excluded Property” means (i) any fee-owned real property located outside the Included Jurisdictions and any portion of fee-owned real property that contains improvements located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area”; (ii) any fee-owned real property that does not constitute Material Real Property; (iii) any leasehold interest in real property; (iv) motor vehicles, airplanes, vessels and other assets subject to certificates of title where perfection cannot be obtained by filing a UCC financing statement or Foreign Financing Statement; (v) letter of credit rights (other than to the extent consisting of a supporting obligation or that can be perfected by the filing of a UCC financing statement or other Foreign Financing Statement) and commercial tort claims other than claims with a claimed value greater than $2,000,000 individually for which a claim has been filed in a court of competent jurisdiction; (vi) any governmental licenses or state or local franchises, charters and authorizations to the extent the grant of a security interest is prohibited or restricted thereby (except to the extent such prohibition or restriction is ineffective under the UCC, PPSA or other applicable law) other than proceeds and receivables thereof; (vii) any property as to which pledges thereof or security interests therein (1) are prohibited or restricted by applicable law, rule or regulation or agreements with any governmental authority (including any requirement to obtain the consent of any (x) governmental authority or (y) similar regulatory third party, but only to for so long as such prohibition or restriction remains in place or no longer applies to the Loan Parties) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC, the PPSA or other applicable law notwithstanding such prohibition (without any requirement to obtain such consent) or (2) would cause the destruction, invalidation or abandonment of such asset under applicable law (solely with respect to any intellectual property); (viii) any lease, license, contract or agreement or any property or assets subject to a permitted agreement binding on and relating to such property on the Closing Date or, if later, at the time of acquisition thereof (and not entered into in contemplation of such acquisition), to the extent that a grant of a Lien therein would violate or invalidate, such lease, license or agreement or create a right of termination or acceleration in favor of any party (other the Borrower and its Subsidiaries) thereto or otherwise require consent (other than the consent of the Borrower and its Subsidiaries) thereunder (after giving effect to the applicable anti-assignment provisions of the UCC, PPSA or other applicable law) other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC, PPSA or other applicable law notwithstanding such prohibition or would result in material adverse accounting or regulatory consequences, as reasonably determined by the Borrower (but only to for so long as such prohibition or restriction remains in place or no longer applies to the Loan Parties) (without any requirement to obtain such consent); (ix) Excluded Accounts; (x) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (xi)  any lease, license, contract, other agreement or document or any property subject to a purchase money arrangement, Capital Lease Obligation or similar arrangement permitted hereunder to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, other agreement or document or purchase money arrangement or Capital Lease Obligation, require the consent of a third party (unless such consent has been received, it being understood and agreed that the Loan Parties shall have no obligation to obtain such consent) or create a right of termination in favor of any other party thereto (other than the Borrower and its Subsidiaries) (in each case, to the extent such restriction is not entered into in contemplation of avoiding the requirements of the Loan Documents (other than customary permitted purchase money security interests or similar arrangements)) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law, other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC, PPSA or other applicable law notwithstanding such prohibition; (xii) (A) [reserved], (B) Equity Interests in any Person that is not a wholly owned Subsidiary, (C) Equity Interests in captive insurance subsidiaries, not-for-profit subsidiaries, and Securitization Subsidiaries, (D) except to the extent a Lien can be perfected by a UCC financing statement or other Foreign Financing Statement, Equity Interests in Immaterial Subsidiaries that are not Loan Parties, (E) Margin Stock and (F) with respect to any Subsidiary that is a CFC or a CFC Holdco, Equity Interests of such Subsidiary; provided that 100% of the non-voting equity interests and 65% of the voting equity interests of a wholly-owned Subsidiary that is a CFC or a CFC Holdco, in each case, that is directly owned by a Loan Party shall not be Excluded Property; (xiii) any assets of any CFC or CFC Holdco; (xiv) assets located in or governed by any Excluded Jurisdiction (other than stock certificates and intercompany debt of Subsidiaries organized in Excluded Jurisdictions otherwise required to be pledged and assets that can be perfected by the filing of a UCC financing statement or equivalent), including any Intellectual Property or fee owned real property located in an Excluded Jurisdiction, (xv) assets where the cost or burden of obtaining or perfecting a Lien therein (including any adverse tax consequences) exceeds the benefit to the Lenders afforded thereby, as reasonably determined by the Administrative Agent and the Borrower, (xvi) without duplication of clause (F) above, assets to the extent a security interest in such assets would result in material adverse tax consequences, as reasonably determined by the Borrower in good faith in consultation with the Administrative Agent and (xvii) Consumer Goods (as defined in the PPSA).
Notwithstanding anything to the contrary herein, (x) “Excluded Property” shall not include any proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (i) through (xv) (unless such proceeds, substitutions or replacements would constitute “Excluded Property” referred to in any of clauses (i) through (xv)) and (y) in no event shall any Excluded Property be excluded from the operation of any floating charge (or the equivalent) pursuant to any Security Document governed by Irish Law or English law.
“Excluded Subsidiary” means any Subsidiary of the Borrower that is one of the following and has not been designated by the Borrower as an Electing Guarantor hereunder: (a) a CFC; (b) a CFC Holdco; (c) a direct or indirect Subsidiary of a CFC or a CFC Holdco; (d) a Person that is not a direct or indirect wholly owned Subsidiary (other than with respect to directors’ qualifying or nominee shares) (including any Joint Venture); (e) an Immaterial Subsidiary (other than, at the option of the Borrower, any Immaterial Subsidiary that is an Electing Guarantor); (f) a Foreign Subsidiary; (g) a captive insurance subsidiary; (h) not-for-profit Subsidiary; (i) any subsidiary (x) that is prohibited or restricted from guaranteeing the Secured Obligations by (A) applicable Requirement of Law or (B) any contractual obligation that, in the case of this clause (B), exists on the Closing Date or at the time such Subsidiary becomes a Subsidiary and was not implemented in contemplation of such Subsidiary becoming a Subsidiary in order to avoid the requirement of providing a Guarantee (but only to for so long as such prohibition or restriction remains in place or no longer applies), (y) that would require a governmental (including regulatory) or third-party consent, approval, license or authorization in order to provide a

Guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), unless such consent, approval, license or authorization has been received (it being understood and agreed that none of the Borrower and any of its Subsidiaries shall have any obligation to obtain (or seek to obtain) any such consent, approval, license or authorization), or (z) where the provision of a Guarantee would result in material adverse tax consequences to the Borrower and its Subsidiaries or any Parent Entity as reasonably determined by the Borrower, in consultation with the Administrative Agent; provided that each such Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to clause (i)(y) above if such consent, approval, license or authorization has been obtained; (j) a special purpose entity; (k) any other Subsidiary to the extent that the Administrative Agent and the Borrower reasonably determine the cost and/or burden of obtaining the Guarantee outweighs the practical benefit to the Lenders; (l) [reserved]; (m)  any Subsidiary acquired by the Borrower or any Subsidiary that, at the time of the relevant investment, is an obligor in respect of assumed Indebtedness permitted by Section 6.01 to the extent (and for so long as) the documentation governing the applicable assumed Indebtedness prohibits such Subsidiary from providing a Guarantee (which prohibition was not implemented in contemplation of such Subsidiary becoming a Subsidiary in order to avoid the requirement of providing a Guarantee); and (n) solely in the case of any Swap Obligation that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (which for the avoidance of doubt shall be determined after giving effect to any “keepwell, support or other agreement” (as such terms are used under the Commodity Exchange Act)), any Domestic Subsidiary that is not an “eligible contract participant” as defined under the Commodity Exchange Act and the regulations thereunder. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, the Borrower and any Subsidiary which owns or exclusively licenses Material Intellectual Property shall not constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of such Guarantor or the grant of such security interest by such Guarantor becomes or would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient:
(a)    any Taxes imposed on or measured by such Recipient’s net income (however denominated) or net profits and franchise Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes;
(b)    any branch profits Taxes imposed under Section 884(a) of the Code, or any similar branch profits Tax, imposed by any jurisdiction described in clause (a);

(c)    in the case of a Lender, any U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Recipient (i) acquires such interest in the applicable Commitment or, if such Recipient did not fund the applicable Loan pursuant to a prior Commitment, on the date such Recipient acquires the applicable interest in such Loan (provided that this clause (i) shall not apply to a Loan or Commitment acquired pursuant to an assignment request by the Borrower under Section 2.19), or (ii) designates a new lending office, except in each case to the extent that such Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17 of this Agreement or;
(d)    any Taxes attributable to such Recipient’s failure to comply with Section 2.17(e) or Section 2.17(g), as applicable; and
(e)    any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 6, 2019, by and among the Borrower, each Subsidiary of the Borrower from time to time designated as a guarantor thereunder, the lenders from time to time party thereto and Jefferies Finance LLC (as successor administrative agent to Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent (as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date).
“Extended Revolving Commitment” has the meaning set forth in Section 2.24(a)(i).
“Extended Revolving Loans” has the meaning assigned to such term in Section 2.24(a)(i).
“Extended Term Loans” has the meaning set forth in Section 2.24(a)(ii).
“Extending Lenders” has the meaning set forth in Section 2.24(a)(ii).
“Extending Revolving Loan Lender” has the meaning set forth in Section 2.24(a)(i).
“Extending Term Lender” has the meaning set forth in Section 2.24(a)(ii).
“Extension” has the meaning set forth in Section 2.24(a).
“Extension Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower executed by each of (a) the Borrower and (b) each Extending Revolving Loan Lender and Extending Term Lender, as the case may be, in connection with any Extension.
“Extension Offer” has the meaning set forth in Section 2.24(a).
“FATCA” means Sections 1471 through 1474 of the Code as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with) and any current or future Treasury Regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreement (and any related laws, regulations or official administrative practices) implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.
“Fee Letter” means that certain Fee Letter, dated June 30, 2025, by and between Borrower and Administrative Agent.
“Financial Officer” of any Person means the president, the chief financial officer, vice president of finance, principal accounting officer or treasurer of such Person (or, in the case of any Person that is a Non-US Subsidiary, a director of such Person).
“First Lien Indebtedness” means, on any date of determination, the aggregate outstanding principal amount of Total Indebtedness of the Borrower and its Subsidiaries as of the Applicable Date of Determination that is not subordinated in right of payment to the Obligations and is secured by a Lien on the Collateral that ranks on an equal priority basis with the Liens on the Collateral securing the Obligations. First Lien Indebtedness shall be calculated subject to Section 1.06, and shall exclude, for the avoidance of doubt, Indebtedness in respect of any Cash Management Services.
“First Lien Net Leverage Ratio” means, on any date of determination, the ratio of (i) First Lien Indebtedness as of the Applicable Date of Determination, less the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as of the Applicable Date of Determination; provided that, (a) such unrestricted cash and Cash Equivalents may not include any funds on deposit in a Specified Money Market Account at any time unless such Specified Money Market Account is (1) located in the United States of America, any State thereof or the District of Columbia, (2) subject to a Control Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties or (3) a Specified Foreign Money Market Account (each Money Market Account described in clauses (1), (2) or (3), a “Netted Money Market Account”) and (b) other than with respect to any Netted Money Market Account, from and after the date that is one hundred and twenty (120) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), unrestricted cash and Cash Equivalents shall be netted against First Lien Indebtedness only to the extent deposited in a deposit account that is located in the United States of America, any State thereof or the District of Columbia and that is subject to a Control Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, to (ii) EBITDA for the applicable Test Period.
“First Lien Senior Secured Additional Debt” means Incremental Equivalent Debt or Term Loan Exchange Notes, in each case that is not subordinated in right of payment to the Initial Term Loans and the Initial Revolving Loans and is secured by a Lien that is not junior to the Lien securing the Obligations.
“fixed basket” has the meaning assigned to such term in Section 1.11.
“Flood Hazard Property” means an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
“Flood Insurance Laws” shall mean, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood

Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means a rate of interest equal to 1.50% per annum.
“Foreign Collateral” means Collateral pursuant to any Collateral Document organized under the laws of a jurisdiction other than the United States of America and Canada (or any state, province, or other division or sub-division thereof).
“Foreign Disposition” has the meaning set forth in Section 2.11(f).
“Foreign Financing Statement” means, with respect to any Included Jurisdiction (or in the case of any other Electing Guarantor, such other applicable law), any equivalent of a UCC financing statement, including a PPSA financing statement or a registration form (requisition d’inscription) for a hypothec pursuant to the Civil Code.
“Foreign Guarantor” means, (a) each Subsidiary organized or incorporated under the laws of an Included Jurisdiction other than the United States of America and (b) each Foreign Subsidiary of the Borrower designated as an Electing Guarantor by Borrower so long as the Administrative Agent shall be reasonably satisfied with the guarantee, liens and security interests to be provided by such Foreign Subsidiary as a condition to such entity becoming an Electing Guarantor.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Prepayment Event” has the meaning set forth in Section 2.11(f).
“Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than an Included Jurisdiction.
“GAAP” means, subject to the limitations set forth in Section 1.04, generally accepted accounting principles in the United States of America, as in effect from time to time.
“General Prepayment Basket” has the meaning assigned to such term in Section 6.06(b)(xi).
“General RP Basket” has the meaning assigned to such term in Section 6.06(a)(xiv).
“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, company, partnership, trust, limited liability company, association, Joint Venture or other business entity.
“Governmental Authority” means the government of the United States of America, Canada or any other nation or, in each case, any political subdivision thereof, whether state, county, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guaranteed” has a meaning correlative thereto.
“Guarantee Limitations” has the meaning specified in the applicable Guaranty, as may be supplemented from time to time in accordance with the terms thereof.
“Guaranteed” has the meaning assigned to such term in the definition of “Guarantee”.
“Guarantors” means any Subsidiary of the Borrower that has Guaranteed the Obligations pursuant to the Guaranty or the Canadian Guarantee, as applicable, including, for the avoidance of doubt, any Foreign Guarantor; provided, that no Excluded Subsidiary will be required to become a Guarantor.
“Guaranty” means the Guaranty executed by the applicable Guarantors substantially in the form of Exhibit E as supplemented from time to time; provided that with respect to any Foreign Guarantor, such form may be adjusted in form and substance reasonably satisfactory to the Administrative Agent.
“Hazardous Materials” means all explosive or radioactive substances, materials or wastes, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to or which can give rise to liability under any Environmental Law.
“Hypothecary Representative” has the meaning assigned to such term in Section 8.01.
“Immaterial Subsidiary” means, on any date of determination, any Subsidiary of the Borrower that (i) has total assets of less than 5.0% of the Total Assets of the Borrower and its Subsidiaries calculated on a Pro Forma Basis as of the Applicable Date of Determination or (ii) generates less than 5.0% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that Immaterial Subsidiaries shall not, in the aggregate, (x) have total assets in excess of 5.0% of the Total Assets of the Borrower and its Subsidiaries as of any Applicable Date of Determination or (y) generate more than 7.5% of EBITDA calculated on a Pro Forma Basis for any Test Period.

“Included Jurisdiction” means any state, territory, province or sub-territory located in the United States of America, Canada, the United Kingdom or Ireland or any sub-division thereof.
“Incremental Cap” means, on any date of determination, the sum of:
(a)    the greater of $21,000,000 and 35% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period, plus
(b)    the sum of (i) the aggregate principal amount of all Term Loans voluntarily prepaid pursuant to Section 2.11(a) (including repurchases, redemptions or other extinguishment at or below par (but, with respect to purchases below par, limited to the actual purchase price)), (ii) the aggregate principal amount of all Incremental Loans, Incremental Equivalent Debt or Other Applicable Indebtedness, in each case, to the extent secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, voluntarily prepaid (including repurchases at or below par (but, with respect to purchases below par, limited to the actual purchase price)) (and in the case of any Indebtedness consisting of revolving indebtedness, to the extent accompanied by a permanent reduction of the associated revolving commitments), (iii) the aggregate amount of all Term Loans repurchased and prepaid pursuant to Section 2.11(i) or otherwise in a manner not prohibited by Section 9.04(b)(vii) (in each case, including repurchases at or below par (but, with respect to purchases below par, limited to the actual purchase price)), (iv) the aggregate amount of all payments made in connection with the Borrower’s exercise of its rights pursuant to Section 9.02(c) (to the extent such Term Loans or Revolving Commitments are permanently retired or terminated, rather than assigned), and (v) all voluntary prepayments of Revolving Loans (to the extent accompanied by a permanent reduction of Revolving Commitments pursuant to Section 2.08(c)), in the case of each of clauses (i) through (v), made on or prior to such date and to the extent not funded with the proceeds of long-term Indebtedness (other than Revolving Loans or other revolving indebtedness); provided that the aggregate amount included in the calculation of the Incremental Cap pursuant to this clause (b) shall not exceed $30,000,000 in the aggregate at any time, plus
(c)    in the case of any Incremental Loans or Incremental Commitments that effectively extend the Latest Maturity Date of any Loans or Commitments, an amount equal to the portion of such Loans or Commitments to be replaced with such Incremental Loans or Incremental Commitments, in each case, limited to the lesser of (x) the applicable Incremental Loans or Incremental Commitments and (y) the Loans or Commitments being extended, plus
(d)    the maximum aggregate principal amount that can be incurred without causing (i) in the case of Incremental Facilities, Permitted Ratio Debt or Incremental Equivalent Debt that is secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, (A) the Senior Secured Net Leverage Ratio, after giving effect to the incurrence of any Incremental Facility, Permitted Ratio Debt or Incremental Equivalent Debt (which shall assume (x) that the full amount of any Incremental Revolving Facility being established at such time is fully drawn and (y) the proceeds of such Incremental Loans, Permitted Ratio Debt or Incremental Equivalent Debt incurred on such date of determination are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “Senior Secured Net Leverage Ratio”) and the use of proceeds thereof (and all related Investments and other transactions consummated or to be consummated in connection therewith (including the repayment of indebtedness)), on a Pro Forma Basis, to exceed 4.00:1.00 and (B) such Indebtedness is subject to subject to a Customary Intercreditor Agreement; and (ii) in the case of other Incremental Facilities, Permitted Ratio Debt or Incremental Equivalent Debt that is unsecured, the Total Net Leverage Ratio, after giving effect to the incurrence of any Incremental Facility, Permitted Ratio Debt or Incremental Equivalent Debt (which shall assume (x) that the full amount of any Incremental Revolving Facility being established at such time is fully drawn and (y) the proceeds of such Incremental Loans, Permitted Ratio Debt or Incremental Equivalent Debt incurred on such date of determination are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “Total Net Leverage Ratio”) and the use of proceeds thereof (and all related Investments and other transactions consummated or to be consummated in connection therewith (including the repayment of indebtedness)), on a Pro Forma Basis, to exceed 4.25:1.00.
Any ratio calculated for purposes of determining the “Incremental Cap” shall be calculated on a Pro Forma Basis and subject to Section 1.05 to the extent applicable. It is understood and agreed that (i) the Borrower may select utilization order (in whole or in part, including combinations thereof) under clauses (a), (b) and (d) above in its sole discretion and, if the Borrower does not make an election, the Borrower will be deemed to have elected clause (d) to the maximum extent permitted thereunder, (ii) any loans or commitments may be incurred under any combination of clauses (a), (b) and (d) above, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (d) above without giving effect to any loans or commitments to be incurred or established under clauses (a) and (b) above, but giving effect to the use of proceeds of all such loans and commitments and related transactions on a Pro Forma Basis, and then calculating the incurrence under clauses (a) and (b) above (if any), and (iii) any loans or commitments incurred or established in reliance on clause (a) or (b) above will, unless the Borrower otherwise elects, automatically be reclassified from time to time after the incurrence or establishment of such loans or commitments as having been incurred or established in reliance on clause (d) above if at any time the applicable leverage ratio test under clause (d) above (determined without duplication of any amounts to be reclassified) is satisfied on a Pro Forma Basis at such time (for purposes of clarity, with any such reclassification having the effect of increasing the Borrower’s ability to incur loans and commitments under clause (a) or (b), as applicable, as of the date of such reclassification by the portion of such loans or commitments so reclassified).
“Incremental Equivalent Debt” means Indebtedness in the form of (x) first priority senior secured notes and/or junior lien secured notes and/or unsecured notes and/or (y) first priority senior secured loans and/or junior lien secured loans and/or unsecured loans, in each case issued pursuant to an indenture, note purchase agreement, credit agreement or other agreement, as applicable, and in lieu of the incurrence of a portion of the Incremental Facility, and in each case issued in a public offering, Rule 144A or other private placement or bridge in lieu of the foregoing, or senior or subordinated “mezzanine” debt (which may be in the form of loans or notes and limited to being secured solely on a junior lien basis); provided that:
(a)    (i) subject to Section 1.05, no Event of Default shall exist on the date such Indebtedness is incurred; provided that, in the case of any Limited Condition Transaction, such condition shall be deemed satisfied so long as no Specified Event of Default is continuing as of the LCT Test Date; and (ii) except to the extent waived by the lenders providing such Indebtedness, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on the date such Indebtedness is incurred (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such specified date, if earlier); provided that, in the case of any Limited Condition Transaction, only the Specified Representations (conformed as necessary for such transaction) shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on the LCT Test Date (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such specified date, if earlier),

(b)    after giving effect to the incurrence of any such Indebtedness and the use of proceeds thereof (and all Investments and other transactions consummated or to be consummated in connection therewith), on a Pro Forma Basis, the aggregate principal amount of all Incremental Facilities, all Incremental Equivalent Debt and all Permitted Ratio Debt outstanding on the date such Indebtedness is incurred shall not exceed the Incremental Cap,
(c)    such Indebtedness shall not have a final maturity date that is earlier than the Latest Maturity Date of, or have a shorter Weighted Average Life to Maturity than, the then-outstanding Initial Term Loans (without giving effect to any amortization or prepayments on the Initial Term Loans), in each case, other than in the case of any Indebtedness in the form of Customary Bridge Loans,
(d)    no Lender shall be obligated to provide any such Indebtedness unless it so agrees; provided, however, that each Lender shall be provided, upon no less than ten (10) Business Days’ prior notice of the date of the proposed incurrence of such Indebtedness, a bona fide offer to participate in such Indebtedness on a pro rata basis (and any amounts declined by such Lender shall be offered ratably to the remaining Lenders before being offered to any proposed additional Person that is not an existing Lender),
(e)    if such Indebtedness is secured, it shall be subject to a Customary Intercreditor Agreement,
(f)    the definitive documentation governing such Indebtedness may provide that the lenders thereunder shall participate on a pro rata basis or less than pro rata basis with respect to any voluntary prepayments of the Initial Term Loans or a pro rata basis (with respect to any such Indebtedness that is pari passu in right of payment and security with the Initial Term Loans) or less than pro rata basis in any mandatory prepayments of the Initial Term Loans,
(g)    solely in the case of any such Indebtedness in the form of term loans or term notes that are pari passu in right of payment and secured by the Collateral on a pari passu basis with the Initial Term Loans, such Indebtedness shall be subject to MFN Protection solely to the extent any Incremental Term Facility incurred in lieu thereof would be subject to MFN Protection, and
(h)    any such Indebtedness incurred by a Subsidiary that is not a Loan Party or secured by assets which do not constitute Collateral shall not exceed the Aggregate Non-Guarantor Debt Cap.
“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).
“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(d).
“Incremental Loans” means, collectively, the Incremental Revolving Loans and the Incremental Term Loans.
“Incremental Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Revolving Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Revolving Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a).
“Incremental Revolving Lender” has the meaning assigned to such term in Section 2.20(e).
“Incremental Revolving Loan” means a Loan made under an Incremental Revolving Facility.
“Incremental Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a).
“Incremental Term Loan” means a Loan made under an Incremental Term Facility.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar written instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all obligations of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of obligations of the type described in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others, (g) the principal component of Capital Lease Obligations of such Person, (h) all direct obligations in respect of any drawn and unreimbursed letters of credit and letters of guaranty of such Person (except to the extent such letters of credit, or letters of guaranty relate to trade payables and such outstanding amounts are satisfied within thirty (30) days after incurrence), (i) all reimbursement obligations, of such Person in respect of bankers’ acceptances (except to the extent such bankers’ acceptances relate to trade payables and such outstanding amounts are satisfied within thirty (30) days after incurrence), (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person to the extent that such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Latest Maturity Date in effect at the time of issuance of such Equity Interests (other than as a result of a Change in Control, asset sale or similar event), and (k) to the extent not otherwise included in this definition, net obligations of such Person under Swap Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement; provided, however, that (A) intercompany Indebtedness among the Borrower and its Subsidiaries and (B) obligations constituting non-recourse Indebtedness shall only constitute “Indebtedness” for purposes of Section 6.01 and not for any other purpose hereunder). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (r) deferred obligations under any management, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities and expenses owed to the Borrower or any of its respective Affiliates, (s) accruals for (A) payroll and (B) other non-interest bearing liabilities accrued in the ordinary course of business, (t) any purchase price adjustment, earn-out or other deferred purchase price obligation, unless such obligation is not paid within 30 days after becoming earned, due and payable (unless such obligation is being properly contested in good faith, in which case such obligation shall not constitute Indebtedness for so long as such obligation continues to be properly contested) or any non-compete or consulting obligation, (u) purchase price holdbacks in respect of a portion of the purchase price of an Acquisition or other asset, (v) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to an Acquisition, (w) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and other accrued obligations (including transfer pricing and accruals for payroll and other operating expenses accrued in the ordinary course of business), in each case incurred in the ordinary course of business, (x) operating leases and (y) customary obligations under employment agreements and deferred compensation. For the purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness and (ii) the amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding the foregoing, Indebtedness of the Borrower and its Subsidiaries shall exclude (1) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits and (2) reserves for deferred taxes.
“Indemnified Liabilities” has the meaning assigned to such term in Section 9.03(b).
“Indemnified Taxes” means all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or for the account of a Loan Party under any Loan Document.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Information” has the meaning assigned to such term in Section 9.12.
“Initial Revolving Commitments” means Revolving Commitments of the Revolving Lenders as of the Closing Date.
“Initial Revolving Loan” means a Revolving Loan made by a Lender to the Borrower in respect of an Initial Revolving Commitment pursuant to Section 2.01(b).
“Initial Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make an Initial Term Loan hereunder on the Closing Date pursuant to Section 2.01(a). The initial amount of each Term Lender’s Initial Term Commitment is set forth on Schedule 2.01(a).
“Initial Term Loans” means the Term Loans made on the Closing Date pursuant to Section 2.01(a).
“Intellectual Property” has the meaning assigned to such term in the Security Agreement or the Canadian Security Agreement, or other Loan Document, as applicable.

“Intercompany Note” means that certain intercompany note in the form of Exhibit L annexed hereto, dated as of the Closing Date, among the Borrower and its Subsidiaries.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Loan Borrowing or Term Loan Borrowing in accordance with Section 2.07.
“Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    interest expense of such Person for such period, to the extent such expense was deducted (and not added back) in computing Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations and (e) net payments, if any, pursuant to interest rate Swap Obligations with respect to Indebtedness, and excluding (s) one-time cash costs associated with breakage in respect of Swap Agreements, (t) any “additional interest” or “liquidated damages” with respect to securities for failure to comply with registration rights obligations, (u) penalties and interest relating to Taxes, (v) accretion or accrual of discounted liabilities other than Indebtedness, (w) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with any acquisition, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees (including annual agency fees paid to any administrative agent or collateral agent under any credit facilities or the debt instruments or documents) and (z) interest with respect to Indebtedness of any parent of such Person appearing upon the balance sheet of such Person solely by reason of push-down accounting under GAAP); plus
(2)    capitalized interest of such Person for such period, whether paid or accrued; plus
(3)    all scheduled cash dividends or other recurring distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary of such Person during such period; plus
(4)    all scheduled cash dividends or other recurring distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during this period.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Unless otherwise provided herein, Interest Expense shall be calculated with respect to the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Borrowing, the last Business Day of each March, June, September and December and (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or twelve months or any duration shorter than one month thereafter if, at the time of the relevant Borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available), as specified in the applicable Borrowing Request; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Term Loan Maturity Date or Revolving Loan Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 1.12(e) shall be available for specification in such Borrowing Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Internally Generated Cash” means cash generated by the Borrower and its Subsidiaries and not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests or (y) proceeds of the incurrence of Indebtedness (other than draws on any revolving line of credit).
“Investment” means (i) any purchase or other acquisition by the Borrower or any Subsidiary of, or of a beneficial interest in, any Equity Interests or Indebtedness of any other Person (including any Subsidiary) and (ii) any loan (including Guarantees) or advance constituting Indebtedness of such other Person (other than accounts receivable, credit card and debit card receivables, trade credit, advances to customers, advances to officers, directors, members of management and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures, in each case, in the ordinary course of business) or capital contribution by the Borrower or any Subsidiary to any other Person (including any Subsidiary); provided that, in the event that any Investment is made by the Borrower or any Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04. The amount of any Investment outstanding as of any time shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Borrower’s good faith estimate of the fair market value of such asset or property at the time such Investment is made) plus (without duplication of any amount of Investments expended pursuant to Section 6.04) the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less all Returns received by the Borrower or any Subsidiary in respect thereof.
“IP Security Agreement” has the meaning assigned to such term in the Security Agreement.
“IRS” means the U.S. Internal Revenue Service.
“Irish Loan Party” means, Upland Software Interfax Ireland Limited, a private company limited by shares incorporated under the laws of Ireland, and each other Subsidiary (other than any Excluded Subsidiary) incorporated under the laws of Ireland that becomes a Guarantor.
“Joint Venture” means a joint venture, partnership or similar arrangement, whether in corporate, partnership or other legal form.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.
“Junior Debt” has the meaning assigned to such term in Section 6.06(b).
“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Term Loan, Incremental Revolving Commitment, Incremental Revolving Loan, Extended Term Loan, Extended Revolving Commitment, Extended Revolving Loan, Other Term Loan or any Other Term Commitment, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial, territorial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” has the meaning assigned to such term in Section 1.05.
“LCT Test Date” has the meaning assigned to such term in Section 1.05.
“Lead Arranger” means Sound Point Agency LLC, in its capacity as the sole lead arranger and sole bookrunner in respect of the credit facilities provided herein.
“Legal Reservations” means:
(a)    the principle that certain remedies (including equitable remedies and remedies that are analogous to equitable remedies in the applicable jurisdiction) may be granted or refused at the discretion of the court, the principles of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration, examinership and other laws generally affecting the rights of creditors and secured creditors and similar principles or limitations under the laws of any applicable jurisdiction;
(b)    the time barring of claims under applicable limitation laws and defenses of acquiescence, set-off or counterclaim and the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void and defenses of setoff, counterclaim or acquiescence and similar principles or limitations under the laws of any applicable jurisdiction;
(c)    the principle that in certain circumstances security interests granted by way of fixed charge may be re-characterized as a floating charge or that security interests purported to be constituted as an assignment may be re-characterized as a charge;
(d)    the principle that additional or default interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)    the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;
(f)    the principle that the creation or purported creation of security interests over (i) any asset not beneficially owned by the relevant charging company at the date of the relevant security document or (ii) any contract or agreement which is subject to a prohibition on transfer, assignment or charging, may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which security interests have purportedly been created;
(g)    the possibility that a court may strike out a provision of a contract for rescission or oppression, undue influence or similar reason;
(h)    the principle that a court may not give effect to any parallel debt provisions, covenants to pay the Administrative Agent or other similar provisions;
(i)    the principle that certain remedies in relation to regulated entities may require further approval from government or regulatory bodies or pursuant to agreements with such bodies;
(j)    similar principles, rights and defenses under the laws of any relevant jurisdiction;
(k)    the principles of private and procedural laws of the relevant jurisdiction which affect the enforcement of a foreign court judgment;
(l)    the principle that in certain circumstances pre-existing security interests purporting to secure an incremental loan or incremental commitment, further advances or any refinancing indebtedness may be void, ineffective, invalid or unenforceable; and
(m)    any other matters which are set out as qualifications or reservations (however described) as to matters of law in the legal opinions delivered under or in connection with the Loan Documents.
“Lender Counterparty” means any counterparty to a Secured Swap Agreement or Secured Cash Management Agreement, as applicable.
“Lenders” means the Persons who are “Lenders” under this Agreement on the Closing Date, any Additional Lenders, any Additional Refinancing Lenders and any other Person that shall have become a party hereto as a Lender pursuant to Section 9.04, other than any such Person that ceases to be a party hereto pursuant to Section 9.04.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, assignment by way of security, hypothecation (including a hypothec under the Civil Code), security interest or similar encumbrance given in the nature of a security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Limited Condition Transaction” means (a) any Acquisition or similar Investment by the Borrower or any Subsidiary of or in any assets, business or Person permitted by this Agreement that the Borrower or such Subsidiary is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the terms of the applicable agreement) and the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, (b) any prepayment, repurchase or redemption of Indebtedness by the Borrower, any Parent Entity or any Subsidiary permitted by this Agreement requiring irrevocable notice in advance of such prepayment, repurchase or redemption and (c) any dividends or distributions on, or redemptions of, Equity Interests by the Borrower, any Parent Entity or any Subsidiary requiring irrevocable notice in advance of such dividends or distributions.
“Loan Documents” means this Agreement, the Fee Letter, each Incremental Facility Amendment, each Refinancing Amendment, the Guaranty, each Customary Intercreditor Agreement (if any), the Security Documents and any other agreement designated in writing as a “Loan Document” by the Borrower and the Administrative Agent.
“Loan Parties” means each of the Borrower and the Guarantors (each, individually, a “Loan Party”).
“Loans” means the Term Loans, the Revolving Loans and any other loans made by any Lenders to the Borrower pursuant to this Agreement, any Incremental Facility Amendment, Extension Amendment or any Refinancing Amendment.
“Lockup Agreement” means a lockup agreement, dated as of the Closing Date, by and between John T. McDonald and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.
“Margin Stock” has the meaning assigned thereto in Regulation U of the Board.
“Master Agreement” has the meaning assigned to such term in the definition of “Swap Agreement”.
“Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on (i) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Borrower and its Subsidiaries (taken as a whole) to perform their payment obligations under the Loan Documents or (iii) the material rights or remedies available to the Administrative Agent, the Administrative Agent and the Lenders under the Loan Documents (other than due to the action or inaction of the Administrative Agent, the Administrative Agent, the Lenders or any other Secured Party under the Loan Documents).
“Material Indebtedness” means any Indebtedness (other than the Loans) of the Borrower and its Subsidiaries in an aggregate outstanding principal amount exceeding the Threshold Amount.
“Material Intellectual Property” means Intellectual Property that is material to the operation of the businesses of the Borrower and its Subsidiaries taken as a whole, as reasonably determined by the Borrower in good faith.
“Material Real Property” means any parcel of real property and improvements thereto owned in fee simple by a Loan Party and which has a fair market value (estimated in good faith by the Borrower) in excess of $5,000,000 as of the time such property is acquired (or, if such property is owned by a Person at the time it becomes a Loan Party pursuant to Section 5.11, as of such date); provided, however, the term “Material Real Property” shall not include any Excluded Property.
“Material Subsidiary” means, at any date of determination, each Subsidiary that is not an Immaterial Subsidiary.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“May 2025 Financial Model” means the financial model provided by the Borrower to the Administrative Agent dated May 30, 2025.
“MFN Protection” has the meaning assigned to such term in Section 2.20(a)(v).
“Minimum Extension Condition” has the meaning set forth in Section 2.24(b).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means a mortgage, debenture, deed of trust, deed of hypothec or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance approved by Administrative Agent in its reasonable discretion, or at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Administrative Agent in its reasonable discretion, adding such Additional Mortgaged Property to the real property encumbered by such existing Mortgage.
“Mortgage Policy” has the meaning assigned to such term in Section 5.11(f)(ii).
“Mortgaged Property” means, each parcel of Material Real Property owned by a Loan Party respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party makes or is obligated to make contributions, or otherwise has any actual or contingent liability (including any liability on account of any ERISA Affiliate).
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.
“Net Income” means, for any period, the net income (loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that there will not be included in such Net Income:
(a)    any net income (loss) of any Person (other than the Borrower) if such Person is not a Subsidiary, except that any equity in the net income of any such Person for such period will be included in such Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person and derived from its internally generated cash during such period to Borrower or any Subsidiary as a dividend or other distribution or as a return on investment;
(b)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Subsidiary (including pursuant to any Sale Leaseback) which is not sold or otherwise disposed of in the ordinary course of business;
(c)    [reserved];
(d)    the cumulative effect of changes in accounting principles;
(e)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts;
(f)    all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;
(g)    any unrealized gains or losses in respect of Swap Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Obligations;
(h)    any unrealized foreign currency transaction gains or losses and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(i)    any recapitalization or purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(j)    any goodwill or other asset impairment charge or write-off or write-down;
(k)    any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments;
(l)    accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transactions in accordance with GAAP;
(m)    any net unrealized gains and losses resulting from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;
(n)    [reserved];
(o)    the amount of any expense to the extent a corresponding amount is received in cash by the Borrower or any Subsidiary from a Person that is not the Borrower or a Subsidiary; provided that such payment has not been included in determining Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); and
(p)    cash and non-cash charges, paid or accrued, and gains resulting from the application of Financial Accounting Standards No. 141R (Accounting Standards Codification Topic 805) (including with respect to earn-outs incurred by the Borrower or any Subsidiary).
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, but only as and when received, including (x) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction), any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (y) in the case of a casualty event, cash insurance proceeds (excluding, for the avoidance of doubt, business interruption insurance), and (z) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all reasonable fees and expenses (including commissions, discounts, Taxes and legal, accounting and other professional and transactional fees) paid or payable by the Borrower or any Subsidiary to third parties in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), (I) the amount of payments made or required to be made in respect of Indebtedness (other than Loans) secured by a prior Lien on such asset or otherwise subject to mandatory prepayment (other than under this Agreement) as a result of such event, or which by applicable law be repaid out of the proceeds of such Disposition, casualty, claim, condemnation or similar proceeding and (II) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Subsidiary, (iii) the amount of all Taxes (or Restricted Payments in respect of Taxes) paid (or reasonably estimated to be payable or accrued as a liability under GAAP) by the Borrower or any Subsidiary as a result of such event (including, for the avoidance of doubt, income, withholding or other Taxes payable as a result of the distribution of such proceeds to the Borrower), (iv) the amount of any reserves established by the Borrower or the applicable Subsidiary to fund liabilities estimated to be payable as a result of such event (as determined in good faith by a Responsible Officer of the Borrower), (v) in the case of any Disposition or casualty or condemnation or similar proceeding by a non-wholly owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Borrower or a wholly owned Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.
“Netted Money Market Account” has the meaning assigned to such term in the definition of ‘First Lien Net Leverage Ratio’.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).
“Non-Debt Fund Affiliate” means any affiliate of the Borrower, other than (i) any of its Subsidiaries, (ii) any Debt Fund Affiliate and (iii) any natural person.
“Non-US Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.
“Note” means a Term Note or a Revolving Note, as the context may require.
“Obligations” means all advances to, debts, liabilities and obligations of every nature of each Loan Party from time to time owed to the Administrative Agent, any Lead Arranger, the Lenders or any of them, in each case, arising under any Loan Document whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), prepayment premiums, fees payable pursuant to the Loan Documents (including fees which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such fees in the related bankruptcy proceeding), expenses payable pursuant to the Loan Documents (including expenses which, but for the filing of a petition in bankruptcy solely with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such expenses in the related bankruptcy proceeding), indemnification or otherwise; provided that for the avoidance of doubt, the “Obligations” of any Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantor.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Organizational Documents” of any Person means the charter, memorandum and articles of association, articles or certificate of organization, incorporation (including any certificates of incorporation on change of name), amalgamation, or arrangement and bylaws, constitution, or other organizational or governing or constitutive documents of such Person.
“Other Applicable Indebtedness” means First Lien Senior Secured Additional Debt, Refinancing Notes and any other Indebtedness which, in each case, is secured by the Collateral on a pari passu basis with the Liens securing the Obligations.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).
“Other Taxes” means all present or future recording, stamp, court, documentary, intangible, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“Other Term Commitments” means, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Term Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Term Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.
“Other Term Loans” means one or more Classes of Loans made pursuant to any Other Term Commitment.
“Parent Entity” means any Person of which the Borrower at any time becomes a subsidiary of after the Closing Date.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning specified in Section 9.04(c).
“Participating Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Participating Member State” means each state so described in any EMU Legislation.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in Section 4002 of ERISA and any successor entity performing similar functions.
“Perfection Requirements” means, in respect of any Foreign Guarantor or Foreign Collateral (as applicable), the making or the procuring of the appropriate registrations, filing, endorsements, registrations in the relevant registers, acknowledgement, notarization, stampings and/or notifications of or under the Security Agreements and/or the security interests created thereunder and any other actions or steps, necessary in any jurisdiction or under any laws or regulations in order to create or perfect any security interests or the Security Documents or to achieve the relevant priority expressed therein.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Debt Exchange” has the meaning specified in Section 2.25(a).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.25(a).
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes, assessments or other governmental charges or levies that are not yet due or delinquent, are not more than sixty (60) days overdue, are not required to be paid pursuant to Section 5.05 or are being contested in compliance with Section 5.05;
(b)    carriers’, warehousemen’s, supplier’s, construction contractor’s, sub-contractors’, workmen’s, mechanic’s, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law or contract, arising in the ordinary course of business and securing obligations (i) that are not yet due or (ii) (x) that are not overdue by more than sixty (60) days or (y) which obligations (1) are being contested in good faith by appropriate proceedings, (2) the Borrower or the applicable Subsidiary has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with GAAP and (3) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
(c)    Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    (i) Liens, pledges and deposits to secure the performance of bids, government contracts, trade contracts (other than for borrowed money), leases, statutory obligations, deductibles, co-payment, co-insurance, retentions, premiums, reimbursement obligations or similar obligations to providers of insurance, self-insurance or reinsurance obligations, surety, stay, customs and appeal or similar bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) and other similar obligations and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this clause (d);

(e)    attachment or judgment liens in respect of judgments or decrees that do not constitute an Event of Default under Section 7.01(j);
(f)    easements, covenants, restrictions (including zoning restrictions), building code and land use laws, rights-of-way, encroachments, protrusions, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business and that either (i) individually or in the aggregate do not materially interfere with the use or occupancy of the subject real property in the ordinary conduct of business of the Borrower and its Subsidiaries, or (ii) are described in a Mortgage Policy;
(g)    Liens arising from precautionary UCC or PPSA financing statement filings made in respect of operating leases entered into by the Borrower or any of its respective Subsidiaries in the ordinary course of business;
(h)    customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements;
(i)    Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”;
(j)    with respect to any Non-US Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law; and
(k)    Liens on cash and Cash Equivalents to secure the reimbursement obligations of the Borrower or any Subsidiary in connection with letters of credit obtained from time to time in the ordinary course of business.
“Permitted Junior Lien Replacement Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Loan Parties in the form of one or more series of second lien (or junior lien) secured notes or second lien (or junior lien) secured loans; provided that (i) such Indebtedness may only be secured by assets consisting of (or, substantially concurrently with the grant of such security interest in connection with such Permitted Junior Lien Replacement Debt, also become) Collateral on a second lien (or junior lien) basis (but without regard to the control of remedies) with the Initial Term Loans to the extent secured by such Collateral, (ii) such Indebtedness satisfies the requirements set forth in clauses (i) through (v) of the definition of “Credit Agreement Refinancing Indebtedness”, (iii) either the security agreements relating to such Indebtedness are substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the Borrower and the Administrative Agent) or all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect, in each case taken as a whole (as determined by the Borrower), (iv) such secured notes do not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales (which may be offered to prepay such notes in accordance with Section 2.11(c)), changes in control or similar events (which may be offered to prepay such notes in accordance with Section 2.11(c)) and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred and (v) the secured parties thereunder, or a Senior Representative on their behalf, shall have become a party to a Customary Intercreditor Agreement which shall be entered into or shall be amended prior to or concurrently with the first issuance of Permitted Junior Lien Replacement Debt in accordance with the terms thereof to provide for the sharing of the Collateral on a second lien (or junior lien basis) among the holders of the Secured Obligations and the holders of such Permitted Junior Lien Replacement Debt.
“Permitted Pari Passu Replacement Debt” means any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Loan Parties in the form of one or more series of pari passu secured notes or pari passu secured loans; provided that (i) such Indebtedness may only be secured by assets consisting of (or, substantially concurrently with the grant of such security interest in connection with such Permitted Pari Passu Replacement Debt, also become) Collateral on a pari passu basis (but without regard to the control of remedies) with the Initial Term Loans to the extent secured by such Collateral, (ii) such Indebtedness satisfies the requirements set forth in clauses (i) through (v) of the definition of “Credit Agreement Refinancing Indebtedness”, (iii) either the security agreements relating to such Indebtedness are substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the Borrower and the Administrative Agent) or all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect, in each case taken as a whole (as determined by the Borrower), (iv) such secured notes do not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales (which may be offered to prepay such notes in accordance with Section 2.11(c)), changes in control or similar events (which may be offered to prepay such notes in accordance with Section 2.11(c)) and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred and (v) the secured parties thereunder, or a Senior Representative on their behalf, shall have become a party to a Customary Intercreditor Agreement which shall be entered into or shall be amended prior to or concurrently with the first issuance of Permitted Pari Passu Replacement Debt in accordance with the terms thereof to provide for the sharing of the Collateral on a pari passu basis among the holders of the Secured Obligations and the holders of such Permitted Pari Passu Replacement Debt.
“Permitted Ratio Debt” means any Indebtedness; provided that
(a)    (i) subject to Section 1.05, no Event of Default shall exist on the date such Indebtedness is incurred; provided that, in the case of any Limited Condition Transaction, such condition shall be deemed satisfied so long as no Specified Event of Default is continuing as of the LCT Test Date,
(b)    after giving effect to the incurrence of any such Indebtedness and the use of proceeds thereof (and all related Investments and other transactions consummated or to be consummated in connection therewith (including the repayment of any Indebtedness)), on a Pro Forma Basis, the aggregate principal amount of all Incremental Facilities, all Incremental Equivalent Debt and all Permitted Ratio Debt outstanding on the date such Indebtedness is incurred shall not exceed the Incremental Cap,
(c)    such Indebtedness shall not have a final maturity date that is earlier than the Latest Maturity Date of, or have a shorter Weighted Average Life to Maturity than, the then-outstanding Initial Term Loans, in each case, other than in the case of any Indebtedness in the form of Customary Bridge Loans;
(d)    if such Indebtedness is secured by the Collateral, it shall be subject to a Customary Intercreditor Agreement,

(e)    any such Indebtedness incurred by the Borrower or a Subsidiary that is not a Loan Party or secured by assets which do not constitute Collateral shall not exceed the Aggregate Non-Guarantor Debt Cap,
(f)    the definitive documentation governing such Indebtedness may provide that the lenders thereunder shall participate on a pro rata basis or less than pro rata basis with respect to any voluntary prepayments of the Initial Term Loans or a pro rata basis (with respect to any such Indebtedness that is pari passu in right of payment and security with the Initial Term Loans) or less than pro rata basis in any mandatory prepayments of the Initial Term Loans, and
(g)    solely in the case of any such Indebtedness in the form of term loans that is pari passu in right of payment and secured by the Collateral on a pari passu basis with the Initial Term Loans, such Indebtedness shall be subject to MFN Protection solely to the extent any Incremental Term Facility incurred in lieu thereof would be subject to MFN Protection.
“Permitted Refinancing” means modifications, replacements, restructurings, refinancings, refundings, renewals, amendments, restatements or extensions of all or any portion of Indebtedness (including any type of debt facility or debt security); provided that (a) the amount of such Indebtedness is not increased (unless the additional amount is permitted pursuant to another provision of Section 6.01) at the time of such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon, premiums or penalties paid, and fees and expenses reasonably incurred, in connection with such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension (including any fees and original issue discount incurred in respect of such resulting Indebtedness), (b) the direct and contingent obligors of such Indebtedness shall not be expanded as a result of or in connection with such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension (other than to the extent (i) any such additional obligors are or will become a Loan Party, (ii) none of such obligors on the Indebtedness being modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended are Loan Parties or (iii) as otherwise permitted by Section 6.01), (c) to the extent such Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended is subordinated in right of payment and/or in right of Lien to any of the Obligations, such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension is subordinated in right of payment and/or in right of Lien (or, in the case of Lien subordination, not secured) to such Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended (as determined in good faith by the Borrower) or otherwise reasonably acceptable to the Administrative Agent, (d) other than with respect to Indebtedness under Section 6.01(a)(iv) or (v), such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension has a final maturity date equal to or later than the final maturity date of, the Indebtedness being modified, replaced, restructured, refinanced, refunded, renewed, amended, restated or extended and (e) other than with respect to Indebtedness under Section 6.01(a)(iv) or (v), at the time of such modification, replacement, restructuring, refinancing, refunding, renewal, amendment, restatement or extension of such Indebtedness, no Event of Default shall have occurred and be continuing or result therefrom.
“Permitted Sale Leaseback” means any Sale Leaseback with respect to the sale, transfer or Disposition of real property or other property consummated by the Borrower or any Subsidiary after the Closing Date; provided that any such Sale Leaseback must be, in each case, consummated for fair value as determined at the time of consummation in good faith by such Person (which such determination may take into account any retained interest or other Investment of the Borrower and its Subsidiaries in connection with, and any other material economic terms of, such Sale Leaseback).
“Permitted Unsecured Replacement Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan Parties in the form of one or more series of unsecured notes or loans (or revolving commitments in respect thereof, with the revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness satisfies the requirements set forth in clauses (i) through (v) of the definition of “Credit Agreement Refinancing Indebtedness”, (ii) such Indebtedness (including any guarantee thereof) is not secured by any Lien on any property or assets of the Borrower or any Subsidiary, and (iii) such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events on the date of issuance and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such notes are incurred.
“Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and is sponsored or maintained by any Loan Party or to which any Loan Party has any liability or contingent liability (including any liability on account of any ERISA Affiliate).
“Platform” has the meaning assigned to such term in Section 5.01.
“Pledged Debt” has the meaning assigned to such term in the Security Agreement, the Canadian Security Agreement, or such other Security Document, as applicable.
“Pledged Equity” has the meaning assigned to such term in the Security Agreement, the Canadian Security Agreement or such other Security Document, as applicable.
“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” shall mean the Personal Property Security Act or such other applicable legislation (including the Civil Code) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Prepayment Event” means:
(a)    any Disposition of any property or asset of the Borrower or any Subsidiary made pursuant to clause (k) of Section 6.05 to the extent resulting, with respect to the portion of such Disposition allocated to clause (k) of Section 6.05, in aggregate Net Proceeds, together with amounts pursuant to clause (b), exceeding $1,500,000; and

(b)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary with a fair market value immediately prior to such event, together with Net Proceeds pursuant to clause (b), equal to or greater than $1,500,000.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Pro Forma Basis” means, with respect to the calculation of the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio, the amount of EBITDA or Total Assets or any other financial test or ratio hereunder, for purposes of determining the permissibility of asset sales, prepayments required pursuant to Section 2.11 and the Applicable Margin, and for any other specified purpose hereunder, and for purposes of determining compliance with the covenant under Section 6.10, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions (with any such incurrence of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (and the application of the proceeds from any such event, asset sale or debt incurrence) that have occurred during the Test Period ended on the Applicable Date of Determination and, except as set forth in the proviso below, during the period immediately following the Applicable Date of Determination and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “EBITDA”, using, for purposes of determining such compliance with a financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Borrower and its Subsidiaries, calculated as if the Transactions or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Total Assets shall be calculated after giving effect thereto; provided that, notwithstanding anything in this definition to the contrary, when calculating the First Net Leverage Ratio for purposes of the definition of “Applicable Margin” and for purposes of determining actual compliance (and not pro forma compliance or compliance on a Pro Forma Basis) with Section 6.10, the events described in this definition that occurred after the Applicable Date of Determination shall not be given pro forma effect.
Whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower and shall give pro forma effect to any pro forma “run rate” cost savings, operating expense reductions and synergies related to the Transactions or such Specified Transaction that (x) have been or are reasonably anticipated to be realizable (“run-rate” means the full recurring benefit for a Test Period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) but, in any case, excluding any revenue synergies and net of the amount of actual benefits realized during such Test Period from such actions), (y) are reflected in the May 2025 Financial Model or any quality of earnings report obtained in connection with the Transactions or such Specified Transaction prepared by a nationally recognized accounting firm or any other accounting firm that is reasonably acceptable to the Administrative Agent (any of the “Big Four” accounting firms, BDO USA, P.C., Grant Thornton LLP and RSM US LLP (or the applicable affiliate thereof) shall be acceptable to the Administrative Agent) (without regard to specific timelines but limited to the aggregate amounts set forth therein) or (z) determined on a basis consistent with Article 11 of Regulation S-X in effect immediately prior to January 1, 2021 promulgated under the Securities Exchange Act and as interpreted by the staff of the SEC (or any successor agency), and in each case, any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent Test Periods in which the effects thereof are expected to be realizable; provided that (i) such amounts included pursuant to the preceding clause (x) are projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower) within eighteen (18) months after the Specified Transaction, as applicable, occurred or was implemented, (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing EBITDA for such Test Period and (iii) no amounts shall be added pursuant to clause (x) above in excess of any limit (if any) applicable to such adjustment in the definition of “EBITDA” (and, for the avoidance of doubt, such amounts added pursuant to clause (x) above shall be included in the calculations of any such limitations applicable to such adjustment in the definition of “EBITDA”).
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower may designate.
“Projection Materials” has the meaning assigned to such term in Section 3.11.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning assigned to such term in Section 5.01.
“Public Side Information” has the meaning assigned to such term in Section 5.01.
“Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests.
“Qualified Securitization Facility” means any Securitization Facility (1) constituting a securitization financing facility that meets the following conditions: (a) the Board of Directors will have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Subsidiary or Securitization Subsidiary and (b) all sales or contributions of Securitization Assets and related assets to the applicable Person or Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower) or (2) constituting a receivables financing facility, in each case at any time outstanding, together with any Receivables Financing Transaction, not to exceed the greater of (x) $6,000,000 and (y) 10% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period.
“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“ratio-based basket” has the meaning assigned to such term in Section 1.11.
“Receivables Financing Transaction” means any transaction or series of transactions entered into by the Borrower or any Subsidiary pursuant to which such party consummates a “true sale” of its receivables to a non-related third party on market terms as determined in good faith by the Borrower; provided that such Receivables Financing Transaction is (i) non-recourse to the Borrower and its Subsidiaries and their assets, other than any recourse solely attributable to a breach by the Borrower or any Subsidiary of representations and warranties that are customarily made by a seller in connection with a “true sale” of receivables on a non-recourse basis and (ii) consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the “true sale” of receivables on market terms for similar transactions, in each case at any time outstanding, together with any Qualified Securitization Facility, not to exceed the greater of (x) $6,000,000 and (y) 10% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period.
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, (c) the Administrative Agent or (d) any other recipient of any payment made by or on behalf of the Borrower under this Agreement or any of the Loan Documents.
“Redemption Notice” has the meaning assigned to such term in Section 6.06(b)(viii).
“Reference Date” has the meaning assigned to such term in the definition of “Available Amount”.
“Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower executed by each of (a) the Borrower (and to the extent it directly and adversely affects the rights or increases the obligations of the Administrative Agent, the Administrative Agent) and (b) each Additional Refinancing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.
“Refinancing Notes” means Permitted Pari Passu Replacement Debt, Permitted Junior Lien Replacement Debt and Permitted Unsecured Replacement Debt, in each case, in the form of notes.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv).
“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” means (x) an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction, (y) any Affiliate of a Person set forth in clause (x) above to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such Person set forth in clause (x) above or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such Person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Exchange Act or (z) any Lender that is designated in writing as a “Regulated Bank” by the Borrower to the Administrative Agent and such Lender.
“Regulation S-X” means Regulation S-X under the Securities Act, as amended.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, limited and general partners, employees, trustees, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Related Taxes” means (i) any franchise or similar Taxes of the Borrower or a Parent Entity incurred in the ordinary course of business, and (ii) for any taxable year (or portion thereof) for which the Borrower and any of its Subsidiaries are members of a consolidated, combined or similar income tax group of which the Borrower or a Parent Entity is the common parent, any federal, state, local and non-U.S. income Taxes of such consolidated, combined or similar income tax group attributable to Borrower and its Subsidiaries in an amount not to exceed the lesser of: (x) the amount the Borrower would be required to pay in respect of Taxes for such taxable year (or portion thereof) were the Borrower and its Subsidiaries required to file as part of a consolidated, combined or similar tax group with the Borrower as the parent of the consolidated, combined or other income tax group and (y) the actual Tax liability of Borrower or such Parent Entity for such taxable year (or portion thereof), but in each case, calculated after taking into account any available loss carryforwards of Borrower or a Parent Entity, as applicable.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge or leaching into the Environment.
“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Reply Discount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Required ECF Percentage” means, with respect to any fiscal quarter, (a) 50%, if the First Lien Net Leverage Ratio is greater than the ECF Leverage Ratio and (b) 0%, if the First Lien Net Leverage Ratio is less than or equal to the ECF Leverage Ratio.
“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time;

provided that (i) for any Required Lenders’ vote, (x) Term Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the amounts included in determining whether the Required Lenders have consented to any amendment, waiver or other action, (y) any Non-Debt Fund Affiliates shall be deemed to have voted in a manner consistent with the Required Lenders and (z) no Defaulting Lender shall be included in the calculation of Required Lenders and (ii) at any time there are two or more unaffiliated Lenders in any relevant facility, “Required Lenders” must include at least two Lenders in such facility that are not Affiliates of each other (but excluding any Debt Fund Affiliate or any Non-Debt Fund Affiliate).
“Required Revolving Lenders” means, at any time, Revolving Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Revolving Commitments representing more than 50% of the aggregate Revolving Exposures and unused Revolving Commitments at such time. No Defaulting Lender shall be included in the calculation of Required Revolving Lenders; provided that (i) for any Required Revolving Lenders’ vote, (x) Revolving Loans held by Debt Fund Affiliates, in the aggregate, may not account for more than 49.9% of the amounts included in determining whether the Required Revolving Lenders have consented to any amendment, waiver or other action, (y) any Non-Debt Fund Affiliates shall be deemed to have voted in a manner consistent with the Required Revolving Lenders and (z) no Defaulting Lender shall be included in the calculation of Required Revolving Lenders and (ii) at any time there are two or more unaffiliated Lenders in any relevant facility, “Required Revolving Lenders” must include at least two Lenders in such facility that are not Affiliates of each other (but excluding any Debt Fund Affiliate or any Non-Debt Fund Affiliate).
“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, executive order, ordinance, decree, official administrative pronouncement, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resignation Notice” has the meaning assigned to such term in Section 8.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any Person means the chief executive officer, president or any Financial Officer of such Person, and any other officer (or, in the case of any such Person that is a Non-US Subsidiary, director or managing partner or similar official) of such Person with responsibility for the administration of the obligations of such Person under this Agreement.
“Restricted Debt Payment” has the meaning assigned to such term in Section 6.06(b).
“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Borrower or any Subsidiary, or on account of any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary, other than, for the avoidance of doubt, (x) the payment of compensation in the ordinary course of business to holders of any such Equity Interests who are employees (or consultants or other similar service providers) of the Borrower, any Parent Entity or any Subsidiary and (y) payments of intercompany indebtedness permitted under this Agreement.

“Retained Declined Proceeds” has the meaning set forth in Section 2.11(g).
“Retained Excess Cash Flow Amount” means, at any date, an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow for all completed Excess Cash Flow Periods that was not required to be applied to prepay the Loans in accordance with Section 2.11(d).
“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.
“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Revolving Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Loan Maturity Date and the date of termination of the Revolving Commitments.
“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum principal aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01(b) or in the Assignment and Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. References to the “Revolving Commitments” shall mean the Revolving Commitment of each Lender taken together. The initial aggregate principal amount of the Lenders’ Revolving Commitments on the Closing Date is $30,000,000.
“Revolving Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans outstanding at such time and (b) the LC Exposure at such time. The Revolving Exposure of any Lender at any time shall be its Applicable Percentage of the Revolving Exposure at such time.
“Revolving Facility” means the Revolving Commitments and the extension of credit made thereunder.
“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01(b), including, unless the context shall otherwise require, any Incremental Revolving Loans and any Extended Revolving Loans.
“Revolving Loan Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Loan Maturity Date” means July 25, 2031, but, as to any specific Revolving Commitment, as the maturity of such Revolving Commitment shall have been extended by the holder thereof in accordance with the terms hereof.
“Revolving Note” means a promissory note of the Borrower evidencing Revolving Loans made or held by a Revolving Lender, substantially in the form of Exhibit F-2.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business.
“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any Subsidiary (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of comprehensive sanctions maintained by the United States (at the time of this Agreement, Cuba, Iran, North Korea, and the Crimea, so called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means, at any time, (a) any Person listed on a sanctions-related list maintained by the OFAC (including the Specially Designated Nationals and Blocked Persons List), the U.S. Department of State, or by the United Nations Security Council, the United Kingdom, the European Union or any EU member state, (b) any Person located, organized or ordinarily resident in a Sanctioned Country, (c) any Person 50% or more owned (or controlled, as applicable under Sanctions Laws) by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any other Person that is the target of Sanctions Laws.
“Sanctions Laws” means any sanctions or economic embargoes (and the associated laws, rules, regulations and orders) administered or enforced by the U.S. Department of State or the U.S. Department of the Treasury (including OFAC) or any other applicable sanctions authority with jurisdiction over United States persons, and those sanctions and embargoes administered by the United Nations Security Council, the Government of Canada, the European Union and His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement permitted under this Agreement that (a) is in effect on the Closing Date between the Borrower or any Subsidiary and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or any other Person that is designated by the Borrower by written notice to the Administrative Agent in a form reasonably acceptable to the Administrative Agent and the Borrower or (b) is entered into after the Closing Date by the Borrower or any Subsidiary with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such arrangement is entered into or any other Person that is designated by the Borrower by written notice to the Administrative Agent in a form reasonably acceptable to the Administrative Agent and the Borrower, and in the case of each of clauses (a) and (b) hereof, the Borrower designates in writing to the Administrative Agent that such Cash Management Agreement shall be a Secured Cash Management Agreement.
“Secured Cash Management Obligations” means all Cash Management Obligations under any Secured Cash Management Agreement.
“Secured Obligations” means (a) the Obligations, (b) the Secured Swap Obligations and (c) the Secured Cash Management Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and the Lender Counterparties.
“Secured Swap Agreement” means any Swap Agreement permitted under this Agreement that (a) is in effect on the Closing Date between the Borrower or any Subsidiary and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or any other Person that is designated by the Borrower by written notice to the Administrative Agent in a form reasonably acceptable to the Administrative Agent and the Borrower or (b) is entered into after the Closing Date by the Borrower or any Subsidiary with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such Swap Agreement is entered into or any other Person that is designated by the Borrower by written notice to the Administrative Agent in a form reasonably acceptable to the Administrative Agent and the Borrower, and the case of each of clauses (a) and (b) hereof, the Borrower designates in writing to the Administrative Agent that such Swap Agreement shall be a Secured Swap Agreement.
“Secured Swap Obligations” means all Swap Obligations under any Secured Swap Agreement; provided that the “Secured Swap Obligations” shall exclude any Excluded Swap Obligations; provided, further, that the aggregate amount of Secured Swap Obligations owing to any counterparty that is not the Administrative Agent or Lender, or an Affiliate of the Administrative Agent or Lender, shall not exceed $15,000,000 (or such greater amount as may be consented to by the Administrative Agent in its sole discretion).
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of August 23, 2022, by and between Borrower and Ulysses Aggregator, LP, as in effect on the Closing Date.
“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto in each case subject to a Qualified Securitization Facility and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any such Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Borrower or a Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Borrower or a Subsidiary, or may grant a security interest in, any Securitization Assets of the Borrower or any of its Subsidiaries.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Agreement” means the Security Agreement dated as of the Closing Date, among the Borrower and the other Guarantors party thereto from time to time and the Administrative Agent, substantially in the form of Exhibit D, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Security Documents” means the Security Agreement, each Canadian Security Agreement, each IP Security Agreement entered into in connection with this Agreement, each Control Agreement and any other Customary Intercreditor Agreement entered into in connection with this Agreement, the Mortgages (if any) and each other security agreement, debenture or other instrument or document executed and delivered pursuant to Section 4.01, Section 5.11, Section 5.12, Section 5.17 (including (x) any security agreement, debenture, charge or security interest governed by Irish law in respect of the assets of an Irish Loan Party or the Equity Interests in an Irish Loan Party and (y) any security agreement, debenture, charge or security interest governed by English law in respect of the assets of an English Loan Party or the Equity Interests in an English Loan Party) or any other Security Document to secure the Secured Obligations.
“Senior Representative” means, with respect to any series of Permitted Pari Passu Replacement Debt or Permitted Junior Lien Replacement Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Net Leverage Ratio” means, on any date of determination, the ratio of (i) Total Secured Indebtedness as of the Applicable Date of Determination, less the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as of the Applicable Date of Determination; provided that, (a) such unrestricted cash and Cash Equivalents may not include any funds on deposit in a Specified Money Market Account at any time unless such Specified Money Market Account is a Netted Money Market Account and (b) other than with respect to any Netted Money Market Account, from and after the date that is one hundred and twenty (120) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), unrestricted cash and Cash Equivalents shall be netted against Total Secured Indebtedness only to the extent deposited in a deposit account that is located in the United States of America, any State thereof or the District of Columbia and that is subject to a Control Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, to (ii) EBITDA for the applicable Test Period.
“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.
“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation including user manuals and other training documentation related to any of the foregoing.
“Solvency Certificate” means the solvency certificate executed and delivered by a Financial Officer of the Borrower on the Closing Date, substantially in the form of Exhibit C.
“Solvent” means, with respect to any Person or group of Persons, determined on a consolidated basis in accordance with GAAP, that as of the date of determination: (a) the fair value (on a going concern basis) of the assets of the Borrower and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value (on a going concern basis) of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course, (c) the Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course and (d) the Borrower and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For the purposes hereof, (i) “debt” means liability on a “claim,”, (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Event of Default” means any Event of Default pursuant to Section 7.01(a), (b), (h) or (i).
“Specified Foreign Money Market Account” means any Specified Money Market Account which (i) is located in an Included Jurisdiction (excluding the United States of America, any State thereof or the District of Columbia), (ii) in the case of a Specified Money Market Account located in either of Canada or England & Wales, in each case including any state, province, county or other sub-division thereof, shall from the date that is ninety (90) days from the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), constitute Collateral, (iii) in the case of a Specified Money Market Account located in Ireland, shall from December 5, 2025 (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), constitute Collateral and (iv) when taken together with all other Specified Foreign Money Market Accounts, shall not have a balance of funds on deposit exceeding $3,000,000 (or equivalent) in the aggregate at any time.
“Specified Money Market Accounts” means money market accounts in respect of which the balance of funds on deposit therein does not exceed $10,000,000 in aggregate at any time.
“Specified Representations” means the representations and warranties made by the Borrower and the other Guarantors, as applicable, set forth in Sections 3.01(a) (as to the Loan Parties’ existence only) and (b)(ii) (in each case only as to execution, delivery and performance of the applicable Loan Documents), Section 3.02 (in each case related to the Transactions and the borrowing under, guaranteeing under, performance of, and granting and perfecting of security interest in the Collateral pursuant to the Loan Documents), Section 3.03(b), Section 3.08, Section 3.14, Section 3.15, Section 3.18 (subject to the proviso in Section 4.01(a)) and Section 3.19 (limited to the use of proceeds of the Loans on the Closing Date).
“Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Equity Interests of the Borrower or any of its Subsidiaries or of any product line, business unit, line of business or division of the Borrower or any of its Subsidiaries for which historical financial statements are available, (b) Investment, (c) the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial test or ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis or (d) cost savings initiative, operating improvement, restructuring or other initiative, action or event, including optimization actions.
“SPV” has the meaning assigned to such term in Section 9.04(e).
“Subordinated Indebtedness” means Indebtedness incurred by a Loan Party that is contractually subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, unlimited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of the members of the governing body or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or controlled by the parent and/or one or more subsidiaries of the parent.
“Subsidiary” means, unless otherwise expressly provided, a direct or indirect subsidiary of the Borrower.
“Successor Company” has the meaning set forth in Section 6.03(a).
“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Secured Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Agreements, (a) for any date on or after the date such Secured Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Secured Swap Agreements, as determined by the Lender Counterparty and the Borrower in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Lender Counterparty and the Borrower.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s balance sheet, under GAAP and (b) to claim depreciation on such property for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Synthetic Lease, and the amount of such obligations shall be equal to the sum (without duplication) of (a) the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations and (b) the amount payable by such Person as the purchase price for the property subject to such lease assuming the lessee exercises the option to purchase such property at the end of the term of such lease.
“Target Person” has the meaning assigned to such term in Section 6.04.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, assessments, fees, other charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means, an Initial Term Commitment, Incremental Term Commitment or Other Term Commitment.
“Term Lender” means a Lender with an outstanding Term Commitment or an outstanding Term Loan.
“Term Loan Exchange Effective Date” has the meaning set forth in Section 2.25(a).
“Term Loan Exchange Notes” has the meaning set forth in Section 2.25(a).
“Term Loan Maturity Date” means, with respect (a) to the Initial Term Loans, July 25, 2031 and (b) with respect to any Incremental Term Loan, Other Term Loan or Extended Term Loan, as provided in the respective documentation therefor, but, as to any specific Term Loan, as the maturity of such Term Loan shall have been extended by the holder thereof in accordance with the terms hereof.
“Term Loans” means, collectively, the Initial Term Loans and, unless the context otherwise requires, Incremental Term Loans, any Other Term Loans and any Extended Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Term SOFR” means,
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)    for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day;
provided that if Term SOFR as so determined shall be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” means the date upon which (i) all of the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full in cash (other than contingent indemnification obligations not yet due and payable) and (ii) all Commitments have expired or been terminated.
“Test Period” means, on any date of determination, the period of twelve (12) consecutive months ended on the Applicable Date of Determination.
“Threshold Amount” means the greater of (x) $15,000,000 and (y) 20% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period.
“Title Company” means one or more title insurance companies reasonably satisfactory to the Administrative Agent.

“Topco” has the meaning assigned to such term in the recitals to this Agreement.
“Total Assets” means, on any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Borrower and its Subsidiaries as of the Applicable Date of Determination.
“Total Indebtedness” means, on any date of determination, the aggregate outstanding principal amount of Indebtedness of the Borrower and its Subsidiaries as of the Applicable Date of Determination, calculated on a consolidated basis in accordance with GAAP and as such amount may be adjusted to reflect the net effect (as determined by the Borrower in good faith) of any hedge agreement or other derivative instrument entered into in respect of the currency exchange risk relating to such indebtedness, calculated on a mark-to-market basis, consisting solely of (without duplication) (i) borrowed money (in the case of letter of credit reimbursement obligations, limited to amounts not reimbursed or cash collateralized after coming due), (ii) Capital Lease Obligations in excess of the amount of Capital Lease Obligations existing on the Closing Date, (iii) purchase money Indebtedness and (iv) debt obligations evidenced by promissory notes or similar instruments. Total Indebtedness shall be calculated subject to Section 1.06, and shall exclude, for the avoidance of doubt, (A) Indebtedness in respect of any Cash Management Services, (B) earn-outs and other deferred or contingent acquisition consideration, in each case, to the extent payment thereof is not more than ten (10) Business Days past due (unless being properly contested in good faith, in which case such obligation shall not constitute Indebtedness for so long as such obligation continues to be properly contested), (C) working capital and similar purchase price adjustments, (D) royalty payments made in the ordinary course of business in respect of licenses (to the extent such licenses are otherwise permitted), (E) accruals for payroll and other non-interest bearing liabilities incurred in the ordinary course of business, and (F) deferred rent obligations.
“Total Net Leverage Ratio” means, on any date of determination, the ratio of (i) Total Indebtedness as of the Applicable Date of Determination, less the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Subsidiaries as of the Applicable Date of Determination and provided that, (a) such unrestricted cash and Cash Equivalents may not include any funds on deposit in a Specified Money Market Account at any time unless such Specified Money Market Account is a Netted Money Market Account and (b) other than with respect to any Netted Money Market Account, from and after the date that is one hundred and twenty (120) days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), unrestricted cash and Cash Equivalents shall be netted against Total Indebtedness only to the extent deposited in a deposit account that is located in the United States of America, any State thereof or the District of Columbia and that is subject to a Control Agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, to (ii) EBITDA for the applicable Test Period.
“Total Secured Indebtedness” means, on any date of determination, the aggregate outstanding principal amount of Total Indebtedness of the Borrower and its Subsidiaries as of the Applicable Date of Determination that is secured by a Lien. Total Secured Indebtedness shall be calculated subject to Section 1.06, and shall exclude, for the avoidance of doubt, Indebtedness in respect of any Cash Management Services.
“Transaction Costs” means all premiums, fees, costs and expenses incurred or payable by or on behalf of the Borrower or any Subsidiary in connection with the Transactions (including, without limitation, any prepayment premiums, bonuses and any loan forgiveness and associated Tax gross up payments) or in connection with the negotiation, execution, delivery and performance of the Loan

Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests.
“Transactions” means (a) the borrowing of the Loans hereunder on the Closing Date, (b) the payment of Transaction Costs and (c) the Closing Date Refinancing.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unaudited Financial Statements” means unaudited consolidated balance sheet as of March 31, 2025, and the related income statement of the Borrower and its Subsidiaries for the three-month period then ended.
“Unconsummated Planned Transaction Amount” has the meaning set forth in Section 2.11(d)(vi).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Certificate” has the meaning assigned to such term in Section 2.17(e)(ii)(D).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of amortization for periods where amortization has been eliminated as a result of any prepayment shall be disregarded in making such calculation.
“wholly owned Subsidiary” or “wholly owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (x) directors’ qualifying shares or (y) shares issued to foreign nationals to the extent required by applicable law) are, as of such date, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.
“Withdrawal Liability” means the liability owed to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.
“Working Capital” means, at any date, the excess (which may be a negative number) of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP at such date excluding the current portion of current and deferred income taxes, deferred financing fees and assets held for sale over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP on such date, but excluding, without duplication, (i) the current portion of any long term debt and all revolving loans and derivative financial instruments, (ii) all Indebtedness consisting of Loans and Capital Lease Obligations to the extent otherwise included therein, (iii) the current portion of interest payable, (iv) the current portion of current and deferred income taxes, (v) accruals of any costs or expenses related to cash restructuring reserves or severance to the extent paid in cash, (vi) deferred revenue, (vii) liabilities in respect of unpaid earn-outs and (viii) amounts related to derivative financial instruments; provided that Working Capital shall be calculated without giving effect to (1) the depreciation of the Dollar relative to other foreign currencies, (2) purchase accounting, (3) changes to Working Capital as a result of the reclassification of items from short-term to long-term and vice versa, or (4) changes to Working Capital resulting from non-cash charges and credits to consolidated current assets and consolidated current liabilities (including, without limitation, derivatives and deferred income tax), in each case, calculated for the Borrower and its Subsidiaries in accordance with GAAP.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield” means, with respect to any Term Loan or other applicable Indebtedness, on any date of determination as calculated by the Administrative Agent, (a) any interest rate margin, (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to Initial Term Loans would cause an increase in the interest rate then in effect at the time of determination hereunder, and, in such case, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such Initial Term Loans shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees (with original issue discount and upfront fees being equated to interest based on a four-year average life and without any present value discount), but exclusive of any arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees, consent or amendment fees and any similar fees (regardless of how such fees are computed but in each case of the foregoing, not paid by the Borrower generally to all lenders providing such facility ratably) and any other fees not generally paid ratably to all Persons providing such Term Loan or such other applicable Indebtedness.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Loan Borrowing”).
Section 1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (including pursuant to any permitted refinancing, extension, renewal, replacement, restructuring or increase (in each case, whether pursuant to one or more agreements or with different lenders or different agents), but subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any Requirement of Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time and shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (g) the phrase “for the term of this Agreement” and any similar phrases shall mean the period beginning on the Closing Date and ending on the Latest Maturity Date, the term “manifest error” shall be deemed to include any clearly demonstrable error whether or not obvious on the face of the document containing such error and (h) all references to “knowledge” or “awareness” of the Borrower or any Subsidiary thereof means the actual knowledge of a Responsible Officer of the Borrower or such Subsidiary. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s and the Subsidiaries’ consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial ratios, covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.
Notwithstanding anything in this Agreement to the contrary, any obligations of a Person under a lease that is not (or would not be) required to be classified and accounted for as a Capital Lease Obligation on a balance sheet of such Person under GAAP as in effect prior to December 31, 2018, shall not be treated as a Capital Lease Obligation as a result of the adoption of changes in GAAP or changes in the application of GAAP (including as a result of FASB ASC Update No. 2016-02, Leases (Topic 842)) and shall continue to be treated as an operating lease.
Section 1.05    Pro Forma Calculations. With respect to any period during which the Transactions or any Specified Transaction occurs, the calculation of Total Assets, EBITDA, the First Lien Net Leverage Ratio, the Total Net Leverage Ratio and the Senior Secured Net Leverage Ratio shall be made on a Pro Forma Basis; provided that, notwithstanding anything in this Agreement or any Loan Document to the contrary, when (x) calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, the amount or availability of the Incremental Cap, the amount or the availability of the Available Amount or any other test, basket or exception based on EBITDA or Total Assets, (y) determining compliance with any provision of this Agreement or any other Loan Document that requires that any representations and warranties of the Borrower or any other Loan Party set forth herein or in any other Loan Document be true and correct as of a specified date or that no Default, Event of Default or Specified Event of Default has occurred, is continuing or would result therefrom or (z) determining satisfaction of any condition precedent to any action set forth herein or in any other Loan Document (except, in the case of this clause (z), with respect to determining the satisfaction of the conditions under Section 4.02 for the making of a Revolving Loan or any condition requiring the absence of a specific Default or Events of Default on the date of consummation of any Limited Condition Transaction), in each case in connection with a Specified Transaction that is a Limited Condition Transaction, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be, in the case of any Investment, the date the definitive agreement for such Investment is entered into, and in the case of any prepayment, repurchase or redemption of Indebtedness or dividend or distribution on, or redemption of, Equity Interests, the date of delivery of the irrevocable notice thereof (the “LCT Test Date”) and if, on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified

Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the period of the Test Period ended on the Applicable Date of Determination ending immediately prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, test or basket, provision or condition precedent, the Borrower shall be deemed to be in compliance with such ratio, test or basket, provision or condition precedent for all purposes. For the avoidance of doubt, if any such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA or total assets of the Borrower and its Subsidiaries or the Person subject to such Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted hereunder. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, test or basket availability with respect to any other transaction on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated, and (ii) the date that the definitive agreement or the irrevocable notice, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be calculated on a Pro Forma Basis (x) assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (y) with respect to any Restricted Payment or Restricted Debt Payment, assuming such Limited Condition Transaction and other Specified Transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated.
Section 1.06    Currency Translation. For purposes of determining compliance as of any date after the Closing Date with Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.07 or Section 6.10, or for purposes of making any determination under Section 7.01(f), (g), (j), or (l), or for any other specified purpose hereunder, amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at currency exchange rates in effect on the last Business Day of the fiscal month immediately preceding the fiscal month in which such determination occurs or in respect of which such determination is being made (as applicable), as such currency exchange rates shall be determined in good faith by the Borrower by reference to customary indices; provided that for purposes of determining compliance with the First Lien Net Leverage Ratio, the Total Net Leverage Ratio or Senior Secured Net Leverage Ratio on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars (i) with respect to income statement items and balance sheet items, at currency exchange rates determined in a manner consistent with the determination of such currency exchange rates used in calculating Net Income or balance sheet items, respectively, in the latest financial statements delivered pursuant to Section 5.01(a) or (b), and (ii) will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the dollar equivalent of such Indebtedness. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.06, Section 6.07, Section 6.10 or Section 7.01(f), (g), (j), or (l), being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal month immediately preceding the fiscal month in which such determination occurs or in respect of which such determination is being made (as applicable).
Section 1.07    Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement)

shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five). For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.125, the ratio will be rounded up to 5.13.
Section 1.08    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
Section 1.09    [Reserved].
Section 1.10    Certifications. All certifications to be made hereunder by an officer or representative of a Loan Party shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party, on such Loan Party’s behalf and not in such Person’s individual capacity.
Section 1.11    Basket Classification. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any carve-out, basket, exclusion, threshold or exception to any covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries with any other carveout, basket, exclusion, threshold or exception within such covenant and, to the extent expressly permitted hereunder, any other covenant (it being understood and agreed that, if any action or transaction is intended to be consummated (x) in part in reliance on one or more carve-outs, baskets, exclusions, thresholds or exceptions to any affirmative, negative or other covenants in this Agreement or the other Loan Documents that required compliance with any financial ratio or test (each, a “ratio-based basket”) and (y) in part in reliance on one or more fixed or other carve-outs, baskets, exclusions, thresholds or exceptions in such covenants that does not require compliance with any financial ratio or test (each, a “fixed basket”), then compliance with or satisfaction of the financial ratios and tests specified in the applicable ratio-based baskets shall first be calculated without giving effect to any amounts to be incurred or expended in reliance on such fixed baskets, but after giving pro forma effect to the use of proceeds of all such amounts and all related transactions on a Pro Forma Basis and all other permitted pro forma adjustments, and thereafter, the portion of such action or transaction to be consummated in reliance on the applicable fixed baskets shall be calculated), (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents and (c) the Borrower shall be permitted to redesignate any Indebtedness, Liens, Restricted Payments, Investments and prepayments or repayments of Junior Debt originally designated as incurred under any exception under Sections 6.01 (other than Section 6.01(a)(i)), 6.02 (other than Section 6.02(a)), 6.04, 6.06(a) and 6.06(b) as having been incurred under another applicable exception under Sections 6.01 (other than Section 6.01(a)(i)), 6.02 (other than Section 6.02(a)), 6.04, 6.06(a) and 6.06(b) so long as at the time of such redesignation, the Borrower would be permitted to incur Indebtedness, Liens, Restricted Payments, Investments or prepayments or repayments of Junior Debt under such other exception within the same Section of this Agreement (and if any applicable ratios or financial tests for any available ratio-based basket would be satisfied in any subsequent fiscal quarter of the Borrower and its Subsidiaries following the utilization of any fixed basket, such utilization shall be deemed to have been automatically reclassified under the applicable ratio-based basket if not elected by the Borrower).
Section 1.12    Benchmark Replacement Setting.
(a)    If prior to the commencement of any Interest Period for a SOFR Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; provided, that no Benchmark Transition Event shall have occurred at such time; or
(ii)    the Administrative Agent is advised by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or until an alternate rate of interest shall have been implemented in accordance with this Section 1.12, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a SOFR Borrowing in such currency shall be ineffective, and any SOFR Borrowing that is requested to be continued shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (y) if any Borrowing Request requests a SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.12 will occur prior to the applicable Benchmark Transition Start Date.
(c)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 1.12.
(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (x) the Borrower may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (y) any outstanding affected SOFR Loans, if applicable, will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
Section 1.13    Limited Liability Companies. Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 1.14    Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any other Benchmark or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark

Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.15    Specified Commitments. On the date that any commitments are established (a “Specified Commitment”), the Borrower may, in its sole discretion either (a) elect to treat all or any portion of such Specified Commitment as having been fully drawn on the date of implementation, in which case (i) the Borrower shall not be required to comply with any financial ratio or test in connection with any drawing thereunder after the date of incurrence and (ii) for purposes of testing any First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or Total Net Leverage Ratio, the amount of such Specified Commitment shall be deemed to have been fully drawn or (b) elect to test the permissibility of all or any portion of any drawing under such Specified Commitment on the date of such drawing (if any), in which case, such Specified Commitment (or portion thereof) shall only be treated as drawn for purposes of any First Lien Net Leverage Ratio, Senior Secured Net Leverage Ratio or Total Net Leverage Ratio, to the extent of any actual drawing thereunder at the time of drawing thereof. It is understood and agreed that the Borrower may, at any time in its sole discretion, elect to treat such Specified Commitment incurred in accordance with clause (b) of the immediately preceding sentence to be incurred in reliance of clause (a) of the immediately preceding sentence so long as on a pro forma basis such Specified Commitments could be incurred in reliance of clause (a) at such time.
Section 1.16    Notices of Default. For purposes of Section 7.01, any Default or Event of Default, as applicable, arising from failure to deliver a notice of Default pursuant to Section 5.02(a) shall for purposes hereunder be deemed to no longer be “continuing” automatically upon and simultaneously with the underlying Default that would have been subject to such notice ceasing to be “continuing”.
Section 1.17    Irish Terms. In this Agreement and any other Loan Document, a reference to:
(i)    “Examiner” means an examiner as defined in Section 2 of the Irish Companies Act and “examinership” shall be construed accordingly;
(ii)    “Ireland” means Ireland, exclusive of Northern Ireland;
(iii)    “Irish Companies Act” means the Companies Act 2014, of Ireland, as amended;

(iv)    a person not being “solvent” or a person not being able to pay its debts as they fall due includes that person being unable to pay its debts within the meaning of Section 509(3) (other than Section 509(3)(b)) or Section 570 of the Irish Companies Act;
(v)    “process adviser” has the meaning given to that term in section 558A of the Irish Companies Act and “rescue process” shall be construed accordingly; and
(vi)    “Subsidiary”, with respect to an Irish Loan Party, shall have the meaning given to it under Section 7 of the Irish Companies Act.
Section 1.18    Quebec Interpretation. For purposes of any Collateral located in the Province of Quebec or charged under a Canadian Security Agreement by a hypothec and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (i) “personal property” shall be deemed to include “movable property”, (ii) “real property” or “real estate” shall be deemed to include “immovable property”, (iii) “tangible property” shall be deemed to include “corporeal property”, (iv) “intangible property” shall be deemed to include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause,” (vi) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (vii) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (viii) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (ix) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall be deemed to include a “mandatary,” (xi) “construction liens” shall be deemed to include “legal hypothecs”, (xii) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (xv) “easement” shall be deemed to include “servitude”, (xvi) “priority” shall be deemed to include, “rank” or “prior claim”, (xvii) “survey” shall be deemed to include “certificate of location and plan”, (xviii) “fee simple title” shall be deemed to include “absolute ownership”, (xix) “foreclosure” shall be deemed to include “the exercise of a hypothecary recourse” (xx) “accounts” shall be deemed to include “claims”, and “deposit account” shall be deemed to include a “financial account” (within the meaning of Article 2713.6 of the Civil Code) and (xxi) “guarantee” and “guarantor” shall be deemed to include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).
Section 1.19    Guarantee Limitations. The Guaranties, the Security Documents, the determination of Collateral (including Foreign Collateral) and assets that constitute Excluded Property of any Foreign Guarantor, and any obligation to enter into, deliver or accede to any such Security Document or to provide or maintain any security over any Collateral (including Foreign Collateral) by any Foreign Guarantor shall, in each case, be subject to any applicable Guarantee Limitations.

ARTICLE II

THE CREDITS
Section 2.01    Commitments. Subject to the terms and express conditions set forth herein, each applicable Lender severally agrees (a) to make the Initial Term Loans to the Borrower on the Closing Date in Dollars in an aggregate principal amount equal to its Initial Term Commitment; and (b) to make Revolving Loans pursuant to such Lender’s Revolving Commitment to the Borrower from time to time during the Revolving Availability Period in Dollars in an aggregate principal amount that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment. Within the foregoing limits and subject to the terms and express conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans (without premium or penalty). Amounts repaid or prepaid in respect of the Initial Term Loans may not be reborrowed.
Section 2.02    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class, Type and currency made to the Borrower by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 1.12, each Revolving Loan Borrowing and Term Loan Borrowing shall be comprised entirely of ABR Borrowings or SOFR Loans, in each case, as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000 (other than the Borrowing of Additional Term Loans on the Closing Date). At the time that each ABR Revolving Loan Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000 (or such lesser amount or multiple if such amount represents all the remaining availability under the Revolving Commitment). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 6 SOFR Borrowings outstanding plus up to an additional 3 Interest Periods in respect of each (i) Incremental Facility, (ii) Extended Term Loans and Extended Revolving Commitments, and (iii) Other Term Loans. Notwithstanding anything to the contrary herein, the Revolving Loans comprising any Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Revolving Loan Maturity Date (in the case of such Revolving Loan) or the Term Loan Maturity Date applicable to such Borrowing (in the case of such Term Loan), as the case may be.

(e)    The obligations of the Revolving Lenders hereunder to make Revolving Loans and to make payments pursuant to Section 9.03(c) are several and not joint.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request in writing (a) with respect to any Borrowing to be advanced on the Closing Date (whether a SOFR Borrowing or ABR Borrowing), not later than 1:00 p.m., New York City time, one (1) Business Day prior to the Closing Date (or such later time as the Administrative Agent may reasonably agree), which notice may be subject to the effectiveness of the Agreement, and (b) thereafter (x) in the case of a SOFR Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing (or a shorter notice period to be agreed between the Borrower and the Administrative Agent), (y) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Borrowing (or a shorter notice period to be agreed between the Borrower and the Administrative Agent). Each such written Borrowing Request shall be confirmed promptly by hand delivery, electronic communication (including Adobe pdf file) or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such written Borrowing Request shall specify the following information:

(i)    [reserved];
(ii)    the Class of such Borrowing;
(iii)    the aggregate amount of such Borrowing;
(iv)    the date of such Borrowing, which shall be a Business Day;
(v)    whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;
(vi)    in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vii)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and
(viii)    in the case of a Borrowing Request made in respect of a Revolving Loan Borrowing, that as of such date the express conditions in Sections 4.02(a) and (b) are satisfied (or waived).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a SOFR Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    [Reserved].
Section 2.05    [Reserved].

Section 2.06    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 11:00 a.m., New York City time, in the case of a SOFR Borrowing or an ABR Borrowing for which notice has been provided one (1) Business Day prior to the date of the proposed Borrowing or (ii) 2:00 p.m., New York City time, in the case of an ABR Borrowing (other than as provided in clause (i)), in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by wire transfer of the amounts so received, in immediately available funds, to an account of the Borrower, in each case designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, after giving effect to the reallocations pursuant to Section 2.22(a)(ii), if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent, within three (3) Business Days after written notice, such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower, to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Borrowings. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.07    Interest Elections.
(a)    Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election in writing (a) if the Borrowing resulting from such election is a SOFR Borrowing, not later than 12:00 noon, New York City time, three (3) Business Days before the effective date of such election or (b) if the Borrowing resulting from such election is an ABR Borrowing, not later than 12:00 noon, New York City time, on the effective date of such election. Each such written Interest Election Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit B and signed by the Borrower.

(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the name of the Borrower;
(ii)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iv) and (v) below shall be specified for each resulting Borrowing);
(iii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iv)    whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(v)    if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be automatically continued as a SOFR Loan with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if a Specified Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, no outstanding Borrowing may be continued for an Interest Period of more than one month’s duration.
Section 2.08    Termination and Reduction of Commitments.
(a)    Unless previously terminated or extended, the Revolving Commitments shall terminate on the Revolving Loan Maturity Date.
(b)    The Initial Term Commitments will terminate in full upon the making of the Initial Term Loans on the Closing Date pursuant to Section 2.01(a).
(c)    The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 and (ii) the Borrower shall not terminate or reduce any Class of Revolving Commitments to the extent that, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with

Section 2.11, the aggregate Revolving Exposure of such Class would exceed the aggregate Revolving Commitments of such Class.
(d)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice from the Borrower to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
(e)    The Borrower, in its sole discretion, shall have the right, but not the obligation, at any time so long as no Specified Event of Default has occurred and is continuing, upon at least one (1) Business Day’s notice from the Borrower to a Defaulting Lender (with a copy to the Administrative Agent), to terminate in whole such Defaulting Lender’s Commitment; provided that, after giving effect to such termination, the aggregate Revolving Exposure of all Revolving Lenders does not exceed the aggregate Revolving Commitments. Such termination shall be effective with respect to such Defaulting Lender’s unused portion of its Commitment on the date set forth in such notice. No termination of the Commitment of a Defaulting Lender shall be deemed a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against the Defaulting Lender.
Section 2.09    Repayment of Loans; Evidence of Debt.
(a)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10. The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to the Borrower on the Revolving Loan Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the Borrower, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to Section 2.09(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.
(e)    Any Lender may request in writing to the Borrower that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and substantially in the form of the applicable Exhibit F; provided that the delivery of any such note shall not be a condition precedent to the Closing Date or any Acquisition or Investment. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns (and ownership shall at all times be recorded in the Register).
Section 2.10    Amortization of Term Loans.
(a)    Subject to adjustment pursuant to Section 2.10(d) and subject to Section 2.11(g), the Borrower shall repay the principal amount of the Term Loans in consecutive quarterly installments, (i) with respect to the Initial Term Loans, payable on the last day of each fiscal quarter (A) commencing as of the first full fiscal quarter ending after the Closing Date through and including the fourth full fiscal quarter ending after the Closing Date, in an amount equal to 0.625% per fiscal quarter, (B) commencing with the fifth full fiscal quarter ending after the Closing Date through and including the eighth full fiscal quarter ending after the Closing Date, in an amount equal to 0.4375% per fiscal quarter and (C) commencing with the ninth full fiscal quarter ending after the Closing Date and each fiscal quarter thereafter equal to 0.25% per fiscal quarter and (ii) with respect to any Incremental Term Loans, as provided in the respective documentation therefor (subject to Section 2.20). Any unpaid Term Loans on the Term Loan Maturity Date shall be paid on the Term Loan Maturity (together with any accrued interest and any other Obligations).
(b)    [Reserved].
(c)    [Reserved].
(d)    Any prepayment or repurchases of a Term Loan Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section 2.10 in inverse order of maturity.
(e)    Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing of such election not later than 12:00 noon, New York City time, one (1) Business Day before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.
Section 2.11    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 2.16 and the following sentence), to prepay, at par, any Borrowing of any Class in whole or in part, as selected and designated by the Borrower, subject to the requirements of this Section 2.11. Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) and each mandatory prepayment of any Loan pursuant to Section 2.11(b), (c), (d) and (e)

shall be made without premium or penalty except that, in the event that, prior to the date that is two (2) years after the Closing Date, the Borrower makes any voluntary prepayment of Initial Term Loans pursuant to this Section 2.11(a) or otherwise, refinances any of the Initial Term Loans, makes any mandatory prepayment of Initial Term Loans pursuant to Section 2.11(e) and/or an acceleration of any Initial Term Loan occurs in accordance with Article VII, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, a prepayment premium in an amount equal to (i) if the applicable prepayment is made or acceleration occurs after the Closing Date and prior to the first anniversary of the Closing Date, 2.00% of the aggregate principal amount of the Initial Term Loans being so prepaid, repaid or refinanced and/or accelerated and (ii) if the applicable prepayment is made or acceleration occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, 1.00% of the aggregate principal amount of the Initial Term Loans being so prepaid, repaid or refinanced and/or accelerated; provided that in the event the prepayment premium is payable solely as a result of a Change in Control, such prepayment premium shall be reduced by 50% so long as the Term Loans are repaid in full (together with any accrued interest thereon and other fees and related Obligations) in connection with such Change in Control transaction; provided further that no prepayment premium shall be required to be paid in connection with any prepayment or repayment made on or after the second anniversary of the Closing Date. It is understood and agreed that if the Obligations are accelerated prior to the date that is two (2) years after the Closing Date in accordance with the terms of this Agreement, including because of an Event of Default pursuant to Section 7.01(h) or (i) or any other Event of Default (in each case, other than because of a transaction that would, if consummated, constitute a Change in Control or the sale of all or substantially all of the assets or business of the Loan Parties (or the equity interests of the Borrower or any Parent Entity)), the prepayment premium described in the immediately preceding sentence, determined as of the date of acceleration, will also be due and payable as though the then-outstanding Initial Term Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any such voluntary prepayment shall be applied as specified in Section 2.10(d). Notwithstanding anything to the contrary in this Agreement, after any Extension, the Borrower may prepay any Borrowing of any Class of non-extended Term Loans pursuant to which the related Extension Offer was made without any obligation to prepay the corresponding Extended Term Loans.
(b)    In the event and on such occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay (no later than one (1) Business Day after written notice from the Administrative Agent to the Borrower) Revolving Loan Borrowings in an aggregate amount equal to the amount by which the aggregate Revolving Exposures exceed the aggregate Revolving Commitments.
(c)    Subject to Section 2.11(f), and unless the Required Lenders otherwise agree, in the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within ten (10) Business Days after such Net Proceeds are received, prepay Term Loans on a pro rata basis (except, as to Term Loans made pursuant to an Incremental Facility Amendment or a Refinancing Amendment, as otherwise set forth in such Incremental Facility Amendment or a Refinancing Amendment), in each case in an aggregate amount equal to 100% of such Net Proceeds; provided that if the Borrower or any Subsidiary applies (or commits pursuant to a binding contractual arrangement (including pursuant to a letter of intent) to apply) the Net Proceeds from such event (or a portion thereof) within three hundred sixty-five (365) days after receipt of such Net Proceeds to reinvest such proceeds in Capital Expenditures, Capitalized Software Expenditures, Capitalized Sales Commissions, acquisitions of intellectual property and other assets of the general type used or useful in the business of the Borrower and its Subsidiaries (including in Investments (other than in cash or Cash Equivalents)), then, so long as there is no Event of Default that is continuing, no prepayment shall be required pursuant to this Section 2.11(c) in respect of such Net Proceeds except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of the three hundred sixty-five (365) day period following receipt of such Net Proceeds, at the end of which period a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further, that notwithstanding anything to the contrary in the foregoing proviso, with respect to Net Proceeds received in connection with the disposition of any business lines consisting of software products, (x) no such Net Proceeds shall be permitted be used for such reinvestment (and must be utilized to pay down the Term Loans) at any time the First Lien Net Leverage Ratio for such fiscal quarter is greater than or equal to 3.00:1.00 on a Pro Forma Basis and (y) no more than 50% of such Net Proceeds shall be used for such reinvestment at any time the First Lien Net Leverage Ratio for such fiscal quarter is less than 3.00:1.00 on a Pro Forma Basis; provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase Other Applicable Indebtedness to the extent required pursuant to the terms of the documentation governing such Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Proceeds pursuant to this Section 2.11(c) shall be deemed to be the amount equal to the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans that would otherwise be required to be prepaid pursuant to this Section 2.11(c) and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans that would otherwise be required to be prepaid pursuant to this Section 2.11(c).
(d)    Subject to Section 2.11(f) and unless the Required Lenders otherwise agree, following the end of each Excess Cash Flow Period, commencing with the Excess Cash Flow Period ending December 31, 2025, the Borrower shall prepay Term Loans in an aggregate amount equal to the Required ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period; provided that, at the option of the Borrower, such amount shall be reduced by the sum of:
(i)    (x) the aggregate amount of any voluntary or non-prohibited mandatory prepayments or repurchases of the Loans or Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans (including Other Applicable Indebtedness), in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) (including prepayments and repurchases at a discount to par and open market purchases and prepayments or repurchases in connection with lender or holder replacement provisions (including pursuant to Section 2.22), in each case, with credit given for the actual principal amount of any such Loans or other Indebtedness so prepaid, bought back, repurchased, redeemed or retired (other than prepayments at a discount to par, for which credit shall be limited to the amount actually paid) together with any premiums or penalties thereon) (except prepayments of the Revolving Loans or other revolving Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Revolving Commitments that are not accompanied by a corresponding permanent commitment reduction of the Revolving Loans), in each case other than to the extent that any such prepayment or repurchase is funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows), and (y) the aggregate amount of any voluntary or non-prohibited mandatory permanent commitment reductions under any credit facility that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation),
(ii)    [reserved],
(iii)    the portion of the Excess Cash Flow applied (to the extent any Loan Party is required by the terms thereof) to prepay, repay or purchase Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans (to the extent the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.06) and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness), in each case other than to the extent that any such prepayment is funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows),
(iv)    without duplication of amounts deducted from Excess Cash Flow pursuant to the definition thereof, the aggregate amount of Capital Expenditures, Capitalized Software Expenditures, Capitalized Sales Commissions and acquisitions of intellectual property made in cash by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that such Capital Expenditures, Capitalized Software Expenditures, Capitalized Sales Commissions or acquisitions of intellectual property, as applicable, are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows),
(v)    the aggregate amount of Investments (excluding (x) any Investments in cash and Cash Equivalents and (y) intercompany Investments among the Loan Parties) made in cash by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that such Investments are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows); provided that cash payments made with the Net Proceeds of asset sales applied in accordance with Section 6.05 will only be deducted under this clause (v) to the extent the applicable cash payments for any such Investment resulted in an increase to Net Income during such Excess Cash Flow Period (and only to the extent of such increase),
(vi)    without duplication of amounts deducted from Excess Cash Flow pursuant to this Section 2.11(d) in respect of prior fiscal quarters, the aggregate cash payments that any Loan Party has committed to make or is required to make, plans to make or anticipates making and such anticipated amount has been included in the Projections delivered to Administrative Agent in accordance with Section 5.01(e) or in board materials delivered to Administrative Agent and approved by Administrative Agent prior to the time that such Excess Cash Flow payment is due (the “Budgeted Amounts”) in respect of voluntary or mandatory prepayments or repurchases of Indebtedness, Restricted Payments, Investments (including, without limitation, any acquisitions, but excluding (x) any Investments in cash and Cash Equivalents or (y) intercompany Investments among the Loan Parties), Capital Expenditures, Capitalized Software Expenditures, Capitalized Sales Commissions and acquisitions of intellectual property, in each case, within 90 days after the date such Excess Cash Flow payment is due; provided that to the extent the aggregate amount of cash actually utilized to finance such voluntary or mandatory prepayments or repurchases, Restricted Payments, Investments, Capital Expenditures, Capitalized Software Expenditures, Capitalized Sales Commissions or acquisitions of intellectual property during such period of 90 days is less than the Budgeted Amounts (the “Unconsummated Planned Transaction Amount”), the amount of such shortfall shall be added back in calculating Excess Cash Flow for the subsequent Excess Cash Flow Period,
(vii)    the aggregate amount of payments made in cash by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) in respect of Restricted Payments (excluding Restricted Payments made or accrued pursuant to clause (b) of the definition of “Available Amount”) and other than to the extent that any such Restricted Payments are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows); provided that cash payments made with the Net Proceeds of Asset Sales applied in accordance with Section 6.05 will only be deducted under this clause (vii) to the extent the applicable cash payments for any such Restricted Payment resulted in an increase to Net Income during such Excess Cash Flow Period (and only to the extent of such increase),
(viii)    without duplication of amounts deducted from Excess Cash Flow pursuant to this Section 2.11(d) in respect of prior fiscal quarters, the aggregate amount of all cash payments and other cash expenditures either made in cash or accrued by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash

Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) (x) with respect to items that were excluded in the calculation of Net Income of the Loan Parties for such Excess Cash Flow Period pursuant to clauses (a) through (p) of the definition of “Net Income” or (y) that were not expensed during such Excess Cash Flow Period in accordance with GAAP, in each case, other than to the extent that such cash payments are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows),
(ix)    without duplication of amounts deducted from Excess Cash Flow pursuant to this Section 2.11(d) in respect of prior fiscal quarters, the aggregate amount of (x) all cash payments either made in cash or accrued by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) in respect of Taxes (including amounts permitted to be distributed in respect of Taxes pursuant to Section 6.06 hereof), to the extent such payments exceed the amount of tax expense deducted in calculating such Net Income of the Loan Parties for such Excess Cash Flow Period, and (y) all cash payments that any Loan Party will be required to make in respect of Taxes (including amounts permitted to be distributed in respect of Taxes pursuant to Section 6.06 hereof) within 365 days after the date such Excess Cash Flow payment is due, in each case, other than to the extent that such cash payments are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows), and
(x)     the aggregate amount of all cash payments in respect of any purchase price holdbacks, earn-out obligations and long-term liabilities of the Loan Parties made in cash by the Loan Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrower’s option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrower exercises such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that such cash payments are funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness, intercompany Indebtedness, Indebtedness that has been repaid or any Indebtedness that is intended to be repaid from operating cash flows);
provided, that any of the foregoing credits described in clauses (i) through (x) above shall be credited against Excess Cash Flow on a dollar-for-dollar basis; provided further that, notwithstanding anything else to the contrary herein, including any ECF Leverage Ratio requirement, the amount of prepayments due and payable at the end of an Excess Cash Flow Period pursuant to this Section 2.11(d) shall be equal to the greater of (x) Excess Cash Flow that would otherwise be due and payable for such Excess Cash Flow Period and (y) the Unconsummated Planned Transaction Amount for such prior Excess Cash Flow Period that would otherwise have been payable in the prior Excess Cash Flow Period if such amount had not been deducted from the calculation of Excess Cash Flow for such Excess Cash Flow Period pursuant to clause (vi) above. Each prepayment pursuant to this Section 2.11(d) shall be made, (a) with respect to the first three fiscal quarters of each fiscal year, not later than ten (10) Business Days after the financial statements referred to in Section 5.01(b) with respect to which such prepayment is made are required to be delivered for such fiscal quarter, and (b) with respect to the fourth fiscal quarter of each fiscal year, not later than ten (10) Business Days after the financial statements referred to in Section 5.01(a) with respect to which such prepayment is made are required to be delivered for such fiscal quarter (each such prepayment date, the “ECF Due Date”). All prepayments made pursuant to this Section 2.11(d) (as any such amounts may be reduced pursuant to the second preceding sentence, as applicable) shall be applied solely to the outstanding Initial Term Loans (and any Incremental Term Loans, Extended Term Loans or Other Term Loans to the extent provided for in the applicable Incremental Facility Amendment, Extension Amendment or Refinancing Amendment; provided that the Initial Term Loans receive not less than the pro rata portion of such prepayment unless otherwise agreed); provided, further, that, as elected by the Borrower, to the extent the amount deducted pursuant to subclauses (i) through (x) above exceeds the amount that would otherwise be payable pursuant to this Section 2.11(d) in any given fiscal quarter, the excess thereof may be applied, in the Borrower’s discretion, to any amount of Excess Cash Flow payable pursuant to this Section 2.11(d) in the immediately subsequent fiscal quarter.
(e)    If the Borrower or any Subsidiary incurs or issues any (i) Credit Agreement Refinancing Indebtedness permitted to be incurred or issued hereunder (other than a Permitted Refinancing thereof) or (ii) any other Indebtedness not permitted under Section 6.01, the Borrower shall promptly upon receipt of the Net Proceeds thereof, prepay the principal amount of the corresponding Credit Agreement Refinanced Debt (in the case of clause (i)) or each Class of Term Loans on a pro rata basis (in the case of clause (ii)), in each case in accordance with Section 2.11(g) and in an aggregate amount equal to 100% of the Net Proceeds of such issuance or incurrence (provided such Net Proceeds shall be deemed reduced by an amount equal to the, accrued and unpaid interest, premiums and fees and expenses associated with such principal amount prepaid); provided that such prepayment shall be subject to the second sentence of Section 2.11(a).
(f)    Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any or all the Net Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Disposition”), the Net Proceeds of any Prepayment Event from a Foreign Subsidiary (a “Foreign Prepayment Event”) or Excess Cash Flow attributable to Foreign Subsidiaries would be (x) prohibited, restricted or delayed by applicable local law (including financial assistance, corporate benefit, restrictions on upstreaming cash intra-group and the fiduciary and statutory duties of directors of the relevant subsidiaries) or (y) in the case of any Foreign Subsidiary that is not wholly owned, restricted by applicable organizational or constitutive documents or any agreement, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(d), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.11(c), as the case may be, and instead, such amounts may be retained by the applicable Foreign Subsidiary (the Borrower hereby agreeing to use commercially reasonable efforts (as determined in the Borrower’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one (1) year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational or constitutive impediment or other impediment to permit such repatriation), and if within one (1) year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, applicable organizational or constitutive impediment or other impediment, the amount of such Net Proceeds or Excess Cash Flow will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes (including Restricted Payments permitted to be made in respect thereof), costs and expenses payable or reserved against as a result thereof) (whether or not repatriation actually occurs) to the repayment of the Term Loans pursuant to this Section 2.11 to the extent provided herein (it being understood and agreed that following the expiration of the one (1) year period referenced above, the relevant Foreign Subsidiary shall retain the relevant Net Proceeds and no prepayment therefrom shall be required) and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition, any Foreign Prepayment Event or Excess Cash Flow attributable to Foreign Subsidiaries would (x) reasonably be expected to have a material adverse tax consequence to the Borrower, its Subsidiaries or any Parent Entity taking into account foreign tax credits and other tax attributes or (y) give rise to a risk of liability for the directors of such Foreign Subsidiaries, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary. Notwithstanding the foregoing, (A) any prepayments made pursuant to this Section 2.11 shall be net of any reasonable costs, expenses or Taxes incurred by the Borrower or its Subsidiaries or any of their affiliates or equityholders arising as a result of compliance with this Section 2.11(f), and (B) the Borrower and its Subsidiaries shall be permitted to make, directly or indirectly, a dividend or distribution to their Affiliates in an amount sufficient to cover such tax liability, costs or expense. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not (i) for the avoidance of doubt, constitute a Default or an Event of Default or (ii) be included in the Retained Excess Cash Flow Amount.
(g)    In connection with (i) any optional prepayment of Borrowings hereunder or (ii) any mandatory prepayment of Borrowings hereunder, in each case, subject to the provisions of this Section 2.11(g) and Section 2.11(l), all such prepayments shall be applied in inverse order of maturity. The Administrative Agent will promptly notify each Lender holding the applicable Class of Term Loans of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each Term Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.11(c) or (d) by providing notice to the Administrative Agent at or prior to the time of such prepayment; provided that for the avoidance of doubt, no Lender may reject any prepayment made with the proceeds of Credit Agreement Refinancing Indebtedness. Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).
(h)    The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder (a) in the case of a SOFR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before the date of the proposed prepayment or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent from the Borrower on or prior to the specified date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except as otherwise provided herein, each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any prepayment fees required by Section 2.11(a), to the extent applicable.

(i)    Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower and its Subsidiaries (in such case, the foregoing being herein referred to as the “Auction Parties” and each, an “Auction Party”) may repurchase outstanding Term Loans on the following basis:
(A)    Such Auction Party may repurchase all or any portion of any Class of Term Loan pursuant to a Dutch Auction (or such other modified Dutch Auction conducted pursuant to similar procedures as the Borrower and Administrative Agent may otherwise agree); provided that no proceeds of Revolving Loans shall be used by any Auction Party to repurchase Term Loans pursuant to such Auction;
(B)    Following repurchase by any Auction Party pursuant to this Section 2.11(i), the Term Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by any Auction Party), for all purposes of this Agreement and the principal amount of the Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Class of Term Loans. In connection with any Term Loans repurchased and cancelled pursuant to this Section 2.11(i), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any payment made by any Auction Party in connection with a repurchase permitted by this Section 2.11(i) shall not be subject to any of the pro rata payment or sharing requirements of this Agreement. Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, failure by an Auction Party to make any payment to a Lender required by an agreement permitted by this Section 2.11(i) shall not constitute a Default or an Event of Default; and
(C)    Each Lender that sells its Term Loans pursuant to this Section 2.11(i) acknowledges and agrees that (i) the Auction Parties may come into possession of additional information regarding the Loans or the Loan Parties at any time after a repurchase has been consummated pursuant to an Auction hereunder that was not known to such Lender or the Auction Parties at the time such repurchase was consummated and that, when taken together with information that was known to the Auction Parties at the time such repurchase was consummated, may be information that would have been material to such Lender’s decision to enter into an assignment of such Term Loans hereunder (“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans and to consummate the transactions contemplated by an Auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the Auction Parties or any of their respective Affiliates, or any other Person shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information. Each Lender that tenders Loans pursuant to an Auction agrees to the foregoing provisions of this Section 2.11(i)(C). The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.11(i) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans by an Auction Party contemplated by this Section 2.11(i) shall not constitute Investments by such Auction Party) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.11(i).
(j)    Notwithstanding any of the other provisions of this Section 2.11, if any prepayment of SOFR Loans is required to be made under this Section 2.11, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.11 in respect of any such SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent in the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11. Such deposit shall constitute cash collateral for the SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.11.
(k)    [Reserved].
(l)    Application of Prepayment by Type of Term Loans; Repayment of Revolving Loans. In connection with any voluntary prepayments by the Borrower pursuant to Section 2.11(a), any voluntary prepayment thereof shall be applied as directed by the Borrower or, if the Borrower has not made such designation, in direct order of maturity first to ABR Borrowings to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to this Section 2.11, such prepayments shall be applied on a pro rata basis among each tranche of the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Borrowings or SOFR Loans, and, within each tranche, to the then outstanding Term Loans being repaid to scheduled amortization payments in direct order of maturity; provided that within each tranche, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Borrowings to the full extent thereof before application to Term Loans that are SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. When there are no longer any outstanding Term Loans, mandatory prepayments by the Borrower pursuant to this Section 2.11 will be applied to prepay outstanding Revolving Loans with no corresponding permanent reduction of the Revolving Commitments.
Section 2.12    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender, in accordance with its Applicable Percentage of Revolving Commitments, a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and excluding the Closing Date to, but excluding, the date on which the Revolving Commitments terminate, subject to adjustment as provided in Section 2.22. Commitment fees that have accrued to and including the last day of March, June, September and December of each year (and, with respect to the payment to be made on the date on which the Revolving Commitments terminate, commitment fees that have accrued to such date) shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, with such first payment being due on December 31, 2025; provided that no commitment fee shall accrue on the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. All commitment fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

(b)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times set forth in the Fee Letter.
(c)    All fees payable hereunder shall be paid by the Borrower on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, following the occurrence and during the continuance of a Specified Event of Default all Obligations shall bear interest, after as well as before judgment, at a rate per annum equal to, 2.00% plus (1) in the case of Loans, the rate otherwise applicable to such Loan as provided in the preceding Section 2.13(a) and (b) (including the Applicable Margin, calculated at the highest applicable level) and (2) in the case of all other Obligations, the rate applicable to Loans pursuant to Section 2.13(a) (including the Applicable Margin, calculated at the highest applicable level); provided that no default rate shall accrue on the Loans of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
(f)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.14    [Reserved].

Section 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;
(ii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by such Lender; or
(iii)    subject any Recipient to any additional Taxes of any kind whatsoever with respect to its Loans, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or change the basis of taxation of such Recipient in respect thereof (except, in each case, for Indemnified Taxes or Other Taxes indemnifiable under Section 2.17 and any Excluded Taxes);
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any SOFR Loan (as the case may be) (or of maintaining its obligation to make any such Loan) of the Borrower or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise) then the Borrower will pay to such Lender, or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender for the benefit of the Borrower, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or (b), showing in reasonable detail the basis for the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than one-hundred-eighty (180) days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, and provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one-hundred-eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16    Break Funding Payments. In the event of (a) the payment by the Borrower of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion by the Borrower of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, convert into, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(h) and is revoked in accordance therewith) or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event, including any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain its SOFR Loan (other than loss of profit). In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at Term SOFR that would have been applicable to such Loan (excluding the impact of the proviso of the “Term SOFR” definition), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the SOFR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, showing in reasonable detail the basis for the calculation thereof, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any costs incurred more than one hundred eighty (180) days prior to the date of the event giving rise to such costs.
Section 2.17    Taxes.
(a)    Each payment by or on account of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless such deduction or withholding is required by any Requirement of Law. If any applicable withholding agent is so required to deduct or withhold Taxes (as determined in the good faith discretion of such withholding agent), then such withholding agent shall so deduct or withhold and shall timely pay the full amount of deducted or withheld Taxes to the relevant Governmental Authority in accordance with any applicable law. To the extent such Taxes are Indemnified Taxes or Other Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such deduction or withholding (including any such deduction or withholding applicable to additional amounts payable under this Section 2.17), each applicable Recipient receives the amount it would have received had no such deduction or withholding been made.
(b)    In addition, but without duplication for any amounts paid pursuant to Section 2.17(a), the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)    As promptly as possible after any payment of any Taxes by a Loan Party to a Governmental Authority or a request for reimbursement pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.
(d)    Without duplication of any amounts paid pursuant to Section 2.17(a) or Section 2.17(b), the Loan Parties shall, jointly and severally, indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes that are paid or payable by such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) or are required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    (i)    Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit any such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to U.S. federal backup withholding or information reporting requirements, or any other U.S. or non-U.S. withholding requirements. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(e). If any form or certification previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Notwithstanding anything to the contrary in this Section 2.17(e)(i), the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A)-(E)) or Section 2.17(e)(iv) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided to the Administrative Agent by such Lender pursuant to this Section 2.17(e).
(ii)    Without limiting the generality of the foregoing, any Lender shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party hereto, two duly completed and executed copies of whichever of the following form or forms are applicable:
(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;
(B)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to such income tax treaty;
(C)    in the case of a Foreign Lender for whom any payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI (or any successor form);
(D)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E (or any successor form) and (2) a certificate substantially in the form of the applicable certificate set forth in Exhibit I (a “U.S. Tax Certificate”); or
(E)    in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership), an IRS Form W-8IMY (or any successor form) on behalf of itself, accompanied by a completed withholding statement and the relevant forms prescribed in Section 2.17(e)(ii)(A), (B), (C) and (D) that would be required of each such beneficial owner if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership for U.S. federal income tax purposes and one or more of its direct or indirect partners are claiming the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners.
(iii)    Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(iv)    If a payment made to any Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower and Administrative Agent as may be necessary for the Administrative Agent and the Borrower to comply with its obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.17(e)(iv), “FATCA” shall include any amendments after the date of this Agreement.
(f)    If any party determines, in its sole discretion (in good faith), that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid by any Loan Party pursuant to this Section 2.17), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(f), in no event will the indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(g)    On or before the date it becomes a party to this Agreement, any Administrative Agent (including any successor or supplemental Administrative Agent) that is a U.S. Person shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Administrative Agent is exempt from U.S. federal backup withholding. On or before the date it becomes a party to this Agreement, any Administrative Agent (including any successor or supplemental Administrative Agent) that is not a U.S. Person shall deliver to the Borrower two duly completed copies of IRS Form W-8IMY certifying that it is a “U.S. branch” and that the payments are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)). Notwithstanding anything to the contrary, nothing in this Section 2.17(g) shall require the Administrative Agent to deliver any documentation that it is not legally eligible to deliver.
(h)    Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the commitments and the repayment, satisfaction or discharge of other obligations under any Loan Document.
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.15, Section 2.16, Section 2.17 or otherwise) at or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, no later than 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in same day funds not later than 2:00 p.m. on the date specified herein. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the

Administrative Agent’s Office, except that payments pursuant to Section 2.11(i), Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars and, all other payments under each Loan Document shall be made in Dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If, other than as expressly provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans of the applicable Class and Term Loans of the applicable Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(c) shall not be construed to apply to (v) any payment or prepayment made by or on behalf of the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement as in effect on the Closing Date (including the application of funds arising from the existence of a Defaulting Lender), (w) the application of cash collateral from time to time (including the application of funds arising from the existence of a Defaulting Lender), (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant or the termination of any Lender’s commitment and non-pro rata repayment of Liens pursuant to Section 2.19(b), (y) transactions in connection with an open market purchase or a Dutch Auction as in effect on the Closing Date, or (z) in connection with a transaction pursuant to an Extension Offer, Refinancing Amendment or Incremental Facility Amendment. For the avoidance of doubt, this Section 2.18(c) shall not limit the ability of the Borrower or any other Loan Party to (i) purchase and retire Term Loans pursuant to an open market purchase or a Dutch Auction or (ii) pay principal, fees, premiums and interest with respect to Other Term Loans, Incremental Revolving Loans or Incremental Term Loans following the effectiveness of any Refinancing Amendment, any Extension Offer or Incremental Facility Amendment, as applicable, on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Extending Lenders or Lenders pursuant to such Incremental Facility Amendment, as applicable. For purposes of clause (c) of the definition of “Excluded Taxes”, a Lender that acquires a participation pursuant to this Section 2.18(c) shall be treated as having acquired such participation on the earlier date(s)

on which such Lender acquired the applicable interests in the Commitments and/or Loans to which such participation relates.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(a) or (b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any event giving rise to the operation of Section 2.26 occurs, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17 or avoid the operation of Section 2.26, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender ceases to make SOFR Loans as a result of any of the conditions in Section 1.12, Section 2.15 or Section 2.26, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) terminate the unused Commitments of such Lender (or in respect of a particular participant of a Lender) and repay the Loans of such Lender (or in respect of a particular participant of a Lender), in each case on a non-pro rata basis, so long as, in the case of any Defaulting Lender, no Event of Default has occurred and is continuing, or (2) require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. For the avoidance of doubt, any payments in connection with such assignment shall not be subject to the prepayment premium under Section 2.11(a).
(c)    Any Lender being replaced pursuant to Section 2.19(b) above or Section 9.02(c) shall (i) execute and deliver an Assignment and Assumption Agreement with respect to such Lender’s Commitment and outstanding Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption Agreement shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption Agreement, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 2.16 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
Section 2.20    Incremental Loans.
(a)    At any time and from time to time prior to the Latest Maturity Date, subject to the terms and express conditions set forth herein, the Borrower or any Guarantor may (on one or more occasions) request to add one or more new credit facilities (each, an “Incremental Facility”) denominated in (x) Dollars or (y) any other currency that is reasonably acceptable to the Administrative Agent, and consisting of one or more additional tranches of term loans (including any delayed draw term loans or commitments to provide delayed draw term loans) or an increase to an existing Class of Term Loans (each, an “Incremental Term Facility”) or one or more increases in the amount of the Revolving Commitments (a “Revolving Commitment Increase”) or the establishment of one or more new revolving credit commitments (each an “Incremental Revolving Facility”; and, collectively with any Revolving Commitment Increases, the “Incremental Revolving Commitments” and any Incremental Revolving Commitments, collectively with any Incremental Term Commitments, the “Incremental Commitments”), or a combination thereof; provided that
(i)    (A) subject to Section 1.05, no Event of Default shall exist on the date any Incremental Facility is incurred or established; provided that, in the case of any Limited Condition Transaction, at the Borrower’s election, such condition shall be deemed satisfied so long as no Specified Event of Default is continuing as of the LCT Test Date and (B) except to the extent waived by the Additional Lenders providing such Incremental Facility, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on the date any Incremental Facility is incurred or established (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such specified date, if earlier); provided that, in the case of any Limited Condition Transaction, only the Specified Representations (conformed as necessary for such transaction) shall be required to be true and correct in all material respects (without duplication of any materiality qualifiers contained therein) on the LCT Test Date (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such specified date, if earlier),
(ii)    after giving effect to the incurrence or establishment of any Incremental Facility and the use of proceeds thereof (and all related Acquisitions, Investments and other transactions consummated or to be consummated in connection therewith), on a Pro Forma Basis, the aggregate principal amount of all Incremental Facilities, all Incremental Equivalent Debt and all Permitted Ratio Debt outstanding on the date such Incremental Facility is incurred or established shall not exceed the Incremental Cap,
(iii)    no Incremental Facility shall be secured by assets that do not constitute Collateral (or, substantially concurrently with the incurrence or establishment of such Incremental Facility, are not added to the Collateral),
(iv)    no Incremental Facility shall be Guaranteed by any Subsidiary that is not a Guarantor (or, substantially concurrently with the incurrence or establishment of such Incremental Facility, joined as a Guarantor); provided that this clause (iv) shall not prohibit a Guarantor from being a borrower under such Incremental Facility, and
(v)    in the event that the Yield for any Incremental Term Facility that is pari passu in right of payment and secured by the Collateral on a pari passu basis with the Initial Term Loans is higher than the Yield for the Initial Term Loans by more than 50 basis points, then the Applicable Margin for the Initial Term Loans shall be increased to the extent necessary so that the Yield for the Initial Term Loans is equal to the Yield for such Incremental Term Facility minus 50 basis points (the provision in this Section 2.20(a)(v), the “MFN Protection”).
Each Incremental Facility shall be in an integral multiple of $1,000,000 (or such lesser amount as is reasonably acceptable to the Administrative Agent) and be in an aggregate principal amount that is not less than $2,500,000 (or such lesser amount as is reasonably acceptable to the Administrative Agent); provided that such amount may be less than $2,500,000 and in an integral multiple that is less than $1,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.
(b)    Each Incremental Term Facility (i) if made a part of the existing tranche of Initial Term Loans, shall have terms identical to those terms applicable to such Initial Term Loans (including maturity date and, other than with respect to original issue discount or upfront fees, interest rates) and be pursuant to the same documentation as the Initial Term Loans (other than the Incremental Facility Amendment evidencing such Incremental Term Facility) or (ii) if consisting of an additional tranche of term loans shall have such terms as determined by the Borrower and the Additional Lenders providing such Incremental Term Facility; provided that (A) such Incremental Term Facility shall rank pari passu or junior in right of payment with the Initial Term Loans, (B) if secured, the Liens securing such Incremental Term Facility shall rank pari passu with or junior to the Liens securing the Initial Term Loans, (C) no Incremental Term Facility shall have a final maturity date earlier than the then existing Latest Maturity Date with respect to Initial Term Loans, other than customary interim loan facilities and customary bridge facilities which extend into Term Loans with a Weighted Average Life to Maturity no earlier than the then existing Weighted Average Life to Maturity with respect to Initial Term Loans (“Customary Bridge Loans”), (D) no Incremental Term Facility shall have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining Initial Term Loans (without giving effect to any amortization or prepayments on the Initial Term Loans), other than Customary Bridge Loans, (E) if such Incremental Term Facility is subordinated in right of payment to the Obligations, such Incremental Term Facility shall be subject to a subordination agreement on terms reasonably acceptable to the Administrative Agent, (F) the definitive documentation governing such Incremental Term Facility may provide that the Additional Lenders providing such Incremental Term Facility shall participate on a pro rata basis or less than pro rata basis with respect to any voluntary prepayments of the Initial Term Loans or a pro rata basis (with respect to any such Incremental Term Facility that is pari passu in right of payment and security with the Initial Term Loans) or less than pro rata basis in any mandatory prepayments of the Initial Term Loans (or on a greater than pro rata basis with respect to prepayments constituting permitted refinancings) and (G) except as otherwise required or permitted by this Section 2.20, all other terms of such Incremental Term Facility shall be as agreed by the Borrower and the Additional Lenders providing such Incremental Term Facility; provided that, if the terms of such Incremental Term Facility are not consistent with the terms of the outstanding Initial Term Loans, such terms shall (A) at the option of the Borrower (1) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (2) not be materially more restrictive to the Borrower (as determined by the Borrower), when taken as a whole, than the terms the outstanding Initial Term Loans (except for covenants or other provisions applicable only to periods after the Latest Maturity Date of the then-outstanding Initial Term Loans) or (B) if neither of the requirements in clause (A) are satisfied, be reasonably satisfactory to the Administrative Agent.
(c)    Each Incremental Revolving Facility shall have terms (including the Applicable Margin but excluding original issue discount, upfront fees and arrangement, structuring or other fees payable in connection therewith) that are identical to those applicable to the existing Revolving Facility.
(d)    Each notice from the Borrower pursuant to this Section 2.20(d) shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to provide Commitments under an Incremental Facility shall be reasonably satisfactory to the Borrower, the Administrative Agent (to the extent such consent would be required for an assignment of such Loans or Commitments pursuant to Section 9.04, including, without limitation, relating to restrictions on assignments and participations to Debt Fund Affiliates and Non-Debt Fund Affiliates, and in any event, such consent not to be unreasonably withheld, delayed or conditioned) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by each of the Borrower, such Additional Lender (in the case of this Agreement and, as appropriate, any other Loan Document, as applicable) and, to the extent it directly adversely amends or modifies, as determined by the Borrower in good faith, the rights or duties of the Administrative Agent, the Administrative Agent. No Lender shall be obligated to provide any Commitments under an Incremental Facility, unless it so agrees; provided, however, that each Lender shall be provided, upon no less than ten (10) days’ prior notice of the date of the proposed incurrence of such Incremental Facility, a bona fide offer to participate in each Incremental Facility on a pro rata basis and on the same terms as being offered to any proposed Additional Lender that is not an existing Lender (and any amounts declined by such Lender shall be offered ratably to the remaining Lenders before being offered to any proposed Additional Lender that is not an existing Lender). Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Facility

Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (y) of the second proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction (or waiver) on the date thereof of the express conditions in respect of such Incremental Facility Amendment to be mutually agreed upon by the Additional Lenders and the Borrower customary for transactions of the type in respect of which the applicable Incremental Facility relates. The proceeds of any Loans under an Incremental Facility will be used as set forth in Section 5.10. This Section 2.20 shall supersede any provisions in Section 2.11, Section 2.18 and Section 9.02 to the contrary.
(e)    Upon each increase in the Revolving Commitments under any Revolving Facility pursuant to this Section 2.20, each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase. Additionally, if any Revolving Loans are outstanding under a Revolving Facility at the time any Incremental Revolving Commitments are established, the applicable Revolving Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Loans outstanding under such Revolving Facility at such time as the Administrative Agent may require such that each Revolving Lender holds its Applicable Percentage of all Revolving Loans outstanding under such Revolving Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
Section 2.21    Refinancing Amendments. At any time after the Closing Date, the Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the Borrower and the Administrative Agent (solely to the extent such consent would be required under Section 9.04(b)(i)) (any such existing Lender or other Person being called an “Additional Refinancing Lender”), Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this Section 2.21 will be deemed to include any then outstanding Other Term Loans constituting Term Loans), in the form of (x) Other Term Loans, Other Term Commitments, or Refinancing Notes, in each case pursuant to a Refinancing Amendment; provided that (i) such Credit Agreement Refinancing Indebtedness shall (A) rank pari passu or junior in right of payment with the other Loans and Commitments hereunder and (B) if secured, be secured by Liens on the Collateral ranking pari passu with, or junior to, the Liens securing the Secured Obligations and the holders of such Indebtedness shall have become party to a Customary Intercreditor Agreement with the Administrative Agent or shall be unsecured, (ii) such Credit Agreement Refinancing Indebtedness shall have such pricing, interest, fees, premiums and optional prepayment and redemption terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, (iii) to the extent secured, such Credit Agreement Refinancing Indebtedness shall only be secured by assets consisting of (or, substantially concurrently with the grant of such Lien in connection with such Credit Agreement Refinancing Indebtedness, also become) Collateral, (iv) any Credit Agreement Refinancing Indebtedness may provide for the ability to participate on a pro rata basis or less than pro rata basis in any mandatory prepayments with the Initial Term Loans, but shall not provide for the ability to participate on a greater than pro rata basis, (v) such Credit Agreement Refinancing Indebtedness satisfies the requirements set forth in clauses (i) through (v) of the definition of “Credit Agreement Refinancing Indebtedness”, and (vi) if such Credit Agreement Refinancing Indebtedness is junior in right of payment the Administrative

Agent and/or the Administrative Agent acting on behalf of the holders of such Indebtedness shall have become party to a customary subordination agreement in form and substance reasonably satisfactory to the Administrative Agent. The effectiveness of any Refinancing Amendment shall be subject to such express conditions as are mutually agreed with the participating Additional Refinancing Lenders. Each Class of Credit Agreement Refinancing Indebtedness (other than in connection with an extension of the maturity of Term Loans) incurred under this Section 2.21 shall be in an integral multiple of $500,000 and be in an aggregate principal amount that is not less than $1,000,000; provided that such amount may be less than $1,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Credit Agreement Refinancing Indebtedness set forth above. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or reasonably advisable to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, or reasonably advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21. This Section 2.21 shall supersede any provisions in Section 2.18 and Section 9.02 to the contrary.
Section 2.22    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that

Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.12(a) or any default rate of interest pursuant to Section 2.13(c), in each case, for any period during which that Lender is a Defaulting Lender.
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentage, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 2.23    [Reserved].
Section 2.24    Extensions of Term Loans, Revolving Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by (i) the Borrower to all Lenders of Term Loans of the applicable Class with a like maturity date or (ii) the Borrower to all Lenders with Revolving Commitments of the applicable Class with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments, as the case may be, with a like maturity date) and offered on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans, and/or Revolving Commitments and otherwise modify the terms of such Term Loans, and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule, optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the Initial Term Loans and the Initial Revolving Commitments (in each case not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of

Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied (or waived):
(i)    except as to interest rates, fees, premiums, amortization, prepayments, AHYDO Catch-Up Payments and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer and which shall be no earlier than the maturity date of the Class of Revolving Commitments for which such Extension Offer was made), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment (an “Extending Revolving Loan Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment” and the loans made pursuant thereto, the “Extended Revolving Loans”), and the related outstandings, shall have covenants, events of default and guarantees that, if not consistent with the terms of the Revolving Commitments, are not materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Revolving Commitment unless (x) the Revolving Lenders receive the benefit of such more restrictive terms or (y) any such provisions apply after the Revolving Loan Maturity Date (as determined in good faith by the Borrower); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extended Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis or less with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Class on a non-pro rata basis as compared to any other Class with a later maturity date than such Class, (3) assignments and participations of Extended Revolving Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (4) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any Initial Revolving Commitments) which have more than four different maturity dates,
(ii)    except as to interest rates, fees, premiums, amortization, prepayments, AHYDO Catch-Up Payments and final maturity (which shall, subject to the immediately succeeding Section 2.24(a)(iii) and (iv), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”, and together with Extending Revolving Loan Lenders, “Extending Lenders”) extended pursuant to any Extension (“Extended Term Loans”) shall have covenants, events of default and guarantees that, if not consistent with the terms of the Term Loans, are not materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date,
(iii)    the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans for which such Extension Offer was made and at no time shall the Term Loans (including Extended Term Loans) have more than six (6) different maturity dates,

(iv)    the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby,
(v)    if the aggregate principal amount of Term Loans (calculated on the face amount thereof), or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans, or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans, or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer,
(vi)    all documentation in respect of such Extension shall be consistent with the foregoing, and
(vii)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.24, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans, or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.24.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans, and/or Revolving Commitments (or a portion thereof) and (ii) to the extent directly adversely amending or modifying the rights or duties of the Administrative Agent beyond those of the type already required to perform under the Loan Documents, the Administrative Agent and/or Administrative Agent, as applicable, which consent shall not be unreasonably withheld or delayed; provided that the Borrower will promptly notify the Administrative Agent of any such Extensions. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral may be on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and, to the extent applicable, the Administrative Agent, to enter into amendments to this Agreement and the other Loan Documents with the Borrower and other Loan Parties as may be necessary or advisable in order to establish new Classes in respect of Revolving Commitments, or Term Loans so extended and such technical amendments as may be necessary, advisable or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.24. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent are hereby directed to amend) any Mortgage that has a maturity date prior to the latest termination date of any Extended Term Loans or Extended Revolving Commitments so that such maturity date is extended to the latest termination date of any Extended Term Loans or Extended Revolving Commitments (or such later date as may be advised by local counsel to the Administrative Agent). No Lender shall be required to participate in any Extension.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.24.
Section 2.25    Term Loan Exchange Notes.
(a)    The Borrower may by written notice from the Borrower to the Administrative Agent elect to offer (each a “Permitted Debt Exchange Offer”) to issue to Lenders holding Term Loans under this Agreement first priority senior secured notes and/or junior lien secured notes secured by the Collateral on a pari passu or junior lien basis and/or unsecured notes (the “Term Loan Exchange Notes”) in exchange for the Term Loans (each such exchange, a “Permitted Debt Exchange”); provided that such Term Loan Exchange Notes may not be in an aggregate principal amount greater than the Term Loans being exchanged plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions and expenses in connection with the issuance of the Term Loan Exchange Notes. Each such notice shall specify the date (each, a “Term Loan Exchange Effective Date”) on which the Borrower proposes that the Term Loan Exchange Notes shall be issued, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent); provided that: (v) the Weighted Average Life to Maturity of such Term Loan Exchange Notes shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term Loans being exchanged and the Term Loan Exchange Notes shall not have a final maturity before the Term Loan Maturity Date then in effect for the Class or Classes of Term Loans being exchanged (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Term Loan Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof); (w) if secured, such Term Loan Exchange Notes shall (A) rank pari passu or junior in right of payment with the Loans and Commitments being exchanged hereunder and (B) if secured, be secured by Liens on the Collateral ranking pari passu with the Liens securing the Secured Obligations or junior to the Liens on the Collateral securing the Secured Obligations and the holders of such Indebtedness shall have become party to a Customary Intercreditor Agreement with the Administrative Agent or shall be unsecured; (x) shall not have scheduled amortization or payments of principal and not be subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (other than customary AHYDO Catch-Up Payments, offers to repurchase and prepayment events upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default); (y) all other terms and conditions (other than maturity, interest rates, pricing, amortization, AHYDO Catch-Up Payments, optional prepayment terms, and fees)

applicable to such Term Loan Exchange Notes, if not consistent with the terms of the Term Loans, shall not be materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans unless (1) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (2) any such provisions apply after the Term Loan Maturity Date; and (z) the obligations in respect of the Term Loan Exchange Notes (A) shall not be secured by Liens on any asset of the Borrower and its Subsidiaries other than assets constituting (or, substantially concurrently with the grant of such security interest in connection with such Term Loan Exchange Notes, also become) Collateral, (B) if such Term Loan Exchange Notes are secured, all security therefor shall be granted pursuant to documentation that is not more restrictive than the Security Documents in any material respect taken as a whole (as determined by the Borrower), or (C) shall not be incurred or Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently Guaranteed or borrowed such Term Loans being exchanged.
(b)    The Borrower shall offer to issue Term Loan Exchange Notes in exchange for the Class of Term Loans to all Lenders holding such Class of Term Loans (other than any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) on a pro rata basis, and such Lenders may choose to accept or decline to receive such Term Loan Exchange Notes in their sole discretion. Any such Term Loans exchanged for Term Loan Exchange Notes shall be automatically and immediately, without further action by any Person, cancelled on the Term Loan Exchange Effective Date for all purposes of this Agreement (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the Term Loan Exchange Effective Date, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange).
(c)    If the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered.

(d)    With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.25, unless waived by the Borrower, such Permitted Debt Exchange Offer shall be made for not less than $5,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing the Borrower may at its election specify (A) as a condition to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that this Section 2.25 shall supersede any provisions of Section 2.11, Section 2.18 and Section 9.02 to the contrary, waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the incurrence of any Indebtedness expressly provided for by this Section 2.25 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.25.
(e)    In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.25; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than one (1) Business Day prior to the proposed date of effectiveness for such Permitted Debt Exchange and the Administrative Agent shall be entitled to conclusively rely on such results.
(f)    The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
Section 2.26    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Change in Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain SOFR Borrowings as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make SOFR Borrowings, continue SOFR Borrowings as such and convert ABR Borrowings to SOFR Borrowings shall forthwith be canceled and (b) such Lender’s Loans then outstanding as SOFR Borrowings, if any, shall be converted automatically to ABR Borrowings on the respective last days after the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a SOFR Borrowing occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
As of the date hereof, the Borrower represents and warrants to the Lenders, in each case after giving effect to the Transactions on the Closing Date (limited, in the case of such representations and warranties made on the Closing Date, to the Specified Representations) and on the date of each Credit Event thereafter, subject to Section 1.05, that (provided that, in the case of an English Loan Party, the representation and warranty under Section 3.18 shall be subject to the Legal Reservations and the Perfection Requirements):
Section 3.01    Organization; Powers. The Borrower and each Subsidiary is (a) duly organized or incorporated, validly existing and, to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the laws of the jurisdiction of its organization or incorporation and (b) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) to execute, deliver and perform its obligations under each Loan Document to which it is a party, except in the case of clauses (a) (other than with respect to the Borrower) and (b), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02    Authorization; Enforceability. This Agreement (and the lending transactions contemplated hereby to occur on the Closing Date) has been duly authorized by all necessary corporate, shareholder or other organizational action by the Borrower and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action by such Loan Party, and each Loan Party has duly executed and delivered each Loan Document to which it is a party and each such Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, arrangement, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties.
Section 3.03    Governmental Approvals; No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party, the incurrence of Indebtedness hereunder and the granting of the Guarantees and security interests in respect thereof (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Closing Date, (ii) filings necessary to perfect Liens created under the Loan Documents (including, without limitation, the filing of UCC financing statements, PPSA financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office) and (iii) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of the Borrower or any of its Subsidiaries, (c) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries, (d) will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the Borrower or any of its Subsidiaries or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Closing Date and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents and Liens permitted under Section 6.02, except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.04    Financial Condition; No Material Adverse Change.
(a)     The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial position of the Borrower and its Subsidiaries as of the date(s) thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, (i) except as otherwise expressly noted therein and (ii) subject, in the case of the Unaudited Financial Statements, to changes resulting from normal year-end adjustments and the absence of footnotes.
(b)    Since the Closing Date, no event, change or condition has occurred that has resulted in a Material Adverse Effect.
(c)    Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in accounting principles, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Loan Documents.
Section 3.05    Properties, Rights and Assets.
(a)    The Borrower and each Subsidiary has good and marketable title to, valid leasehold interests in, or rights to use, all its real and personal property material to its business, except for Liens permitted under Section 6.02 and minor defects in title and except where the failure to have such interest would not reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower and each Subsidiary owns or has the valid and enforceable right to use all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, free and clear of all Liens other than Liens permitted under Section 6.02, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, the operation of their respective businesses by the Borrower and its Subsidiaries does not infringe upon, misappropriate or otherwise violate the proprietary rights of any third party, except where any such infringement, misappropriation or violation would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Person is infringing the Intellectual Property owned by the Borrower or any Subsidiary in a manner which would reasonably be expected to have a Material Adverse Effect. All proprietary, registered Intellectual Property that is necessary for the operation of their respective businesses by the Borrower or any Subsidiary is subsisting and unexpired, and to the knowledge of the Borrower, valid and enforceable.
Section 3.06    Litigation and Environmental Matters.
(a)    There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower and its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or knows of any basis for which it would reasonably be expected for the Borrower or any Subsidiary to become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.
Section 3.07    Compliance with Laws. The Borrower and its Subsidiaries are in compliance with all Requirements of Law applicable to them or their property, except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.08    Investment Company Status. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 3.09    Taxes. The Borrower and its Subsidiaries have timely filed or caused to be filed all Tax returns and reports required to have been filed by them and have paid or caused to be paid all Taxes required to have been paid by them (including in their capacity as a withholding agent), except (a) any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP or applicable foreign accounting principles or (b) to the extent that such failure to do so would reasonably be expected to result in a Material Adverse Effect.
Section 3.10    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 3.11    Disclosure. The representations and warranties of the Borrower contained in any Loan Document or in any other documents, certificates or written statements furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent in connection with the Transactions (other than projections, budgets, estimates, forecasts, models, pro forma financial information and other forward-looking information and information of a general economic or general industry nature and other general market data, together with the Projections, collectively, the “Projection Materials”), when taken as a whole after giving effect to all supplements and updates provided thereto, do not, as of the date furnished, supplemented or updated, contain any untrue statement of a material fact or omit to state any material fact (known to the Borrower, in the case of any document not furnished by any of them) necessary to make the statements therein not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements and updates thereto from time to time). As of the Closing Date, any Projection Materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being understood by the Administrative Agent and the Lenders that such Projection Materials (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results or forecast in any such Projection Materials will be realized and (C) the actual results may differ from the forecast results set forth in such Projection Materials and such differences may be material, (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such Projection Materials may vary significantly from the projected results and such differences may be material and (iv) are such that no representation or warranty is made with respect to information of a general economic or general industry nature.

Section 3.12    Labor Matters. There are no strikes, work stoppages or labor disputes against the Borrower or any Subsidiary pending or, to the actual knowledge of the Borrower, threatened in writing, in each case, that would reasonably be expected to have a Material Adverse Effect.
Section 3.13    Capitalization of Subsidiaries. As of the Closing Date, Schedule 3.13 sets forth the name of and the ownership by the Borrower and each of its Subsidiaries in, each Subsidiary and identifies each Subsidiary that is a Loan Party as of the Closing Date or are to be joined as Loan Parties pursuant to Section 5.17; provided that inaccuracies in the name and ownership of any Foreign Subsidiary that is not a Material Subsidiary shall be deemed not material for all purposes under this Agreement and the other Loan Documents.
Section 3.14    Solvency. As of the Closing Date, immediately after giving effect to the consummation of all of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.
Section 3.15    Federal Reserve Regulations.
(a)    Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(b)    Taking into account all of the Transactions, no part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation T, U or X.
Section 3.16    Use of Proceeds. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 5.10.
Section 3.17    No Default. After the Closing Date, no Default or Event of Default has occurred and is continuing.
Section 3.18    Security Documents. The Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable in accordance with their respective terms (subject to (a) as to enforceability, applicable bankruptcy, insolvency, arrangement, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) any filings, notices and registrations and other perfection requirements necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties (which filings or recordings shall be made and paid within the requisite time period to the extent required by any Security Document or by the Administrative Agent)) Liens on, and security interests in, the Collateral and, (i) when all appropriate filings, notices or recordings are made in the appropriate offices, corporate records or with the appropriate Persons as may be required under applicable laws and/or any Security Document (which filings, notices or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document), such security interests in the Collateral will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (subject to Liens permitted under the Loan Documents).

Section 3.19    OFAC; FCPA; Patriot Act.
(a)    General. No part of the proceeds of any Loan will be used by any Loan Party (A) to fund or finance any unlawful activities or business of, with, or for the benefit of any Sanctioned Person or in any Sanctioned Country or (B) for any unlawful payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Sanctions Laws or applicable Anti-Corruption Laws, respectively.
(b)    Anti-Terrorism Laws, Etc. The Borrower and each of its Subsidiaries is and will remain at all times in compliance with all applicable Sanctions Laws.  None of the Borrower, any of its Subsidiaries, nor any of their respective directors or officers or, to the knowledge of Borrower, its employees or agents (i) is a Sanctioned Person or (ii) acts, directly or indirectly, for or on behalf of, any Sanctioned Person. Neither the entry into, nor any performance under, this Agreement or any other Loan Document will result in a violation of Sanctions Laws by any Person.
(c)    Anti-Corruption Laws, Etc.  The Borrower and each of its Subsidiaries is in compliance with applicable Anti-Corruption Laws. To the knowledge of any Responsible Officer of the Borrower, neither the Borrower nor any of its Subsidiaries have been convicted of violating any Anti-Corruption Laws or has been made aware of any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws. To the knowledge of any Responsible Officer of the Borrower, there is no material suit, litigation, arbitration, claim, audit, action, proceeding or investigation pending or, to the knowledge of any Responsible Officer of the Borrower, threatened against the Borrower or any of its Subsidiaries related to any applicable Anti-Corruption Laws. To the knowledge of any Responsible Officer of the Borrower, none of the Borrower, it Subsidiaries or any of their respective Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law. None of the Borrower, its Subsidiaries, nor any of their respective Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any Anti-Corruption Law.
(d)    Sanctions Laws. The Borrower and each of its Subsidiaries is in compliance with all applicable Sanctions Laws.  None of the Borrower, its Subsidiaries or any of their respective directors or officers or to the knowledge of the Borrower, any of their respective employees (i) is a Sanctioned Person or (ii) ordinarily acts, directly or indirectly, for or on behalf of, any Sanctioned Person. Neither the entry into, nor any performance under, this Agreement or any other Loan Document will result in a violation of Sanctions Laws by any Person.
Section 3.20    Insurance. The properties of the Borrower and its Subsidiaries are insured with such insurance companies and in such amounts, with such deductibles and covering such risks, as required pursuant to Section 5.07 of this Agreement.
Section 3.21    [Reserved].
Section 3.22    Intellectual Property. The Borrower and its Subsidiaries owns, is licensed to use or otherwise possesses the right to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own, license or possess the right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, (a) the conduct and operations of the businesses of each Loan Party does not infringe, misappropriate or violate any Intellectual Property owned by any other Person and (b) no other Person has contested in writing any right, title or interest of any Loan Party or any Subsidiary of any Loan Party in, or relating to, any Intellectual Property, other than, in each case of (a) and (b), as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.23    Relevant External Company. No Loan Party is a relevant external company, as that term is defined in section 1301 of the Irish Companies Act.
Section 3.24    Disclosure in Relation to DAC6. No transaction contemplated by the Loan Documents nor any transaction to be carried out in connection with any transaction contemplated by the Loan Documents meets any hallmark set out in Annex IV of the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.
Section 3.25    Centre of Main Interest. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each Irish Loan Party’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Ireland and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
ARTICLE IV

CLOSING CONDITIONS; ETC.
Section 4.01    Closing Date. This Agreement and the obligations of the Lenders to make the extensions of credit to be made hereunder on the Closing Date shall not become effective until the date on which each of the following express conditions is satisfied (or waived by the Lenders):
(a)    The Administrative Agent (or its counsel) shall have received: (i) from the Loan Parties executed counterparts of this Agreement signed on behalf of such party, together with all Schedules hereto, (ii) from the Loan Parties executed counterparts of the Guaranty, the Security Agreement and each IP Security Agreement entered into in connection with this Agreement, (iii) [reserved] and (iv) all actions necessary to establish that the Administrative Agent will have a perfected first priority security interest (including creation and perfection) in the Collateral to the extent required by the Security Documents shall have been taken; provided, in each case, that to the extent (x) any security interests in any Collateral (other than Collateral that may be perfected by the filing of UCC financing statements, the making of federal intellectual property filings with the United States Patent and Trademark Office and/or the United States Copyright Office or, the delivery of stock certificates with respect to certificated securities and appropriate instruments of transfer endorsed in blank) or (y) insurance deliverables are not or cannot be provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so, without undue burden or expense, the delivery of such insurance deliverables or Collateral (and perfecting of security interests therein) shall not constitute a condition precedent to the availability of the Initial Term Loans and the Initial Revolving Loans, if any, on the Closing Date, but shall be required to be granted and/or perfected pursuant to Section 5.17.
(b)    The Administrative Agent (or its counsel) shall have received customary written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date after giving effect to the Transactions) of Morrison & Foerster LLP, as special counsel to the Loan Parties.

(c)    The Administrative Agent (or its counsel) shall have received a customary secretary’s certificate of a Responsible Officer of the Borrower and each Guarantor which attaches (i) a copy of each Organizational Document of each Loan Party, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party as of the Closing Date and prior to the funding of the Initial Term Loans and Initial Revolving Loans, if any, requested on the Closing Date; (iii) resolutions of the board of directors or similar governing body of the Loan Parties approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party as of the Closing Date and prior to the funding of the Initial Term Loans and Initial Revolving Loans, if any, requested on the Closing Date, certified as of the Closing Date by such Loan Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of the Borrower’s and the Guarantors’ respective jurisdiction of incorporation, organization or formation dated a recent date prior to the Closing Date.
(d)    The Administrative Agent (or its counsel) shall have received a Borrowing Request relating to the Borrowing of the Initial Term Loans and any Initial Revolving Loans requested on the Closing Date.
(e)    The Administrative Agent (or its counsel) shall have received all fees and other amounts due and payable by any Loan Party on or prior to the Closing Date, including under the Fee Letter and, to the extent invoiced, reimbursement or payment of all reasonable documented out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document; provided that any such fees and other amounts to be paid must be invoiced at least three (3) Business Days prior to the Closing Date and may be offset against the proceeds of the Initial Term Loans or Initial Revolving Loans, if any, requested on the Closing Date.
(f)    Substantially concurrently with the funding of the Initial Term Loans and any Initial Revolving Loans, the Closing Date Refinancing shall have been consummated.
(g)    The Administrative Agent (or its counsel) shall have received a Solvency Certificate.
(h)    The Administrative Agent (or its counsel) shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information about the Borrower required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act and the Beneficial Ownership Regulation, to the extent such information shall have been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date.
(i)    the Specified Representations shall be true and correct in all material respects (except to the extent qualified by materiality or “Material Adverse Effect”, in which case such representations shall be true and correct in all respects) (except that any representations and warranties which expressly relate to an earlier date or period shall only be required to be true and correct in all material respects or in all respects, as applicable, as of the respective date or for the respective period, as the case may be).

(j)    The Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.01(f), (i) and (m) have been satisfied.
(k)    The Administrative Agent (or its counsel) shall have received the Lockup Agreement.
(l)    The Administrative Agent (or its counsel) shall have received a perfection certificate in form and substance reasonably satisfactory to the Administrative Agent.
(m)    Since December 31, 2024, no Material Adverse Effect has occurred.
For purposes of determining whether the conditions set forth in this Section 4.01 have been satisfied, by releasing its signature page hereto or to an Assignment and Assumption Agreement, the Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the Administrative Agent or such Lender, as the case may be.
Section 4.02    Each Credit Event. Subject to Section 1.05 and except as otherwise provided in Section 2.20, the obligation of each Lender to make a Loan on the occasion of any Borrowing after the Closing Date (each such event, a “Credit Event”), is subject to receipt of the request therefor in accordance herewith and to the satisfaction (or waiver) of the following express conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifiers contained therein), in each case on and as of the date of such Credit Event (except in the case of any representation and warranty which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such specified date, if earlier).
(b)    No Default or Event of Default, shall have occurred and be continuing at the time of and immediately after giving effect to such Credit Event.
(c)    The Administrative Agent (or its counsel) shall have received a Borrowing Request meeting the requirements of Section 2.03.
ARTICLE V

AFFIRMATIVE COVENANTS
From and after the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 5.01    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent which will furnish to the Lenders:
(a)    within ninety (90) days of each fiscal year end of Borrower, commencing with the fiscal year ending December 31, 2025, the audited financial statements of Borrower and its consolidated Subsidiaries, in each case prepared in accordance with GAAP in all material respects, as of the end of and for such year of Borrower and related notes thereto, all reported on by independent public accountants of recognized national standing or any other accounting firm reasonably acceptable to the

Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms, BDO USA, P.C., Grant Thornton LLP and RSM US LLP (or the applicable affiliate thereof) shall be acceptable to the Administrative Agent) setting forth in pro forma comparative unaudited form the figures for the previous fiscal year, together with a report and opinion that is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than (1) any such qualification, exception or explanatory paragraph as a result of (A) an upcoming maturity date of any Indebtedness (including the termination of the Revolving Commitments or the commitments under any other revolving credit facility) occurring within one (1) year from the time such opinion is delivered or (B) any actual or potential inability to satisfy any financial maintenance covenant set forth in the Loan Documents or any other Indebtedness and (2) any explanatory or “emphasis of the matter” paragraph) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements);
(b)    (i) within forty-five (45) days after each fiscal quarter end (or seventy-five (75) days after the end of the fourth fiscal quarter of each year), commencing with the fiscal quarter ending September 30, 2025, the unaudited financial statements of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter of the Borrower and its Subsidiaries setting forth in comparative form the figures for the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    [reserved];
(d)    (i) concurrently with the delivery of the financial statements under Sections 5.01(a) and (b), a Compliance Certificate (A) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) setting forth reasonably detailed calculations, solely in the case of financial statements delivered for any period ending on or after December 31, 2025, demonstrating compliance with the First Lien Net Leverage Ratio covenant contained in Section 6.10 and (ii) concurrently with the delivery of the financial statements under Sections 5.01(a) and (b) above, beginning with the financial statements for the fiscal quarter ending December 31, 2025, an Excess Cash Flow Certificate for the most recently ended Excess Cash Flow Period; provided that, to the extent the Required ECF Percentage is 0% for any Excess Cash Flow Period, the Borrower shall not be required to deliver an Excess Cash Flow Certificate.
(e)    not later than seventy-five (75) days after the last day of each fiscal year ending after the Closing Date, a consolidated budget for the Borrower and its Subsidiaries for the following fiscal year on a quarter-by-quarter basis (collectively, the “Projections”), it being understood and agreed that any financial or business projections furnished by the Borrower and its Subsidiaries (i)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries, (B) no assurance is given by the Borrower and its Subsidiaries that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (ii) are not to be viewed as facts and are not a guarantee of performance;
(f)    [reserved];

(g)    promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as the Administrative Agent (on behalf of itself or upon the request of any Lender) may reasonably request, including, without limitation, information requested on behalf of any Lender to comply with Section 9.14; provided that neither the Borrower nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product; and
(h)    solely to the extent requested by the Administrative Agent with reasonable advance notice, access to management of the Borrower and its Subsidiaries during the Borrower’s normal working hours, at times, locations and format reasonably selected by Borrower.
Notwithstanding the foregoing, the obligations in Sections 5.01(a) and (b), may be satisfied by furnishing, at the Borrower’s option, (A) the applicable financial statements that include the Borrower or any Parent Entity or (B) the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that (i) to the extent such materials are provided in lieu of the financial statements required to be delivered pursuant to Section 5.01(a), such materials shall be reported on by independent public accountants of recognized national standing or any other accounting firm reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms, BDO USA, P.C., Grant Thornton LLP and RSM US LLP (or the applicable affiliate thereof) shall be acceptable to the Administrative Agent), with a report and opinion that is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than (1) any such qualification, exception or explanatory paragraph as a result of (A) an upcoming maturity date of any Indebtedness (including the termination of the Revolving Commitments or the commitments under any other revolving credit facility) occurring within one (1) year from the time such opinion is delivered, or (B) any actual or potential inability to satisfy any financial maintenance covenant set forth in the Loan Documents for any period or (2) any explanatory or “emphasis of the matter” paragraph) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance in all material respects with GAAP (except as otherwise disclosed in such financial statements), and (ii) such materials shall be accompanied by customary consolidating information that explains in reasonable detail the differences between the information relating to the Borrower and its Subsidiaries or Parent Entity, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand; provided that any consolidating information delivered pursuant to this paragraph shall (i) be certified by a Financial Officer of the Borrower and (ii) provide a reasonably detailed bridge to any calculations set forth in Compliance Certificate delivered therewith. For the avoidance of doubt, it is acknowledged that any consolidating or combining information delivered pursuant to this paragraph shall not be required to be audited.
All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are posted on the SEC’s website on the Internet at www.sec.gov, (ii) on which the Borrower post such documents, or provide a link thereto, on their website or (iii) on which such documents are posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by the Administrative Agent); provided that (A) the Borrower shall, at the request of the

Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents to the Administrative Agent and (B) to the extent that the Borrower does not deliver copies of such documents to the Administrative Agent, the Borrower shall notify (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)) the Administrative Agent of the posting of any such documents on any website. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
The Borrower represents and warrants that it, no Controlling Person (if any) or Subsidiary (i) has registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) above, along with the Loan Documents, available to Public Lenders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public Lenders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities. In no event shall the Administrative Agent post compliance or borrowing base certificates or budgets to Public Lenders.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or the Subsidiaries of the Borrower, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will, at the request of the Administrative Agent, use commercially reasonable efforts to identify that portion of the Borrower Materials that are to be made available to Public Lenders; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall remain subject to the provisions of Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC”); provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or the Loan Documents. Notwithstanding the foregoing, to the extent the Borrower has had a reasonable opportunity to review, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loans.
Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT DOES NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.
Section 5.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) prompt written notice of a Responsible Officer of the Borrower or Guarantor obtaining knowledge of any of the following:
(a)    the occurrence of any Event of Default, in each case, except to the extent the Administrative Agent shall have furnished the Borrower written notice thereof;
(b)    the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Loan Party thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document; and
(c)    any development that has resulted in, or would reasonably be expected to result in a Material Adverse Effect.
Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Documents required to be delivered pursuant to this Section 5.02 may be delivered electronically in accordance with Section 5.01.
Section 5.03    KYC Information. Promptly following any written request therefor, the Borrower shall furnish information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
Section 5.04    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect (a) its legal existence (except as otherwise permitted hereunder) and (b) the property, rights, assets, licenses, permits, privileges, franchises, and registered Intellectual Property necessary to conduct its business, except, in the case of clauses (a) (other than with respect to the Borrower) and (b), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.

Section 5.05    Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay all Tax liabilities (including in their capacity as a withholding agent), before any penalty accrues thereon, except where (i) any such payment is being contested in good faith by appropriate proceedings and such Person has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with GAAP or (ii) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.06    Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business (other than any property referenced in Section 5.04) in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted; provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.
Section 5.07    Insurance.
(a)    The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly-situated Persons engaged in the same or similar business) and against such risks as is (i) customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations as reasonably determined by management of the Borrower and (ii) considered adequate by the Borrower. The Borrower will furnish to the Administrative Agent, promptly following written request, information in reasonable detail as to the insurance so maintained; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to provide such information one time in any fiscal year. Without limiting the generality of the foregoing, the Borrower will, or will cause each Loan Party to, maintain or cause to be maintained, with a financially sound and reputable insurer, flood insurance with respect to each Flood Hazard Property (if any) that is located in a community that participates in the National Flood Insurance Program, in an amount and otherwise sufficient to comply with all applicable Requirements of Law promulgated pursuant to the Flood Insurance Laws and upon the request of Administrative Agent, deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance.
(b)    The Borrower will (i) use commercially reasonable efforts to ensure all such insurance shall provide that no cancellation thereof shall be effective until at least thirty (30) days (or ten (10) days in the case of cancellation for non-payment) after receipt by the Administrative Agent of written notice thereof; provided that no Event of Default shall result from the Administrative Agent’s failure to receive any such notice and (ii) cause all such insurance to name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable. Insurance certificates evidencing compliance with the foregoing shall be delivered to Administrative Agent upon reasonable request (but in any event, not more frequently than annually). Notwithstanding the foregoing, provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or the applicable Guarantor, (B) to the extent the Administrative Agent receives any proceeds, the Administrative Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and its Subsidiaries, and (C) the Administrative Agent agrees that the Borrower and/or its Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.

Section 5.08    Books and Records; Inspection and Audit Rights.
The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all material financial transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested; provided that only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one (1) time during any fiscal year absent the existence and continuation of an Event of Default and, in any event, only one (1) such time shall be at the Borrower’s expense, and provided, further, that when an Event of Default has occurred and is continuing the Administrative Agent (or any of its designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall provide the Borrower the reasonable opportunity to participate in any discussions the Administrative Agent (or any of its designated representatives) has with the independent accountants of the Borrower and its Subsidiaries. Notwithstanding anything to the contrary in this Section 5.08, neither the Borrower nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 5.09    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law (including, without limitation, ERISA) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 5.10    Use of Proceeds.
(a)    The proceeds of the Initial Term Loans will be used, directly or indirectly, by the Borrower, together with cash on hand and any proceeds of Revolving Loans borrowed on the Closing Date, (i) to pay any payments required to be consummate the Closing Date Refinancing, (ii) to pay all or a portion of the Transaction Costs and (iii) for general corporate purposes.
(b)    Revolving Loans may be borrowed on the Closing Date directly or indirectly (i) to finance the Transactions and any Transaction Costs in an amount not to exceed $5,000,000, including to fund any OID or upfront fees required to be funded on the Closing Date, (ii) to cash collateralize existing letters of credit and/or (iii) to finance working capital needs.
(c)    The proceeds of the Revolving Loans borrowed after the Closing Date will be used to finance working capital needs of the Loan Parties and their Subsidiaries and for general corporate purposes (including for Capital Expenditures, Investments, refinancing of Indebtedness, Restricted Payments and any other transaction not prohibited by this Agreement).
(d)    The proceeds of any Loans under any Incremental Facility will be used, directly or indirectly, to finance working capital needs of the Loan Parties and their Subsidiaries and for general corporate purposes (including for Capital Expenditures, Investments, Restricted Payments, earn-outs, holdback payments and other deferred purchase price obligations, refinancing of Indebtedness and any other transaction not prohibited by this Agreement).
(e)    No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
(f)    The Borrower will not request any Borrowing, and the Borrower will not use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of the Loans or otherwise knowingly make available such proceeds to any Person, in each case for the purpose of funding, financing or facilitating any activities, business or transaction of, with, or for the benefit of any Sanctioned Person or in any Sanctioned Country, in each case as would result in the violation by any Person of any applicable Sanctions Laws or applicable Anti-Terrorism Laws.
(g)    The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and their respective directors, officers and employees shall not use, the proceeds of any Borrowing, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws.
Section 5.11    Execution of Guaranty and Security Documents after the Closing Date.
(a)    Subject to Section 5.12(b) and, in respect of any Foreign Guarantors and/or any Foreign Collateral, the Guarantee Limitations, in the event that any Person other than an Excluded Subsidiary becomes a Subsidiary after the date hereof or any Subsidiary (including any Electing Guarantor) ceases to be an Excluded Subsidiary, including as a result of it no longer being an Immaterial Subsidiary as a result of the proviso set forth in the definition thereof, the Borrower will promptly (and in no event later than (A) with respect to Domestic Subsidiaries, sixty (60) days (or such later date as the Administrative Agent may agree in writing) (except with respect to Mortgages, one hundred twenty (120) days thereafter) or (B) with respect to any other Subsidiary ninety (90) days (or such later date as the Administrative Agent may agree in writing) (except with respect to Mortgages, one hundred twenty (120) days thereafter)) notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to the Administrative Agent counterparts of the Guaranty, the Security Agreement, the Canadian Guarantee, any Canadian Security Agreement and each other Security Document and to take all such further actions and execute all such further documents and instruments as required by the Security Agreement and each other Security Document to secure the Secured Obligations for the benefit of the Secured Parties (including all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and, if reasonably requested by the Administrative Agent, deliver to the Administrative Agent a signed copy of a legal opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (or, if customary in the relevant jurisdiction, of counsel to the Administrative Agent and the other Secured Parties) reasonably acceptable to the Administrative Agent as to such matters set forth above and as the Administrative Agent may reasonably request). In addition, as and to the extent provided in the Security Agreement or any other Security Document, as applicable (subject to all applicable exceptions and limitations therein and herein), the applicable Loan Party shall deliver to the Administrative Agent all notices and all certificates, if any, representing Equity Interests of such Subsidiary (accompanied by undated stock powers or stock transfer forms, in each case, duly endorsed in blank) as required thereunder. Under no circumstance will any Loan Party be required to execute any Security Documents or any other documents and instruments (including, without limitation, any legal opinions) governed by the laws of any Excluded Jurisdiction, or take any actions in or required by the laws of any jurisdiction other than any Included Jurisdiction in order to create or perfect any security interests in assets located or titled outside of any Included Jurisdiction.
(b)    Subject to Sections 5.12(b), (c) and (d), in the event that any Person becomes a Subsidiary after the date hereof (other than any Subsidiary for so long as it is an Excluded Subsidiary), concurrently with the execution and delivery of counterparts to the Guaranty, the Security Agreement, the Canadian Guarantee, any Canadian Security Agreement and each other applicable Security Document pursuant to Section 5.11(a), such Subsidiary shall deliver to the Administrative Agent, (i) certified copies of such Subsidiary’s Organizational Documents or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Subsidiary, (ii) a certificate executed on behalf of such Subsidiary by the secretary or similar officer of such Subsidiary (or in the case of any Irish Loan Party, by a director) as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended together with any powers of attorney (if applicable), (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents and (c) in the case of any Irish Loan Party, compliance with section 239 and section 82 of the Irish Companies Act, and (iii) in the case of any Security Documents entered into by any Irish Loan Party, a section 409 letter in respect of such Security Documents.
(c)    The Borrower may, with the consent of the Administrative Agent, elect to cause any Subsidiary that would otherwise become a Guarantor hereunder to join this Agreement and the other Loan Documents as a Borrower.
(d)    [Reserved].
(e)    Subject to the terms of Section 5.13, if, at any time, (i) a Guarantor becomes an Immaterial Subsidiary or (ii) an Electing Guarantor has been re-designated (at the option, and in the sole discretion, of the Borrower in accordance with Section 5.13) as an Excluded Subsidiary, the Administrative Agent shall release such Subsidiary from any Guaranty, Canadian Guarantee, Canadian Security Agreement and all Security Documents to which it may be a party and to the extent such Subsidiary’s Equity Interests were pledged (or otherwise secured) as Collateral and constitute Excluded Property, such pledge (or other security) shall be released and, upon the request of any Loan Party, any certificates in respect thereof shall be promptly returned to the applicable Loan Party.
(f)    Subject to Section 5.12(b) from and after the Closing Date, in the event that (i) any Loan Party acquires fee simple interest in any Material Real Property or (ii) at the time any Person becomes a Guarantor, such Person owns any Material Real Property, such Loan Party shall deliver to the Administrative Agent, within one hundred twenty (120) days (or such later date as the Administrative Agent may agree in its reasonable discretion) after such Person acquires such Material Real Property or becomes a Guarantor, as the case may be, the following with respect to each such parcel of Material Real Property (each an “Additional Mortgaged Property”):

(i)    a fully executed Mortgage, in proper form for recording in the applicable jurisdictions required by law to establish and perfect the Lien of the Mortgage in favor of the Administrative Agent as required by the terms of this Agreement, encumbering the interest of such Loan Party in such Additional Mortgaged Property;
(ii)    (A) ALTA mortgagee title insurance policy (in Canada, a mortgage title insurance policy acceptable to the Administrative Agent, acting reasonably) or unconditional commitment to issue such mortgagee title insurance policy (the “Mortgage Policy”) issued by a Title Company with respect to such Additional Mortgaged Property, in an amount equal to the fair market value of such Additional Mortgaged Property as reasonably determined by the Borrower and reasonably approved by the Administrative Agent, insuring the Administrative Agent’s interest under the Mortgage on such Additional Mortgaged Property vested in such Loan Party, which such Mortgage Policy shall, to the extent available under applicable state law at commercially reasonable rates, include such endorsements as the Administrative Agent may reasonably request; and (B) evidence reasonably satisfactory to the Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid (or made provision for payment) to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of such Mortgage Policy and all taxes and fees, including stamp taxes, mortgage recording taxes and fees and intangible taxes, payable in connection with recording the Mortgage in the appropriate real estate records;
(iii)    an opinion of counsel (A) in the state, province or territory in which such Additional Mortgaged Property is located with respect to the enforceability of the Mortgage to be recorded in such state, province or territory and (B) in the state, province or territory in which the applicable mortgagor is organized with respect to the due authorization, execution and delivery of the Mortgage, and in each case, such other customary matters as the Administrative Agent may reasonably request;
(iv)    an ALTA survey of the Additional Mortgaged Property (in Canada, a survey or certificate of location), or, to the extent already prepared and available, an existing as-built survey of the Additional Mortgaged Property (together with a no change affidavit) sufficient for the Title Company to remove the standard survey exceptions and issue the survey-related endorsements (to the extent such endorsements are available at commercially reasonable rates);
(v)    to the extent available, copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or in the title reports delivered pursuant to Section 5.11(f)(iv) above; and
(vi)    with respect to each Additional Mortgaged Property located in the United States of America, the Administrative Agent shall have received (i) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (and, to the extent a Mortgaged Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and the applicable Loan Party relating thereto), (ii) evidence of flood insurance in an amount and otherwise sufficient to comply with all applicable Requirements of Law promulgated pursuant to the Flood Insurance Laws and (iii) deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent, including, without limitation, evidence of annual renewals of such insurance, together with a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.07 hereof each of which shall (A) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (B) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (C) identify the address of each property located in a special flood hazard area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (D) be otherwise in form and substance reasonably satisfactory to the Administrative Agent.
Notwithstanding the foregoing, Loan Parties organized outside of the United States shall be subject to equivalent requirements in the applicable jurisdictions as reasonably requested by the Administrative Agent.
Section 5.12    Further Assurances.
(a)    Subject to Section 5.11 and Section 5.12(b) and the terms, conditions and provisions of the Security Documents applicable to such Loan Party and any other limitations hereunder, the Borrower will, and will cause the other Loan Parties to, promptly upon reasonable request by the Administrative Agent or the Administrative Agent (i) correct any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Administrative Agent may reasonably request from time to time, and in order to carry out more effectively the purposes thereof, in each case, to the extent required by this Agreement and the Security Documents.
(b)    Notwithstanding anything in this Agreement or any Security Document to the contrary:
(i)    neither the Administrative Agent nor the Administrative Agent shall take, and the Loan Parties shall not be required to grant, a security interest in any Excluded Property;
(ii)    any security interest required to be granted or any action required to be taken, including to perfect such security interest, shall be subject to the exceptions and limitations set forth in the Security Documents;
(iii)    [reserved],
(iv)    no Loan Party shall be required to take any action or cause any other Person to take any action outside the Included Jurisdictions to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the Included Jurisdictions);
(v)    no Loan Party shall be required to perfect a security interest in any asset to the extent (A)(1) the cost, burden, difficulty or consequence of perfecting a security interest therein (including, without limitation, the cost of title insurance, surveys or flood insurance (if necessary)) outweighs, or is excessive in light of, the practical benefit of the security afforded thereby as reasonably determined by the Administrative Agent, (2) the perfection thereof would reasonably be expected to result in material adverse tax consequences to the Borrower or any Subsidiary or Parent Entity as reasonably determined by the Borrower in consultation with the Administrative Agent, or (3) the perfection thereof is prohibited or restricted by applicable law (including any requirement to obtain the consent of any (x) governmental authority or (y) similar regulatory third party) or violate the terms of any contract with respect to such asset that is permitted under this Agreement, in each case, after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA and other applicable law (only for so long as such prohibition or restriction remains in place), or (B) except with respect to equity interests of the Borrower and any Subsidiary, such action would reasonably be expected to trigger termination of any agreement with respect to such asset that is permitted under this Agreement pursuant to any “change of control” or similar provision (it being understood that the Collateral shall include any proceeds and/or receivables arising out of any agreement described in this clause (B) to the extent the assignment of such proceeds or receivables is expressly deemed effective under the UCC, the PPSA or other applicable law notwithstanding the relevant prohibition, restriction, violation or termination right);
(vi)    no Loan Party shall have any obligation under any Loan Document to enter into or deliver any landlord, bailee or warehousemen waiver, estoppel, collateral access agreement or consent or any other document of similar effect; and
(vii)    no Loan Party shall be required to (A) enter into any deposit account control agreement or securities account control agreement with respect to any Specified Money Market Account or any deposit account or securities account (including securities entitlements and related assets credited thereto) except with respect to any cash collateral or other collateral accounts required pursuant to this Agreement or as required by Section 5.15, (B) take any action to perfect the security interest granted under the Security Documents in other assets requiring perfection through the implementation of control agreements or perfection by “control” except delivery to the Administrative Agent to be held in its possession of all Collateral consisting of certificates, Instruments (as defined in the Security Agreement) or Tangible Chattel Paper (as defined in the Security Agreement) representing Pledged Equity or Pledged Debt to the extent required by the Security Agreement, or (C) take any action with respect to perfecting letter of credit rights and commercial tort claims, except to the extent such perfection may be achieved by the filing of a UCC financing statement or other Foreign Financing Statement in the jurisdiction of organization of the applicable Loan Party.
(c)    Neither the Administrative Agent nor the Administrative Agent shall obtain or perfect a security interest in any assets of any Loan Party as to which the Administrative Agent and the Borrower reasonably determine, in writing, that the cost and/or any tax consequences of obtaining or perfecting such security interest is excessive in relation to the benefit to the Lenders of the security afforded thereby.
(d)    Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Section 5.11 and Section 5.12 in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Borrower and its Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

(e)    Notwithstanding anything in this Agreement or any Security Document to the contrary, the foregoing limitations shall only apply to any Loan Party organized in the United States of America or any state or subdivision thereof.
Section 5.13    Electing Guarantors. The Borrower may designate (or re-designate) any Subsidiary that is an Excluded Subsidiary as an Electing Guarantor. The Borrower may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) after giving effect to such release, such Subsidiary shall not be a guarantor of any Credit Agreement Refinancing Indebtedness, any Incremental Equivalent Debt, any Term Loan Exchange Notes or Other Applicable Indebtedness, (ii) such redesignation shall constitute and Investment by the Borrower or the relevant Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Borrower and/or the applicable Subsidiaries in such Electing Guarantor immediately prior to such re-designation and such Investments shall otherwise be permitted hereunder, (iii) any Indebtedness or Liens of such Subsidiary (after giving effect to such release) shall be deemed to be incurred at the time of such release by such Electing Guarantor and such incurrence shall otherwise be permitted hereunder and (iv) such designation and re-designation was undertaken for a bona fide purpose (and not for the primary purpose of (1) circumventing the collateral and/or guarantee requirements for such Subsidiary or (2) raising (or to facilitate the raising of) capital for Borrower or its Subsidiaries).
Section 5.14    Changes in Fiscal Year. The Borrower shall maintain December 31 as the last day of its fiscal year and the fiscal year of each of its Subsidiaries; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change the fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
Section 5.15    Control Agreements.
(a)    Within one hundred and twenty (120) days (or, in each case, such longer period as the Administrative Agent may agree (such consent not to be unreasonably withheld, delayed or conditioned)) following the later of (x) the Closing Date and (y) the date of the establishment of each deposit account that is not an Excluded Account or a Specified Money Market Account, the Borrower and each Guarantor (if applicable) shall enter into customary springing account control agreements (including, for greater clarity, blocked account agreements) in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (each, a “Control Agreement”) or otherwise cause the security interests granted to the Administrative Agent (for the benefit of the Secured Parties) in each of the deposit accounts (other than Excluded Accounts or a Specified Money Market Account) owned by the Borrower or any of the relevant Guarantors to be perfected by “control” as defined in the UCC (or equivalent) or otherwise provide the Administrative Agent with the ability to exercise control over any such deposit account, in each case, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent.; provided that notwithstanding anything to the contrary in the foregoing, Loan Parties organized outside of the United States shall be subject to equivalent requirements (if any) as set forth in this Section 5.15(a) in the applicable jurisdictions as reasonably requested by the Administrative Agent.
(b)    At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to deliver a Notice of Exclusive Control (or similar term, as defined in each Control Agreement) with respect to each deposit account that is subject to a Control Agreement (each, a “Controlled Account”).
(c)    The Borrower and its Subsidiaries (x) may close and/or open any account maintained at any bank or other financial institution subject to the applicable requirements of this Section 5.15 and (y) so long as no Event of Default has occurred and is continuing, shall have full and complete access to, and may direct, and shall have sole control over all accounts and may direct the manner of disposition of funds in all Controlled Accounts.
(d)    Notwithstanding anything herein to the contrary, it is understood and agreed that no Control Agreement or other control agreements shall be required with respect to any Excluded Account or any Specified Money Market Account.
Section 5.16    Cash Sweep. The Borrower will, and will cause each of its Subsidiaries to, repatriate all cash on hand held by any Foreign Subsidiary or held in any account that is not located in the United States, to an account held by a Loan Party and, from and after the entry into the applicable Control Agreement in accordance with Section 5.15(a), that is subject to a Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties in the ordinary course of business and in a manner consistent with the Borrower’s past practices as discussed with the Administrative Agent prior to the Closing Date.
Section 5.17    Post-Closing Covenants. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.17 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent (including by e-mail) in its reasonable discretion.
Section 5.18    Compliance with Environmental Laws. The Borrower will, and will cause each Subsidiary to: (a) comply and to take commercially reasonable steps to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all Environmental Laws, including obtaining and complying with any permit, license or other approval required thereunder; and (b) conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required of Borrower or any Subsidiary under Environmental Laws to address Hazardous Materials at, on, under or emanating from any properties currently or formerly owned, leased or operated by it; provided, however, that neither Borrower nor any Subsidiary shall be required to undertake any of the obligations above to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, or where the failure to undertake such obligation would not reasonably be expected to result in a Material Adverse Effect.
Section 5.19    Financial Assistance. Each Irish Loan Party shall comply and the Borrower will ensure such compliance, in all respects, with section 82 of the Irish Companies Act, including in relation to the execution of any Loan Documents to which it is party and the payment of any amounts due thereunder.

ARTICLE VI

NEGATIVE COVENANTS
From and after the Closing Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:
Section 6.01    Indebtedness.
(a)    The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness created under the Loan Documents;
(ii)    Indebtedness of any Subsidiary to any other Loan Party; provided that (A) Indebtedness of any Subsidiary that is not a Loan Party owing to any Loan Party shall be permitted by Section 6.04 (other than Section 6.04(z)) and (B) Indebtedness of any Loan Party owing to a Subsidiary that is not a Loan Party shall be subordinated to the Obligations on subordination terms reasonably acceptable to the Administrative Agent (it being understood that the subordination terms of the Intercompany Note are acceptable to the Administrative Agent);
(iii)    Guarantees by any Subsidiary of Indebtedness of any other Subsidiary; provided that (A) the Indebtedness so Guaranteed is otherwise permitted by this Section 6.01, (B) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be permitted by Section 6.04 (other than Section 6.04(z)) and (C) if Indebtedness being guaranteed is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantees permitted under this clause (iii) shall be subordinated to the applicable Loan Party’s Obligations to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;
(iv)    (A) Indebtedness incurred to finance or re-finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets, including real property, Capital Lease Obligations (including Capital Lease Obligations arising in connection with sale and leaseback transactions), Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that, except with respect to any Indebtedness incurred to finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any real property, such Indebtedness is incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith); provided that the aggregate principal amount of Indebtedness permitted by this clause (iv) at any time shall not exceed the greater of (x) $6,000,000 and (y)

10% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (B) any Permitted Refinancing of any of the foregoing;
(v)    [reserved];
(vi)    other Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of (x) $21,000,000 and (y) 35% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that such Indebtedness shall be subject to the Aggregate Non-Guarantor Debt Cap;
(vii)    Indebtedness owed to any Person (including obligations in respect of letters of credit, bankers’ acceptances or similar instruments issued for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, including pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business or consistent with past practice;
(viii)    [reserved];
(ix)    Indebtedness in respect of Swap Agreements not entered into for speculative purposes;
(x)    Indebtedness consisting of deferred compensation to employees of the Borrower or any of it Subsidiaries incurred in the ordinary course of business to the extent such deferred compensation constitutes an expense included in the calculation of net income of the Borrower and its Subsidiaries when such deferred compensation arrangement is established;
(xi)    Indebtedness of any Subsidiary that is not a Loan Party in an aggregate principal amount outstanding at any time not exceeding the Aggregate Non-Guarantor Debt Cap;
(xii)    Indebtedness with respect to financial accommodations of the nature described in the definition of “Cash Management Obligations”, and other Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;
(xiii)    Indebtedness consisting of (A) the financing of insurance premiums or (B) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;
(xiv)    Indebtedness arising from agreements providing for indemnification, working capital and other purchase price adjustments (including earn-outs) or similar obligations and holdback arrangements, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets permitted under this Agreement;
(xv)    [reserved];
(xvi)    [reserved];

(xvii)    [reserved];
(xviii)    (A) Credit Agreement Refinancing Indebtedness issued, incurred or otherwise obtained in exchange for or to refinance Term Loans, Revolving Loans, and/or Revolving Commitments so long as the requirements of Section 2.11(e) are complied with and (B) any Permitted Refinancing of any thereof;
(xix)    (A) Indebtedness existing on the Closing Date and, to the extent in excess of $500,000, individually, described on Schedule 6.01(a) annexed hereto, including any unused commitment and (B) any Permitted Refinancing of any of the foregoing;
(xx)    endorsement of instruments or other payment items for deposit in the ordinary course of business;
(xxi)    Indebtedness incurred in connection with processing agreements and payment card processing sponsorship agreements entered in the ordinary course of business;
(xxii)    Indebtedness incurred in connection with the repurchase of Equity Interests pursuant to Section 6.06(a)(viii); provided that the original principal amount of any such Indebtedness incurred pursuant this clause (xxii) shall not exceed the amount of such Equity Interests so repurchased with such Indebtedness (or with the proceeds thereof) and any Permitted Refinancing of any of the foregoing;
(xxiii)    to the extent constituting Indebtedness, judgments not constituting an Event of Default under Section 7.01(j);
(xxiv)    to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;
(xxv)    performance Guarantees of the Borrower and its Subsidiaries primarily guaranteeing performance of contractual obligations of the Borrower or a Subsidiary to a third party and not primarily for the purpose of guaranteeing payment of Indebtedness;
(xxvi)    Indebtedness in respect of letters of credit, in each case, in an aggregate amount not to $3,000,000;
(xxvii)    obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower and its Subsidiaries to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(xxviii)     (A) Indebtedness incurred in connection with Permitted Sale Leaseback transactions permitted pursuant to Section 6.05(v) and (B) any Permitted Refinancing of the foregoing;
(xxix)    [reserved];
(xxx)    (A) Incremental Equivalent Debt, Refinancing Notes and Term Loan Exchange Notes and (B) Permitted Refinancings of any of the foregoing;

(xxxi)    Indebtedness representing Taxes that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.05;
(xxxii)    (A) Permitted Ratio Debt and (B) Permitted Refinancings of any of the foregoing; provided that such Indebtedness shall be subject to the Aggregate Non-Guarantor Debt Cap;
(xxxiii)     unsecured Indebtedness in an amount equal to 100% of the aggregate amount of (A) any equity contribution initially made to the Borrower or any Parent Entity after the Closing Date (other than any Cure Amount) and (B) any proceeds received by the Borrower or any Parent Entity after the Closing Date from the issuance or sale of Qualified Equity Interests of the Borrower or such Parent Entity, in each case, to the extent (i) such proceeds have been contributed to the Borrower and have not been applied pursuant to Section 6.04 or Section 6.06 or to the Cure Amount and (ii) such Indebtedness is originally incurred pursuant to this Section 6.01(a)(xxxiii) within 365 days after the receipt by the Borrower of such contribution or proceeds, as applicable; and
(xxxiv)    (A) Indebtedness incurred in connection with Qualified Securitization Facilities and, to the extent constituting Indebtedness, obligations in respect of Receivables Financing Transactions and (B) any Permitted Refinancing of the foregoing.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness or preferred stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.
For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).
Section 6.02    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)    Liens pursuant to any Loan Document;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the Closing Date and, to the extent in excess of $500,000, set forth on Schedule 6.02(c); provided that (i)

such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property or asset to which such requirement would not have applied but for such acquisition, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) such Lien shall secure only those obligations and unused commitment that it secures on the date hereof and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and reasonable fees and expenses associated therewith);
(d)    [reserved];
(e)    Liens on fixed or capital assets acquired, developed, constructed, restored, replaced, rebuilt, maintained, upgraded or improved (including any such assets made the subject of a Capital Lease Obligation or Synthetic Lease Obligation incurred) by the Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and that is permitted by Section 6.01(a)(iv), or to extend, renew or replace such Indebtedness and that is permitted by Section 6.01(a)(iv), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and (iii) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);
(f)    Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC or under other applicable law in effect in the relevant jurisdiction covering only the items being collected upon, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(g)    Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement;

(h)    (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods and (ii) rights of setoff against credit balances of the Borrower or any Subsidiary with credit card issuers or credit card processors in the ordinary course of business;
(i)    the filing of UCC (PPSA or equivalent) financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(j)    other Liens to the extent that the aggregate outstanding amount (or in the case of Indebtedness, the principal amount) of the obligations secured thereby at any time does not exceed the greater of (x) $21,000,000 and (y) 35% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided, that, the aggregate amount of Liens incurred in reliance of this clause (j) in connection with Indebtedness that is secured by a Collateral on a pari passu basis shall not exceed the greater of (x) $12,000,000 and (y) 20% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(k)    Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary to such Loan Party;
(l)    Liens (i) attaching solely to cash advances and cash earnest money deposits in connection with Investments permitted under Section 6.04 or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted hereunder;
(m)    Liens on cash, Cash Equivalents or other marketable securities securing (A) letters of credit of the Borrower or any Subsidiary that are cash collateralized on the Closing Date in an amount of cash, Cash Equivalents or other marketable securities with a fair market value of up to 105% of the face amount of such letters of credit being secured or (B) letters of credit and other credit support obligations in the ordinary course of business;
(n)    Liens consisting of customary rights of set-off or banker’s liens on amounts on deposit, to the extent arising by operation of law and incurred in the ordinary course of business;
(o)    Liens securing reimbursement obligations permitted by Section 6.01 in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents, goods covered thereby and proceeds thereto;
(p)    Liens on insurance policies and the proceeds thereof granted to secure the financing of insurance premiums with respect thereto;
(q)    Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements;
(r)    Liens on Collateral securing obligations of any of the Borrower or any Subsidiary in respect of Indebtedness and related obligations permitted by Section 6.01(a)(xxx) and Section 6.01(a)(xxxii) to the extent permitted to be secured thereunder;
(s)    Liens securing obligations referred to in Section 6.01(a)(ix), Section 6.01(a)(xii) or Section 6.01(a)(xviii) or on assets subject of any Permitted Sale Leaseback under Section 6.01(a)(xxviii);

(t)    Liens securing Indebtedness and related obligations permitted by Section 6.01(a)(xxi) (including interests of (A) merchants in restricted merchant cash and (B) card and payment processors, in each case, arising under agreements entered into in the ordinary course of business);
(u)    licenses or sublicenses (with respect to Intellectual Property and other property) and leases or subleases granted to or by third parties, in each case, in the ordinary course of business and that do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;
(v)    Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;
(w)    Liens of bailees in the ordinary course of business;
(x)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(y)    utility and similar deposits in the ordinary course of business;
(z)    Liens on Equity Interests held by the Borrower or any Subsidiary in Joint Ventures or non-wholly owned Subsidiaries securing capital contributions to, or obligations of, such Persons and purchase options, call options, rights of first refusal, tag-along rights, drag-along rights and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Borrower or any Subsidiary in Joint Ventures or non-wholly owned Subsidiaries;
(aa)    Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Administrative Agent with respect to any Mortgaged Properties;
(bb)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness for borrowed money, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Borrower or any Subsidiary in the ordinary course of business;
(cc)    the modification, replacement, renewal or extension of any Lien permitted by Section 6.02(c), (d) and (e); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 6.01;
(dd)    [reserved];
(ee)    Liens securing obligations under any Swap Agreement permitted hereunder;
(ff)    Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(gg)    [reserved];
(hh)    Liens on assets of, and the Equity Interests of any Subsidiary that is not a Loan Party to the extent such Liens secure Indebtedness of such Subsidiary permitted by Section 6.01(a)(v), Section 6.01(a)(xi), Section 6.01(a)(xxxii) and Section 6.01(a)(xxvi) and Section 6.01(a)(xxxiv); provided, that, the aggregate amount of Indebtedness that is permitted to be secured by Liens pursuant to this clause (hh) shall not exceed to the Aggregate Non-Guarantor Debt Cap;
(ii)    Liens securing Indebtedness incurred pursuant to Section 6.01(a)(xxxii) to the extent such Indebtedness is permitted to be secured thereunder;
(jj)    Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose; and
(kk)    Liens arising by operation of law under Article 4 of the UCC or under other applicable law, including the PPSA, in connection with collection of items provided for therein; and
(ll)    Lien securing Indebtedness of Loan Parties incurred pursuant to Section 6.01(a)(xxxiv).
The expansion of the amount of obligations secured by Liens by virtue of accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness and amortization of original issue discount is not prohibited by this Section 6.02.
Section 6.03    Fundamental Changes.
(a)    The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its business units, assets, or other properties, except that:
(i)    any Domestic Subsidiary (including the Borrower) may merge into or consolidate or amalgamate with the Borrower as long as the Borrower is the surviving entity or such surviving Person shall assume the obligations of the Borrower hereunder,
(ii)    [reserved],
(iii)    any Domestic Subsidiary (other than the Borrower) may merge into or consolidate or amalgamate with any Guarantor (as long as (A) such Guarantor is the surviving entity, (B) such surviving entity becomes a Guarantor substantially concurrently with the consummation of such transaction and complies with Section 5.11 and Section 5.12 or (C) the disposition of such Guarantor would otherwise be permitted under Section 6.05 (other than Section 6.05(l)) or such Loan Party would otherwise be permitted to be redesignated as an Excluded Subsidiary immediately prior to such transaction (and shall be deemed to be so disposed or redesignated)),
(iv)    [reserved],

(v)    [reserved],
(vi)    the Borrower or any of its Subsidiaries may consummate any Investment permitted by Section 6.04 (other than Section 6.04(z)) (whether through a merger, consolidation, amalgamation or otherwise); provided that (A) the surviving entity shall be subject to the requirements of Section 5.11 and Section 5.12 (to the extent applicable) and (B), if the Borrower is a party to such transaction, the Borrower shall be the surviving entity or such surviving Person shall assume the obligations of such Borrower hereunder, and
(vii)    the Borrower or any Subsidiary may consummate any sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(l)) (whether through a merger, consolidation, amalgamation or otherwise); provided that the surviving entity shall be subject to the requirements of Section 5.11 and Section 5.12 (to the extent applicable).
In each of the preceding clauses (i) and (vii) of this Section 6.03(a), in the case of any merger, consolidation or amalgamation involving the Borrower, if the Person surviving such merger, consolidation or amalgamation is not the Borrower (any such Person, the “Successor Company”), (A) in the case of a merger, consolidation or amalgamation involving the Borrower, the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) [reserved], (C) the Successor Company shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which such Borrower is a party, (D) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have confirmed that its Guarantee shall apply to the Successor Company’s obligations under the Loan Documents, (E) each Guarantor of the Obligations of the Borrower, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to applicable Security Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (F) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (D) and (G) the Successor Company shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents; provided that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Borrower under this Agreement.
(b)    The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, except that: (i) any Subsidiary may transfer, convey, sell, lease, assign or otherwise dispose of all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the Borrower or Guarantor, (ii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (iii) any Subsidiary that is not a Loan Party may transfer, convey, sell, lease, assign or otherwise dispose of all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the Borrower or any Subsidiary, (iv) any Guarantor may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the Borrower or any other Guarantor, (v) the Borrower may transfer, convey, sell, lease, assign or otherwise dispose of all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any other Borrower, (vi) the Borrower or any Subsidiary may change its legal form, (vii) any merger or amalgamation the purpose and only substantive effect of which is to reincorporate or reorganize the Borrower or any Subsidiary in another jurisdiction in the United States, any state thereof or the District of Columbia shall be permitted and (viii) the Borrower or any Subsidiary may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(z)) or a sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(l)).
Section 6.04    Investments. The Borrower will not, and will not permit any Subsidiary to, make any Investments, except:
(a)    Investments in cash and Cash Equivalents and assets that were Cash Equivalents when such Investment was made;
(b)    (i) Investments existing, committed to or contemplated on the Closing Date and, to the extent in excess of $500,000, set forth on Schedule 6.04(b), and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided that the amount of any Investment permitted pursuant to this Section 6.04(b) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date or as otherwise permitted by this Section 6.04;
(c)    (i) Investments between and among any of the Loan Parties (including any Investment by any Loan Party in any Subsidiary that is not a Loan Party so long as such Investment is part of a series of simultaneous Investments by the Loan Parties in other Subsidiaries that result in the proceeds of the initial Investment (in the same form of such initial Investment) being invested in one or more Loan Parties) or in any newly created Subsidiary which becomes a Loan Party at the time of such Investment and (ii) Investments by any Loan Party in any Subsidiary that is not a Loan Party; provided that such Investments made pursuant to this clause (c)(ii) shall not exceed the Aggregate Non-Guarantor Investment Cap; provided, further, that to the extent that any such Investments under this clause (c) constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default;
(d)    Investments made by the Borrower or any Subsidiary in any Joint Venture in an aggregate amount of such Investments made pursuant to this clause (d) not to exceed the Aggregate Non-Guarantor Investment Cap; provided, that if any Investment pursuant to this Section 6.04(d) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(c) and not in reliance on this Section 6.04(d);
(e)    Investments made by any Subsidiary that is not a Loan Party in any Loan Party; provided that to the extent that any such Investments constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default;
(f)    (A) non-cash loans or advances to officers, partners, directors, consultants and employees of the Borrower, any Parent Entity or any Subsidiary in connection with such Person’s purchase of Equity Interests of the Borrower, any Parent Entity or any Subsidiary (other than the Borrower) and (B) promissory notes received from stockholders of the Borrower, any Parent Entity or any Subsidiary in connection with the exercise of stock options in respect of the Equity Interests of the Borrower, any Parent Entity or Subsidiary (other than the Borrower);
(g)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or received as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;
(h)    Investments in respect of Swap Agreements, Cash Management Agreements and Cash Management Services not entered into for speculative purposes;
(i)    Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates, amalgamates or merges with any Subsidiary (including in connection with an Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Subsidiary or such consolidation, amalgamation or merger;
(j)    Investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrances”;
(k)    Investments received in connection with the disposition of any asset in accordance with and to the extent permitted by Section 6.05 (other than Section 6.05(d));
(l)    receivables or other trade payables owing to the Borrower or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Borrower or such Subsidiary deems reasonable under the circumstances;
(m)    Investments resulting from Liens permitted under Section 6.02;
(n)    Investments in deposit accounts and securities accounts opened in the ordinary course of business;
(o)    [reserved];
(p)    other Investments (including, for the avoidance of doubt, those of the type otherwise described herein) made in an aggregate amount at any time outstanding not to exceed the greater of (x) $12,000,000 and (y) 20% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that the aggregate amount of Investments made by any Loan Party in any Subsidiary that is not a Loan Party pursuant to this clause (p) shall not exceed the Aggregate Non-Guarantor Investment Cap; provided, that if any Investment pursuant to this Section 6.04(p) is made in any person that was not a Subsidiary on the date on which such Investment was made but becomes a Subsidiary thereafter, then such Investment may, at the option of the Borrower, upon such person becoming a Subsidiary and so long as such person remains a Subsidiary, be deemed to have been made pursuant to Section 6.04(c) and not in reliance on this Section 6.04(p);
(q)    Investments consisting of cash earnest money deposits in connection with an Investment permitted hereunder;

(r)    Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04;
(s)    the acquisition of additional Equity Interests of the Borrower or any of its Subsidiaries from minority shareholders (it being understood that to the extent that the Borrower or any Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause (s) shall not in and of itself create, or increase the capacity under, any basket for Investments by Loan Parties in any Subsidiary that is not a Loan Party);
(t)    Investments consisting of endorsements for collection or deposit in the ordinary course of business;
(u)    [reserved];
(v)    (i) Investments in Equity Interests in any Subsidiary resulting from any sale, transfer or other disposition by the Borrower or any Subsidiary thereof permitted by Section 6.05, including as a result of any contribution from any parent or distribution to any Subsidiary of such Equity Interests and (ii) Investments consisting of re-organizations and other activities related to tax planning, so long as after giving effect thereto, the security interests of the Administrative Agent in, and the fair market value of, Collateral, taken as a whole, is not materially impaired;
(w)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;
(x)    (i) loans or advances to officers, partners, directors, consultants and employees of the Borrower or any Subsidiary for (A) relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed at any time outstanding the greater of (x) $1,500,000 and (y)  2.5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period and (ii) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;
(y)    other Investments (including, for the avoidance of doubt, those of the type otherwise referred to herein) in an aggregate amount not to exceed the Available Amount, so long as (A) no Specified Event of Default has occurred and is continuing after giving effect thereto on a Pro Forma Basis and (B) immediately after giving effect on a Pro Forma Basis to such Investment, the Total Net Leverage Ratio shall be no greater than 3.00:1.00 provided that the aggregate amount of Investments made by any Loan Party in any Subsidiary that is not a Loan Party pursuant to this clause (y) shall not exceed the Aggregate Non-Guarantor Investment Cap;
(z)    Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and dispositions permitted under Section 6.01 (other than Section 6.01(a)(ii) and 6.01(a)(iii)), Section 6.02, Section 6.03 (other than Section 6.03(a)(vi) and (b)(viii)), Section 6.05 (other than Section 6.05(b)) and Section 6.06 (other than Section 6.06(a)(xi)), respectively;
(aa)    Loans repurchased by the Borrower or any Subsidiary pursuant to and in accordance with Section 2.11(i) or Section 9.04, so long as such Loans are immediately cancelled;

(bb)    cash or property distributed from the Borrower or any Subsidiary that is not a Loan Party (i) may be contributed to other Subsidiaries that are not Loan Parties, and (ii) may pass through the Borrower, any Parent Entity, the Borrower and/or any intermediate Subsidiaries, so long as all part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder;
(cc)    Investments to the extent that payment for such Investments is made solely with Equity Interests of the Borrower or any Parent Entity and/or proceeds of an equity contribution initially made to the Borrower or any Parent Entity (other than any Cure Amount or equity contributions applied pursuant to any other provision of this Section 6.04 or of Section 6.06 that permits Investments, Restricted Payments or prepayments of Indebtedness, as applicable, made with equity proceeds (including based on the Available Amount to the extent of the increase thereof attributable to such proceeds)) to the extent such proceeds have been contributed to the Qualified Equity Interests of the Borrower within twelve (12) months prior to the date of such Investment;
(dd)    Guarantee obligations of the Borrower or any Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Borrower or any Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;
(ee)    loans and advances to the Borrower or any Parent Entity in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 6.06 (other than pursuant to the General RP Basket);
(ff)    [reserved];
(gg)    (i) purchases and acquisitions (including purchases of inventory, equipment, supplies and materials and of services) and the licensing and sublicensing of Intellectual Property, in each case in the ordinary course of business and not interfering in any material respect with the ordinary course conduct of the business of the Borrower and its Subsidiaries, taken as a whole and (ii) to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;
(hh)    Guarantees by the Borrower or any Subsidiary of leases (other than capital leases), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(ii)    additional Investments; provided that as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to each such proposed Investment pursuant to this clause (ii), (A) no Specified Event of Default has occurred and is continuing, (B) the Total Net Leverage Ratio shall not exceed 2.75:1.00 and (C) that the aggregate amount of Investments made by any Loan Party in any Subsidiary that is not a Loan Party pursuant to this clause (ii), shall not exceed the Aggregate Non-Guarantor Investment Cap; and
(jj)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

provided, that notwithstanding anything else to the contrary in this Agreement or any other Loan Document, (x) no Material Intellectual Property shall at any time be permitted to be held by, exclusively licensed by or to or otherwise transferred to any Affiliate of the Borrower which is not a Loan Party (whether by means of Investment, Disposition, Restricted Payment, Exclusive License or otherwise) and (y) all transfers to entities that are non-Loan Parties including by means of Investment, designation, Disposition, Restricted Payment or otherwise shall not exceed the Aggregate Non-Guarantor Investment Cap (which such cap shall not be subject to building or netting).
For the avoidance of doubt, to the extent an Investment is permitted to be made by the Borrower or a Subsidiary directly in any Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to the Borrower and further advanced or contributed by the Borrower to another Loan Party for purposes of ultimately making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Loan Party directly to the Target Person).
Section 6.05    Asset Sales. The Borrower will not, and will not permit any Subsidiary to (x) make any Disposition, including the Disposition of any Equity Interests owned by it or (y) issue any additional Equity Interests in the Borrower or any such Subsidiary (other than (i) the Borrower or any Subsidiary issuing directors’ qualifying shares and (ii) the Borrower or any Subsidiary issuing Equity Interests to another Subsidiary or ratably to its holders of its Equity Interests), except:
(a)    sales, transfers, leases and other Dispositions of (i) inventory, goods or services or immaterial assets in the ordinary course of business, (ii) obsolete, worn-out, uneconomic, damaged or surplus property or property that is no longer economically practical or commercially desirable to maintain or used or useful in its business, whether now or hereafter owned or leased or acquired, (iii) cash, Cash Equivalents and other investment securities in the ordinary course of business (including the conversions of Cash Equivalents into cash or other Cash Equivalents in the ordinary course of business), and (iv) accounts in the ordinary course of business for purposes of collection;
(b)    sales, transfers, leases and other Dispositions to the Borrower or any Subsidiary (including by contribution, disposition, dividend or otherwise); provided that if the transferor of such property is a Loan Party, then (x) the transferee thereof must be a Loan Party or (y) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition (1) is in the ordinary course of business, (2) for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04 (other than Section 6.04(k) and (z)), or (3) to the extent constituting an Investment, such Investment must be a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04 (other than Section 6.04(k) and (z));
(c)    sales, transfers and other Dispositions of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility, or sales of receivables in connection with Receivables Financing Transactions;
(d)    sales, transfers, leases and other Dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.04 (other than Section 6.04(k) and (z)) hereunder or another asset received as consideration for the disposition of any asset permitted by this

Section 6.05 (in each case, other than Equity Interests in the Borrower or any Subsidiary, unless all Equity Interests in the Borrower or such Subsidiary are sold);
(e)    leases or licenses or subleases or sublicenses entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower and its Subsidiaries taken as a whole;
(f)    licenses or sublicenses of Software or other rights in Intellectual Property granted in the ordinary course of business and that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries taken as a whole;
(g)    Dispositions resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, including any Disposition of property with respect to an insurance claim from damage to such property where the insurance company provides such Person the value of such property (minus any deductible and fees) in cash or with replacement property in exchange for such property;
(h)    the abandonment, lapse, expiration or other Disposition of Intellectual Property, whether now or hereafter owned or licensed or other permitted Investment that is, in the reasonable business judgment of the Borrower, no longer material or useful in or to the business of the Borrower or any Subsidiary;
(i)    Dispositions of any asset made in order to comply with an order of any agency or state, authority or other regulatory body or any applicable Law or regulation;
(j)    Dispositions from and after the Closing Date of non-core or obsolete assets acquired in connection with any permitted Investments;
(k)    sales, transfers and other Dispositions by the Borrower or any Subsidiary of assets so long as (i) such disposition is for fair market value (as determined in good faith by the Borrower), (ii) at the time of execution of a binding agreement in respect of such Disposition, no Event of Default has occurred and is continuing or would result therefrom, (iii) at least 75% of the consideration (provided that (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any Subsidiary and the valid release of such member, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any Subsidiary from the transferee that are converted by the Borrower or any Subsidiary into cash or Cash Equivalents within one hundred eighty (180) days following the closing of such Disposition, (C) consideration consisting of Indebtedness of the Borrower or any Subsidiary (other than Subordinated Indebtedness) received after the Closing Date from any Person who is not the Borrower or a Subsidiary and (D) consideration in connection with an asset swap, in the case of each of clauses (A) through (D), shall be deemed to be received as “cash”) received is cash or Cash Equivalents or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration outstanding at any time does not exceed the greater of (x) $4,500,000 and (y) 7.5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (iv) the Net Proceeds thereof in excess of the threshold set forth in the definition of Prepayment Event shall be subject to Section 2.11(c);

(l)    sales, transfers and other Dispositions permitted by Section 6.03 (other than Section 6.03(a)(vii) or (b)(viii));
(m)    any exchange of property (other than Equity Interests or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other sale or exchange of specific items of property, so long as the purpose of each such sale or exchange is to acquire (and results within three hundred sixty-five (365) days after such sale or exchange in the acquisition of) replacement items of property that are the functional equivalent of the item of property so sold or exchanged;
(n)    the incurrence of Liens permitted hereunder;
(o)    [reserved];
(p)    sales, transfers and other Dispositions made in order to effect the Transactions;
(q)    sales or dispositions of Equity Interests of any Subsidiary (other than the Borrower) in order to qualify members of the Governing Body of such Subsidiary if required by applicable law;
(r)    samples, including time-limited evaluation software, provided to customers or prospective customers;
(s)    de minimis amounts of equipment provided to employees;
(t)    [reserved];
(u)    Restricted Payments made pursuant to Section 6.06;
(v)    Permitted Sale Leasebacks in an aggregate principal amount not to exceed at any time the greater of (x) $3,000,000 and (y) 5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period;
(w)    the unwinding of any Cash Management Agreement or Swap Agreement pursuant to its terms;
(x)    sales, transfers or other Dispositions of Investments in Joint Ventures or any Subsidiary that is not a wholly owned Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in Joint Venture arrangements and similar binding agreements;
(y)    the Borrower or any Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Equity Interests, (iii) transfer any intercompany Indebtedness to the Borrower or any Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Borrower or any Subsidiary, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees of any Parent Entity or the Borrower or any Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims;

(z)    [reserved];
(aa)    any grant of an option to purchase, lease or acquire property, so long as the Disposition resulting from the exercise of such option would otherwise be permitted hereunder;
(bb)    other Dispositions (including those of the type otherwise described herein) made in an aggregate amount not to exceed in any fiscal year the greater of (x) $4,500,000 and (y) 7.5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; and
(cc)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the Borrower;
provided, that notwithstanding anything else to the contrary in this Agreement or any other Loan Document, (x) no Disposition constituting Material Intellectual Property shall be permitted to be made to any Affiliate of the Borrower which is not a Loan Party, other than non-exclusive licenses and (y) all transfers to any Subsidiary that is not a Loan Party (including by means of Investment, designation, Disposition, Restricted Payment or otherwise shall not exceed the Aggregate Non-Guarantor Investment Cap (which such cap shall not be subject to building or netting)).
Section 6.06    Restricted Payments; Certain Payments of Indebtedness.
(a)    The Borrower will not, and will not permit any Subsidiary to, declare or make any Restricted Payment, except that:
(i)    (A) the Borrower and its Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests, (B) the Borrower and its Subsidiaries may make a Restricted Payment to any other Guarantor or the Borrower (so long as, in the case of this clause (B), if the member making the Restricted Payment is not wholly owned (directly or indirectly) by the Borrower, such Restricted Payment is made ratably among the holders of its Equity Interests) and (C) the Borrower and its Subsidiaries may declare and make dividends or distributions expressly permitted under Section 2.11(f);
(ii)    the Borrower and its Subsidiaries may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of Qualified Equity Interests (so long as, in the case of this clause (ii), if the member making the Restricted Payment is not wholly owned (directly or indirectly) by the Borrower, such Restricted Payment is made ratably among the holders of its Equity Interests);
(iii)    the Borrower and its Subsidiaries may make Restricted Payments at such times and in such amounts (A) as shall be necessary to permit the Borrower or any Parent Entity to discharge its general corporate and overhead or other expenses (including administrative, legal, accounting and similar expenses provided by third parties, customary salary, commissions, bonus and other benefits payable to officers and employees of the Borrower or any Parent Entity and directors fees and director and officer indemnification obligations) incurred in the ordinary course and to the extent attributable to the operations or ownership of the Borrower and its Subsidiaries and (B) to permit the Borrower or a Parent Entity to pay any Related Taxes; provided that any Restricted Payments allowable under clause (B) to pay any portion of Related Taxes shall be reduced to the extent such portion is directly paid to any Governmental Authority by the Borrower or any of its Subsidiaries;

(iv)    [reserved];
(v)    payments made or expected to be made by the Borrower or any Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) and repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(vi)    the Borrower and its Subsidiaries may make a Restricted Payment in connection with the acquisition of additional Equity Interests in any Guarantors from minority shareholders;
(vii)    the Borrower and its Subsidiaries may make repurchases of Equity Interests in the Borrower or any Subsidiary deemed to occur upon exercise of stock options or warrants or the settlement or vesting of other equity-based awards if such Equity Interests represent a portion of the exercise price of, or tax withholdings with respect to, such options, warrants or other equity-based awards;
(viii)    so long as there is no Specified Event of Default and the First Lien Net Leverage Ratio is less than or equal to 4.00:1.00 on a Pro Forma Basis, the Borrower and its Subsidiaries may make Restricted Payments to allow the Borrower or any Parent Entity to repurchase, buy back or make open market purchases with respect to the Borrower’s common stock, restricted stock or common stock options; provided that any such repurchase or buyback shall be subject to the Lockup Agreement; provided, further, that the aggregate amount of cash payments under this Section 6.06(a)(viii) shall not exceed $10,000,000 in the aggregate;
(ix)    [reserved];
(x)    Restricted Payments made (i) to consummate the Transactions (including distributions to fund repurchases or redemptions of capital stock or the payment of working capital and/or purchase price adjustments and/or the payment of Transaction Costs), (ii) [reserved], (iii) to satisfy indemnity, tax reimbursements and other similar obligations or other permitted Investments, (iv) [reserved], (v) to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), in each case of this clause (v), with respect to the Transactions and (vi) to pay AHYDO Catch-Up Payments relating to Indebtedness of the Borrower or any Parent Entity.
(xi)    Restricted Payments necessary to consummate transactions permitted pursuant to Section 6.03 and to make Investments permitted pursuant to Section 6.04 (other than pursuant to Section 6.04(z));
(xii)    the Borrower or any Subsidiary may forgive or cancel any Indebtedness owing to the Borrower or any Subsidiary by any present or former consultants, directors, manager, officers or employees of the Borrower, any Parent Entity or any Subsidiary in connection with a repurchase of the Borrower’s or any Parent Entity’s Equity Interests;
(xiii)    [reserved];

(xiv)    the Borrower and its Subsidiaries may make additional Restricted Payments in an amount that shall not exceed the greater of (x) $9,000,000 and (y) 15% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (the “General RP Basket”), so long as (A) no Specified Event of Default has occurred and is continuing or would result after giving pro forma effect thereto and (B) the First Lien Net Leverage Ratio is less than or equal to 3.00:1.00 on a Pro Forma Basis;
(xv)    the Borrower and its Subsidiaries may make additional Restricted Payments to the extent that such Restricted Payments are made with Net Proceeds received by the Borrower or any Parent Entity after the Closing Date from the issuance or sale of Qualified Equity Interests of the Borrower or such Parent Entity or proceeds of an equity contribution initially made to the Borrower or any Parent Entity (other than any Cure Amount), in each case, to the extent such proceeds have been contributed to the Qualified Equity Interests of the Borrower (which such equity proceeds so utilized shall not also increase the Available Amount or be applied pursuant to any other provision of this Section 6.06 or of Section 6.04 that permits Restricted Payments, repayments of Indebtedness or Investments, incurrence of Indebtedness as applicable, made with equity proceeds) and are applied to make such Restricted Payments within ninety (90) days after receipt;
(xvi)    distributions or payments of Securitization Fees;
(xvii)    the Borrower and its Subsidiaries may make Restricted Payments the proceeds of which shall be used to pay customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement, so long as the proceeds of such offering were intended to be contributed to the Borrower or any Subsidiary or such offering was otherwise related to the business of the Borrower and its Subsidiaries;
(xviii)    the Borrower and its Subsidiaries may make Restricted Payments to the Borrower or any Parent Entity to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Acquisition, Investment or other transaction otherwise permitted hereunder and (b) honor any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Qualified Equity Interests of the Borrower or any Parent Entity) and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;
(xix)    [reserved];
(xx)    the Borrower and its Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount so long as at the time of making any Restricted Payment, (i) no Specified Event of Default has occurred and is continuing and (ii), immediately after giving effect on a Pro Forma Basis to such Restricted Payment, the First Lien Net Leverage Ratio shall be no greater than 3.00:1.00;
(xxi)    [reserved];
(xxii)    [reserved];
(xxiii)    [reserved]; and

(xxiv)    the Borrower and its Subsidiaries may make additional Restricted Payments so long as, as the time of making any Restricted Payment, (i) no Event of Default has occurred and is continuing and (ii) immediately after giving effect on a Pro Forma Basis to such Restricted Payment, the Total Net Leverage Ratio shall be no greater than 2.50:1.00.
provided, that notwithstanding anything else to the contrary in this Agreement or any other Loan Document, (x) no Restricted Payment constituting Material Intellectual Property shall be permitted to be made to any Affiliate of the Borrower which is not a Loan Party, other than non-exclusive licenses and (y) all transfers to any Subsidiary that is not a Loan Party (including by means of Investment, designation, Disposition, Restricted Payment or otherwise shall not exceed the Aggregate Non-Guarantor Investment Cap (which such cap shall not be subject to building or netting)).
(b)    The Borrower will not, nor will it permit any Subsidiary to make any voluntary prepayment, repurchase or redemption (including through exchanges, amendments, conversions and other cashless transactions), in each case prior to the scheduled due date thereof, of any Material Indebtedness for borrowed money that (x) is contractually subordinated in right of payment to any of the Obligations, (y) has a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations or (z) is unsecured (such prepayments, repurchases and redemptions, “Restricted Debt Payments”, and such Indebtedness described in clauses (x), (y) and (z), collectively, “Junior Debt”), except:
(i)    for the avoidance of doubt, payment of scheduled interest and principal payments (and fees, indemnities and expenses payable) as and when due in respect of any such Indebtedness to the extent not prohibited by any applicable Customary Intercreditor Agreement or other subordination or intercreditor provisions in respect thereof;
(ii)    refinancings, replacements, substitutions, extensions, restructurings, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 6.01 and any fees, premiums and expenses in connection therewith;
(iii)    payments of intercompany Indebtedness permitted under Section 6.01 to the extent not prohibited by any subordination provisions in respect thereof;
(iv)    convert, exchange, redeem, repay or prepay, in a single transaction or a series of related transactions, such Indebtedness into or for Equity Interests of any Parent Entity;
(v)    AHYDO Catch-Up Payments relating to Indebtedness of the Borrower and its Subsidiaries;
(vi)    any such payments or other distributions in an amount not to exceed the Available Amount; provided, however, that at the time of such payments or distributions, immediately after giving effect on a Pro Forma Basis to each such proposed payments or distributions pursuant to this clause (vi), (A)  the Total Net Leverage Ratio shall be no greater than 3.00:1.00 and (B) no Specified Event of Default has occurred and is continuing;
(vii)    the Borrower and its Subsidiaries may make additional payments or distributions to the extent that such payments are made with Net Proceeds received by the Borrower or any Parent Entity after the Closing Date from the issuance or sale of Qualified Equity Interests of the Borrower or such Parent Entity or proceeds of an equity contribution initially made to the Borrower or any Parent Entity (other than any Cure Amount), in each case, to the extent such proceeds have been contributed to the Qualified Equity Interests of the Borrower (which such equity proceeds so utilized shall not also increase the Available Amount or be applied pursuant to any other provision of this Section 6.06 or of Section 6.04 that permits Restricted Payments, repayments of Indebtedness or Investments, as applicable, made with equity proceeds) and are applied to make such payments within ninety (90) days after receipt;
(viii)    the payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness within sixty (60) days after the date of the Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (the “Redemption Notice”), such repayment, redemption, repurchase, retirement termination or cancellation would have complied with another provision of this Section 6.06(b); provided that such payment, redemption, repurchase, retirement termination or cancellation shall reduce capacity under such other provision;
(ix)    [reserved];
(x)    other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness; provided that as of the Applicable Date of Determination immediately after giving effect on a Pro Forma Basis to each such payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness pursuant to this clause (x), (i) the Total Net Leverage Ratio shall be no greater than 2.50:1.00 and (ii) no Event of Default shall have occurred and be continuing; and
(xi)    the Borrower and its Subsidiaries may make additional other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness in an amount that shall not exceed the greater of (x) $9,000,000 and (y) 15% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (the “General Prepayment Basket”), so long as no Specified Event of Default has occurred and is continuing.
(c)    The Borrower will not, nor will it permit any Subsidiary to (i) make any payment or redemption in cash with respect to the Securities Purchase agreement, in each case with proceeds of Internally Generated Cash unless, at the time of such payments or redemption, immediately after giving effect on a Pro Forma Basis the Total Net Leverage Ratio shall be no greater than 1.00:1.00 or (ii) amend, restate, waive or otherwise modify the Securities Purchase Agreement in any way which is materially adverse to the interests of the Lenders, without the prior written consent of the Administrative Agent.
Section 6.07    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in each case with a fair market value in excess of the greater of (x) $3,000,000 and (y) 5% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period (excluding the payment of the fees contemplated by Section 6.07(i)), except:
(a)    transactions at prices and on terms and conditions (taken as a whole) not materially less favorable to the Borrower and its Subsidiaries than would reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties (as reasonably determined by the Borrower);
(b)    transactions between or among the Borrower and its Subsidiaries (or any entity that becomes a Subsidiary as a result of such transaction) not involving any other Affiliate;

(c)    loans or advances to employees, officers and directors permitted under Section 6.04;
(d)    payroll, travel and similar advances to cover matters permitted under Section 6.04;
(e)    the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of the Borrower or any Subsidiary;
(f)    compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the Borrower or any Subsidiary in the ordinary course of business, including in connection with the Transactions and any other transaction permitted hereunder;
(g)    any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans;
(h)    [reserved];
(i)    any payment of fees and expenses in connection with the Transactions;
(j)    any Restricted Payment and payments on Indebtedness not prohibited by Section 6.06;
(k)    any transaction among or between one or more Loan Parties, the Borrower and/or any Parent Entity for the sharing of liabilities for taxes so long as the payments made pursuant to such transaction are made by and among the members of the Borrower’s “affiliated group” (as defined in the Code); provided that any payments by the Borrower and its Subsidiaries to the Borrower and/or the Parent Entity shall be permitted only to the extent permitted under Section 6.06(a)(iii)(B);
(l)    transactions between and among the Borrower and/or one or more Subsidiaries which are in the ordinary course of business and transactions between the Borrower and/or one or more Subsidiaries and their direct or indirect shareholders in the ordinary course of business with respect to the Equity Interests in the Borrower or any Parent Entity, such as shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof;
(m)    the Transactions and compliance with the Organizational Documents of the Borrower and its Subsidiaries as in effect on the Closing Date;
(n)    [reserved];
(o)    Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof;
(p)    transactions set forth on Schedule 6.07, as these agreements, arrangements and transactions may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole);
(q)    [reserved];
(r)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility and any other transaction effected in connection with a Qualified Securitization Facility;
(s)    payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Borrower or one or more Subsidiaries in such joint venture) in the ordinary course of business;
(t)    loans and other transactions by and among the Borrower and its Subsidiaries to the extent not prohibited by Section 6.06 (other than Section 6.06(a)(x));
(u)    transactions by the Borrower or one or more Subsidiaries with customers, managed or controlled investment funds, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and its Subsidiaries, as determined in good faith by the board of directors or the senior management of the relevant Person, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(v)    any transaction between or among the Borrower and its Subsidiaries and any Affiliate of the Borrower and its Subsidiaries or a Joint Venture or similar entity that would constitute an Affiliate transaction solely because the Borrower and its Subsidiaries owns an equity interest in or otherwise controls such Affiliate, Joint Venture or similar entity;
(w)    transactions in which the Borrower or any Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the Borrower or such Subsidiary from a financial point of view or meets the requirements of clause (a) of this Section 6.07;
(x)    licenses of Intellectual Property; and
(y)    the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to shareholders of the Borrower or any Parent Entity pursuant to the equity holders agreement, limited liability company agreement or the registration rights agreement entered into on or after the Closing Date.
Section 6.08    Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits, restricts or imposes any condition upon:
(a)    the ability of the Borrower and its Subsidiaries to create, incur or permit to exist any Lien in favor of the Secured Parties (excluding Lender Counterparties) upon any of its Collateral; or
(b)    the ability of the Borrower and its Subsidiaries to make Restricted Payments or to make or repay loans or advances to the Borrower or any Subsidiary;

provided that the foregoing clauses (a) and (b) shall not apply to
(i)    restrictions and conditions imposed by (A) any law or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Borrower and its Subsidiaries, (B) any Loan Document, or any documents governing the Term Loan Exchange Notes, the Incremental Equivalent Debt, the Credit Agreement Refinancing Indebtedness, the Refinancing Notes, the Permitted Ratio Debt (and, in each case, Guarantees thereof by the Guarantors) and any documentation providing for any Permitted Refinancing thereof, (C) any agreements evidencing secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the assets securing such Indebtedness or (D) other agreements evidencing Indebtedness permitted by Section 6.01; provided that in each case under this clause (i)(D), such restrictions or conditions (x) apply solely to a Subsidiary that is not a Loan Party, (y) are no more restrictive than the restrictions or conditions set forth in the Loan Documents, or (z) do not materially impair the Borrower’s ability to pay its Obligations under the Loan Documents as and when due (as determined in good faith by the Borrower);
(ii)    restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement materially expands the scope of any such restriction or condition (as determined in good faith by the Borrower);
(iii)    restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;
(iv)    the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto;
(v)    (A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Equity Interests or assets of such Subsidiary or (B) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);
(vi)    [reserved];
(vii)    restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary; provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to any Subsidiary;
(viii)    customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any Joint Venture or non-wholly owned Subsidiary and other similar agreements applicable to Joint Ventures and non-wholly owned Subsidiary and in each case applicable solely to such Joint Venture or non-wholly owned Subsidiary and the Equity Interests issued thereby;

(ix)    any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(x)    any restrictions regarding licensing or sublicensing by the Borrower or any Subsidiary of Intellectual Property in the ordinary course of business and which do not interfere in any material respect with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;
(xi)    any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04;
(xii)    restrictions on cash or other deposits or net worth imposed by customers or investors under contracts entered into in the ordinary course of business; and
(xiii)    restrictions in any agreements evidencing any purchase money Liens or Capital Lease Obligations permitted under Section 6.01; provided that such restrictions apply only to the assets financed thereby.
Section 6.09    Changes in Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in lines of business other than of the type engaged in by the Borrower and its Subsidiaries on the Closing Date and similar, ancillary, supportive, complementary, synergetic or related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any Acquisition or permitted Investment or other immaterial businesses).
Section 6.10    First Lien Net Leverage Ratio. The Borrower will not permit the First Lien Net Leverage Ratio, calculated as of the last day of any Test Period on a Pro Forma Basis, commencing (a) with the Test Period ended December 31, 2025, to exceed, with respect to any Test Period related to each fiscal quarter ended prior to March 31, 2027, 6.00:1.00, (b) with the Test Period ended March 31, 2027, to exceed, with respect to any Test Period related to each fiscal quarter ended prior to June 30, 2028, 5.75:1.00, (c) with the Test Period ended June 30, 2028, to exceed, with respect to any Test Period related to each fiscal quarter ended prior to June 30, 2029, 5.50:1.00 and (d) with the Test Period ended June 30, 2029, to exceed, with respect to any Test Period related to each fiscal quarter ending thereafter, 5.25:1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as applicable, for such Test Period).
ARTICLE VII

EVENTS OF DEFAULT
Section 7.01    Events of Default. If any of the following events shall occur (including, for the avoidance of doubt, any requirement for the giving of notice, the lapse of time, or both, in each case as expressly set forth below) (any such event, an “Event of Default”):
(a)    the Borrower shall fail to pay any principal of any Loan when due and payable;
(b)    the Borrower shall fail to pay (x) any interest on any Loan when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (y) or any fee payable hereunder or any other amount due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
(c)    (i) on the Closing Date, any Specified Representation shall be incorrect in any material respect or (ii) after the Closing Date, any representation or warranty, when taken as a whole, made or deemed made by any Loan Party in any Loan Document shall be incorrect in any material respect as of the date made or deemed made;
(d)    the Borrower shall default in the performance of or compliance with their respective obligations under Section 5.02(a) (subject in all respects to the proviso set forth therein) Section 5.04 (solely with respect to the existence of the Borrower in its jurisdiction of organization or incorporation, if applicable) Section 5.10(f), Section 5.10(g) or in Article VI; provided that an Event of Default under Section 6.10 is subject to the Cure Right set forth in Section 7.03;
(e)    any Loan Party shall default in the performance or compliance of any term contained in any Loan Document (other than those specified in Section 7.01(a), (b) or (d)), and default shall continue unremedied and unwaived for a period of thirty (30) days after the earlier to occur of (i) receipt by the Borrower of written notice thereof from the Administrative Agent and (ii) the date on which the Borrower has or reasonably should have knowledge of the occurrence of such default;
(f)    the Borrower or any Subsidiary shall fail to make any payment beyond all applicable grace periods (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods provided in the applicable instrument or agreement under which such Material Indebtedness was created; provided that this Section 7.01(f) shall not apply to any such failure that is (x) remedied by the Borrower and its Subsidiaries or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;
(g)    (i) any breach or default (after all applicable grace periods having expired and all required notices having been given) by the Borrower or any Subsidiary of any Material Indebtedness if the effect of such breach or default is to cause such Material Indebtedness to become due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices having been given) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.01(g) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (B) Indebtedness which is convertible into Equity Interests and converts to Equity Interests in accordance with its terms or (C) any breach or default that (x) is remedied by the Borrower or the applicable Subsidiary or (y) is waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01 or (ii) an involuntary “early termination event” or other similar event (which event shall extend beyond any applicable cure periods or grace periods) shall have occurred in respect of obligations owing under any Swap Agreement of the Borrower or any Subsidiary, and the amount of such obligations, either individually or in the aggregate for all such Swap Agreements at such time, is in excess of the greater of (x) $12,000,000 and (y) 20% of EBITDA calculated on a Pro Forma Basis for the then most recently ended Test Period; provided that, in respect of obligations owing under any such Swap

Agreement owed to the applicable counterparty at such time, the amount for purposes of this Section 7.01(g)(ii) shall be the amount payable on a net basis by the Borrower or its Subsidiaries to such counterparty (after giving effect to all netting arrangements) if such Swap Agreement were terminated at such time; provided, further, that this Section 7.01(g)(ii) shall not apply to any such event that (x) is remedied by the Borrower or its Subsidiaries or (y) waived (including in the form of amendment) by the applicable counterparty, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;
(h)    subject to Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than an Immaterial Subsidiary), or of all or a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership, administration, administrative receivership, examinership, rescue process or similar law now or hereafter in effect or (ii) the involuntary appointment of a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator, examiner, process adviser or similar official for the Borrower or any Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding shall continue undismissed and unstayed for sixty (60) consecutive days without having been dismissed, bonded or discharged or an order of relief is entered in any such proceeding;
(i)    subject to Section 7.02, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership, examinership, rescue process, administrative receivership, administration or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in Section 7.01(h), (iii) consent to the appointment of a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator, examiner, process adviser or similar official for the Borrower or any Subsidiary or for all or a substantial part of its assets or (iv) make a general assignment for the benefit of creditors;
(j)    any unsatisfied, final, non-appealable judgment(s) for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged, unvacated, unbounded and unstayed for a period of sixty (60) consecutive days;
(k)    an ERISA Event shall have occurred that would reasonably be expected to result in a Material Adverse Effect;
(l)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected (if and to the extent required to be perfected under the applicable Security Document and, in respect of Foreign Guarantors and/or Foreign Collateral, subject to Legal Reservations and Perfection Requirements) Lien on any Collateral with a fair market value at any time in excess of the Threshold Amount, with the priority required by the applicable Security Document (subject to Liens permitted under Section 6.02), except (i) as a result of the release of a Loan Party or the sale, transfer or other disposition to a Person that is not a Loan Party of the applicable Collateral in each case, in a transaction permitted under the Loan Documents or the occurrence of the Termination Date, (ii) as a result of the Administrative Agent’s or any other Secured Party’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (iii) as a result of the Administrative Agent’s or any other Secured Party’s failure to take any action required to maintain or perfect a security interest in any other Collateral (subject to, in respect of Foreign Guarantors and/or Foreign Collateral, the Legal Reservations and the Perfection Requirements);
(m)    at any time after the execution and delivery thereof, any material portion of the Guarantee of the Obligations under the Guarantees shall for any reason other than the occurrence of the Termination Date or as expressly permitted hereunder or thereunder (including or as a result of a transaction permitted hereunder) cease to be in full force and effect, or any Loan Party shall contest the validity or enforceability in writing or repudiate, rescind or deny in writing that it has any further liability or obligation under any Loan Document other than as a result of the occurrence of the Termination Date, the sale or transfer of such Loan Party or as a result of a transaction permitted hereunder or thereunder; or
(n)    a Change in Control shall have occurred;
then, and in every such event (I) (other than an event with respect to the Borrower described in Section 7.01(h) or (i)), and at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times (except in the case of an event under Section 7.01(d) in respect of a failure to observe or perform the covenant under Section 6.10, the following actions may not be taken until (A) the ability to exercise the Cure Right under Section 7.03 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised) and (B) the express conditions in the proviso contained in Section 7.01(d) has been satisfied): (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (II) in the case of an event under Section 7.01(d) in respect of a failure to observe or perform the covenant under Section 6.10, (provided that the actions hereinafter described will be permitted to occur only following the expiration of the ability to effectuate the Cure Right if such Cure Right has not been so exercised), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall by notice to the Borrower, take either or both of the following actions, at the same or different times (except the following actions may not be taken until the ability to exercise the Cure Right under Section 7.03 has expired (but may be taken as soon as the ability to exercise the Cure Right has expired and it has not been so exercised)): (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law); and in the case of any event with respect to the Borrower described in Section 7.01(h) or (i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable by the Borrower, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02    Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default or an Event of Default has occurred under Section 7.01(h) or (i), any reference in any such Section to any Subsidiary shall be deemed not to include any Immaterial Subsidiary or any Securitization Subsidiary.
Section 7.03    Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails to comply with the requirements of the covenant under Section 6.10 at the end of any fiscal quarter, until the expiration of the fifteenth (15th) Business Day subsequent to the date the Compliance Certificate for such fiscal quarter is required to be delivered pursuant to Section 5.01(d), any net cash proceeds of any cash equity contribution (other than Disqualified Equity Interests) made, directly or indirectly to the Borrower, or any net cash proceeds of any issuance of Qualified Equity Interests of the Borrower or any Parent Entity and immediately contributed, directly or indirectly, to the Borrower, in each case, during the period commencing on the first day of the Test Period as to which such noncompliance relates and on or prior to such fifteenth (15th) Business Day, may, at the election of the Borrower, be included in the calculation of EBITDA in each case in an aggregate amount equal to 100% of the amount necessary to cure the relevant failure to comply with such covenant for purposes of determining compliance with such covenant (the “Cure Right”), and upon the earlier of (x) the delivery by the Borrower of written notice (a “Cure Notice”) to the Administrative Agent that they intend to exercise the Cure Right hereunder and (y) receipt by the Borrower of such cash proceeds (the “Cure Amount”), such covenant shall be recalculated giving effect to the following pro forma adjustments:
(i)    solely for purpose of determining the existence of an Event of Default under Section 6.10, EBITDA of the Borrower and its Subsidiaries for such fiscal quarter shall be increased by an amount equal to the Cure Amount, and such increase shall be effective for all periods that include such fiscal quarter and not for any other purpose under this Agreement; and
(ii)    if, after giving effect to the foregoing recalculations (but not giving effect to any payment of Indebtedness made with, or increase in cash in respect of, such Cure Amount when calculating compliance with Section 6.10 at the end of such and any succeeding fiscal quarter), the Borrower shall then be in compliance with the requirements of the covenant under Section 6.10 at the end of such fiscal quarter, the Borrower shall be deemed to have satisfied the requirements of the covenant under Section 6.10 as of the last day of such fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Default or Event of Default of the covenant under Section 6.10 that had occurred shall be deemed cured for this purpose under this Agreement and the other Loan Documents; provided that if the Cure Amount is not received by the Borrower prior to such fifteenth (15th) Business Day, such Default or Event of Default shall be deemed to have occurred after such fifteenth (15th) Business Day.
(b)    Notwithstanding anything herein to the contrary, (i) in each four-fiscal-quarter period of the Borrower and its Subsidiaries there shall be at least two (2) fiscal quarters in which the Cure Right is not exercised; (ii) the Cure Right shall not be exercised more than five (5) times during the term of this Agreement; (iii) the Cure Amount shall not exceed 100% of the amount required to cause the Borrower and its Subsidiaries to be in pro forma compliance with the covenant under Section 6.10 (it being understood that to the extent a Cure Notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such net cash proceeds that are received as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any

Event of Default under Section 6.10 is less than the full amount of any originally designated amount); (iv) neither the Administrative Agent nor any Lender or Secured Party shall exercise any right or remedy under the Loan Documents or applicable law on the basis of an Event of Default caused by the failure to comply with Section 6.10 until after the Borrower’s ability to cure has lapsed and Borrower has not exercised the Cure Right (other than, until the Cure Amount is received, for purposes of Section 4.02(b) unless otherwise agreed by the Required Revolving Lenders); (v) all Cure Amounts shall be disregarded for purposes of determining Excess Cash Flow, pricing, financial ratio-based conditions, the Available Amount and other baskets with respect to covenants contained in the Loan Documents and shall not result in any pro forma reduction in Indebtedness or increase in cash with respect to the fiscal quarter with respect to which such Cure Right was exercised; provided that such Cure Amount shall reduce Indebtedness in future fiscal quarters to the extent used to pay Indebtedness; and (vi) except as otherwise agreed to by the Required Revolving Lenders, the Borrower will not be permitted to borrow Revolving Loans prior to receipt of the Cure Amount.
Section 7.04    Application of Proceeds.
(a)    Upon the occurrence and during the continuation of an Event of Default, if requested by the Required Lenders, or upon acceleration of all the Obligations pursuant to Section 7.01, all proceeds received by the Administrative Agent or the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Loan Document shall be applied by the Administrative Agent as follows:
(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) due and payable to the Administrative Agent in its capacity as such;
(ii)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) due and payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to payment of that portion of the Obligations constituting unpaid principal or face amounts of the Loans, and Swap Termination Value under Secured Swap Agreements and Secured Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
(v)    Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
(vi)    Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by law.
Notwithstanding the foregoing, (a) amounts received from any Guarantor that is not an “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations and (b) Secured Cash Management Obligations and Secured Swap Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. Each Lender Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.
Notwithstanding the foregoing, the Administrative Agent shall deliver at least one (1) Business Day’s prior notice to the Borrower (following the occurrence and during the continuance of an Event of Default) prior to the exercise by the Administrative Agent or any other Secured Party of any remedies with respect to Equity Interests, including, without limitation, voting rights.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
Section 8.01    Appointment of Administrative Agent. Each of the Lenders hereby irrevocably appoints Sound Point Agency LLC (together with any successor Agent pursuant to Section 8.06) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Loan Party, take such other actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto (including, without limitation, to execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver).
The Administrative Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender Counterparty or potential Lender Counterparty) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such co-agents, subagents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders acknowledge and agree (and each Lender Counterparty shall be deemed to hereby acknowledge and agree) that Administrative Agent may also act as the collateral agent for lenders under the Other Term Loans, the Term Loan Exchange Notes, the Incremental Equivalent Debt, Permitted Ratio Debt, Credit Agreement Refinancing Indebtedness and the Refinancing Notes.
Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to act as the disbursing agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the Administrative Agent.
For the purposes of holding any hypothec granted under a Canadian Security Agreement pursuant to the laws of the Province of Quebec to secure the prompt payment and performance of any and all Obligations by any Loan Party, each of the Lenders (including in its capacities as a Lender Counterparty or potential Lender Counterparty), the Issuing Banks and the other Secured Parties hereby irrevocably appoints and authorizes the Administrative Agent and, to the extent necessary, ratifies the appointment and authorization of Administrative Agent, to act as the hypothecary representative of the present and future creditors as contemplated under Article 2692 of the Civil Code (in such capacity, the “Hypothecary Representative”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Hypothecary Representative under any related deed of hypothec. The Hypothecary Representative shall: (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Hypothecary Representative pursuant to any such deed of hypothec and applicable law, and (ii) benefit from and be subject to all provisions hereof with respect to the Administrative Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders and the Loan Parties. Any Person who becomes a Lender shall, by its execution of an Assignment and Assumption Agreement, be deemed to have consented to and confirmed the Hypothecary Representative as the Person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Lender, all actions taken by the Hypothecary Representative in such capacity. The substitution of the Administrative Agent pursuant to the provisions of this Article VIII also constitutes the substitution of the Hypothecary Representative. The Administrative Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Administrative Agent in this Agreement, which shall apply mutatis mutandis to it acting as the Hypothecary Representative.
Section 8.02    Rights of Lender. The financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and with respect to any of its Loans or Commitments hereunder, the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any member of the Borrower or any Subsidiary or Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 8.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing the Administrative Agent, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law and (c) shall not except as expressly set forth herein or in the other Loan

Documents, have any duty to disclose, and shall not be liable to the Lenders for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent, Administrative Agent or any of their respective Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or express conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or that the Liens granted to the Administrative Agent pursuant to any Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Each Lender and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Administrative Agent for each of the items set forth in clauses (i) through (vi) above. The Administrative Agent shall have no obligation to monitor whether any amendment or waiver to any Loan Document has properly become effective or is permitted hereunder or thereunder except to the extent expressly agreed to by the Administrative Agent, as applicable, in such amendment or waiver.
Section 8.04    Reliance by Administrative Agent. Each of the Administrative Agent shall be entitled to rely upon, and shall not incur any liability for (i) relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed or sent or otherwise authenticated by the proper Person, (ii) treating the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.04, and (iii) relying on the Register to the extent set forth in this Agreement. Each of the Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability to the Lenders for relying thereon. Each of the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.
Section 8.05    Delegation of Duties. Each of the Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent; provided, that the

Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed. Each of the Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may resign as Administrative Agent (which resignation shall also be effective in respect of its role as Administrative Agent unless the Administrative Agent otherwise agrees in writing) at any time by delivering notice of such resignation to the Lenders and the Borrower (the “Resignation Notice”). Such resignation shall take effect upon the earlier of (i) the appointment of a successor Administrative Agent pursuant to this Agreement and (ii) 5:00 p.m. (New York City Time) on the 30th calendar day following receipt by Borrower and Lenders of the Resignation Notice. If the Administrative Agent delivers any such Resignation Notice, the Required Lenders shall have the right to appoint a successor Administrative Agent which is not a Disqualified Institution, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If after 30 days after the date of the retiring Administrative Agent’s Resignation Notice, no successor Administrative Agent has been appointed by the Required Lenders and consented to by the Borrower that has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of a Specified Event of Default.
(b)    Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of the Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Parties shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents.
Section 8.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the

Administrative Agent, the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished thereunder.
Section 8.08    No Other Duties. Notwithstanding anything herein to the contrary, none of the Administrative Agent or Lead Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent, Administrative Agent or a Lender hereunder.
Section 8.09    Collateral and Guaranty Matters. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Each of the Lenders and the Lender Counterparties acknowledge and agree:
(a)    that any Lien on any property granted to or held by the Administrative Agent or the Administrative Agent (or any sub-agent thereof) under any Loan Document shall be automatically released: (i) upon the Termination Date, (ii) at the time the property subject to such Lien is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder to a Person that is not a Loan Party, (iii) to the extent such property constitutes Excluded Property, (iv) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from its Guaranty otherwise in accordance with the Loan Documents, (v) to the extent, if any, provided in the Security Documents, (vi) if approved, authorized or ratified in writing in accordance with Section 9.02 or (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Administrative Agent pursuant to the Loan Documents; provided that any property that becomes Excluded Property shall not automatically be released from such Lien if such property becomes Excluded Property by operation of clause (xii)(B) of the definition thereof if the primary purpose of such action is (i) to evade the collateral and/or guarantee requirements for such Subsidiary with no other justifiable business purpose or (ii) to raise (or to facilitate the raising of) capital for Borrower or its Subsidiaries (it being understood that, in each case, the primary purpose of any such transaction shall be determined by the Borrower in good faith).
(b)    that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Loan Party (or becomes an Excluded Subsidiary) as a result of a transaction or designation not prohibited hereunder; provided that (x) to the extent that a Subsidiary ceases to be a Guarantor by virtue of becoming an Excluded Subsidiary pursuant to clause (d) of the definition thereof as a result of a permitted disposition of its Equity Interests or another transaction permitted under this Agreement (other than, for the avoidance of doubt, a bona-fide sale of all the Equity Interests of such Subsidiary to an unaffiliated third-party for fair market value), such disposition or other transaction shall be deemed to be an Investment by the Borrower or the applicable Subsidiary in such Subsidiary that ceases to be a Guarantor in an amount equal to the fair market value of the Equity Interests of such Subsidiary that ceases to be a Guarantor that continue to be held by the Borrower or such Subsidiary and (y) no wholly owned Subsidiary that is a Loan Party that becomes not wholly owned shall be released from its Guarantee solely by virtue of becoming an Excluded Subsidiary pursuant to clause (d) of the definition thereof, unless (i) the transaction that caused such Subsidiary to become non-wholly owned was undertaken for a bona fide purpose (and not for the primary purpose of (1) circumventing the collateral and/or guarantee requirements for such Subsidiary or (2) raising (or to facilitate the raising of)

capital for Borrower or its Subsidiaries) and (ii) except to the extent that all of the Equity Interests were disposed or otherwise transferred in such transaction (A) the other holders of the Equity Interests in such Subsidiary are not Affiliates of the Borrower and (B) the release constitutes an Investment for purposes of this Agreement;
(c)    that the Administrative Agent and the Administrative Agent are irrevocably authorized, and are hereby directed if requested by the Borrower, to subordinate any Lien on any property granted to or held by the Administrative Agent or the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 6.02(e); and
(d)    that the Administrative Agent and the Administrative Agent are irrevocably authorized, and are hereby directed, to enter into any Customary Intercreditor Agreement or any other intercreditor agreement with the Administrative Agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is not prohibited (including with respect to priority) under this Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof; and
(e)    that the Administrative Agent and the Administrative Agent are irrevocably authorized, and are hereby directed, to enter into the Security Documents for the benefit of the Lenders and the other Secured Parties.
Notwithstanding anything contained herein to the contrary, upon request by the Administrative Agent or the Administrative Agent at any time, the Required Lenders (or such greater number of Lenders as may be required pursuant to Section 9.02(b)(vi) or (vii)) will confirm in writing the Administrative Agent’s or the Administrative Agent’s, as the case may be, authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guaranty pursuant to this Section 8.09; provided that the absence of such confirmation shall not affect in any way the validity of the automatic releases of security interest or Guaranty contemplated by this Agreement or the Administrative Agent’s or Administrative Agent’s obligations to comply with the provisions of the immediately following sentence. In each case as specified in this Section 8.09, the Administrative Agent and the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent and the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09.
For the avoidance of doubt, each of the Loan Parties and each of the Secured Parties, by their acceptance of the benefits of this Agreement, agree, to the fullest extent permitted by applicable law, that the Administrative Agent shall have the right to “credit bid” any or all of the Secured Obligations in connection with any sale or foreclosure proceeding in respect of the Collateral, including without limitation, sales occurring pursuant to Section 363 of the Bankruptcy Code or included as part of any plan subject to confirmation under Section 1129(b)(2)(A)(iii) of the Bankruptcy Code.
Section 8.10    Secured Swap Agreements and Secured Cash Management Agreements. No Lender Counterparty that obtains the benefits of Section 16 of the Security Agreement, Section 16 of the Canadian Security Agreement, the Guaranty, the Canadian Guarantee or any Collateral by virtue of the provisions hereof or of the Guaranty, the Canadian Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, neither the Administrative Agent nor the Administrative Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Cash Management Obligations arising under Secured Swap Agreements or Secured Cash Management Agreements with Lender Counterparties unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty.
Section 8.11    Withholding Tax. To the extent required by any applicable Requirements of Law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority of any jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lenders shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties and without limiting or expanding the obligation of the Loan Parties to do so) fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
Section 8.12    Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its Related Parties (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligations of any Loan Party to do so) on a pro rata basis (determined as of the time that the applicable payment is sought based on each Lender’s ratable share at such time) and hold harmless the Administrative Agent and its Related Parties against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for payment to the Administrative Agent and its Related Parties of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the Administrative Agent and its Related Parties’ own gross negligence or willful misconduct (and no action taken in accordance with the directions of the Required Lender shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.12). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.12 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the

Administrative Agent, as applicable, in connection with preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceedings or otherwise) of, or legal advice in respect of rights and responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Administrative Agent is not reimbursed for such costs or expenses by or on behalf of the Borrower.
Section 8.13    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, administration, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment or composition under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid by such Loan Party and to file such other documents as may be necessary or advisable in order to have such claims of the Lenders, the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent under Section 2.12 and Section 9.03 which are payable by such Loan Party) allowed in such judicial proceeding;
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, administrative receiver, assignee, administrator, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender a to make such payments to the Administrative Agent and the Administrative Agent and, if the Administrative Agent shall consent, to the making of such payments directly to the Lenders, to pay to the Administrative Agent (and Lenders) any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, the Administrative Agent and their agents and counsel, and any other amounts due to the Administrative Agent under Section 2.12 and Section 9.03 in each case reimbursable or payable by such Loan Party.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding, in each case subject to Section 11(d) of the Security Agreement.
Section 8.14    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, (I) unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) if such sub-clause (i) is not true with respect to a Lender and such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)    none of the Administrative Agent, the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
(c)    The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
Section 8.15    [Reserved].
Section 8.16    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender, other Secured Party or any Person who has received funds on behalf of any Secured Party (any such Lender, other Secured Party or other recipient (including each of their respective successors and assigns), a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.16 and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the

Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or other Secured Party (and each of their respective successors and assigns) hereby further agrees that if it or any other Payment Recipient on its behalf receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Secured Party, or other recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    It acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or other Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other Payment Recipient that receives funds on its behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.16(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.16(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or other Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or other Secured Party, or otherwise payable or distributable by the Administrative Agent to such Lender or other Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    [reserved].

(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or other Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 8.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 8.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or other Secured Party, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE IX

MISCELLANEOUS
Section 9.01    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)    if to any Loan Party, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01;
(b)    if to the Administrative Agent or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and
(c)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address, electronic mail address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Subject to Section 9.15, notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 9.02    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent, the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Except as provided in Section 2.20 with respect to any Incremental Facility Amendment, in Section 2.21 with respect to any Refinancing Amendment, in Section 2.24 with respect to an Extension Offer, in connection with the Term Loan Exchange Notes and in Section 9.02(h), in Section 9.16 or as otherwise specifically provided below or otherwise provided herein or in a Loan Document, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto (except as otherwise expressly provided therein), in each case with the consent of the Required Lenders (other than in each case with respect to any amendment, modification or waiver contemplated in clauses (i) through (v), (viii), (xiii) and (xiv) below, which shall only require the consent of the Lenders expressly set forth therein and not Required Lenders, Administrative Agent); provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, waiver of, deferral of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of a Lender), (ii) reduce or forgive the principal amount of any Loan owed to a Lender or reduce the rate of interest thereon (including any reduction in the cash pay portion thereof) owed to such Lender, or reduce any fees or premiums payable hereunder (including, in each case, any reduction in the cash pay portion thereof) owed to such Lender, without the written consent of such Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, deferral of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default (other than an Event of Default pursuant to Section 7.01(a) or (b)), the financial covenant definitions or financial ratios or any component thereof, default interest, MFN Protection, mandatory prepayment or mandatory reduction of the Commitments shall constitute a reduction or forgiveness in the interest rates or the fees or premiums for purposes of this clause (ii)), (iii) except as otherwise provided hereunder, including without limitation, pursuant to Refinancing Amendments or Section 2.24, postpone the scheduled maturity of any Loan, or the date of any scheduled repayment (but not prepayment) of the principal amount of any Term Loan under Section 2.10(a) or under the applicable Incremental Facility Amendment, or any date for the payment of any interest, fees or premiums payable hereunder, or reduce or forgive the amount of, waive or excuse any such repayment (but not prepayment), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, deferral of, or consent to departure from, any condition precedent, representation, warranty, covenant, grace period, Default, Event of Default (other than an Event of Default pursuant to Section 7.01(a) or (b)), the financial covenant definitions or financial ratios or any component thereof, default interest, MFN Protection, mandatory prepayment or mandatory reduction of the Commitments shall constitute a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment), (iv) directly or indirectly change any of the provisions of Section 2.18 or Section 7.04 or any other provision governing pro rata sharing or pro rata payment among the Lenders without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section 9.02(b) or reduce the percentage set forth in the definition of the term “Required Lenders,” or “Required Revolving Lenders” or reduce the percentage in any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender directly and adversely affected thereby (or each Lender of such Class, as the case may be) (it being understood that, other than as specifically provided in this Agreement, including pursuant to (v) the Term Loan Exchange Notes, (w) [reserved], (x) any Incremental Facility Amendment (the consent requirements for which are set forth in Section 2.20), (y) a Refinancing Amendment (the consent requirements for which are set forth in Section 2.21) and (z) an Extension Offer pursuant to Section 2.24, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or a particular Class of Lenders on substantially the same basis as the Term Loans, and Revolving Commitments on the Closing Date), (vi) release all or substantially all of the value of the Guarantee under the Guarantees (except as provided herein or in the applicable Loan Document, in each case, as in effect on the Closing Date), without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents (except as permitted hereby or in the applicable Loan Document, in each case, as in effect on the Closing Date), without the written consent of each Lender (it being understood that any subordination of a lien permitted hereunder shall not constitute a release of a lien under this Section 9.02(b)(vii) and the granting of any pari passu liens in connection with the incurrence of debt or the granting of liens otherwise permitted hereunder from time to time (including pursuant to amendments) shall not constitute a release of liens), (viii) modify the provisions of Section 9.04(e) in a manner that adversely affects the protections afforded to an SPV pursuant to the provisions of Section 9.04(e), without the written consent of each Granting Lender all or any part of whose Loans are being funded by an SPV at the time of such amendment, modification or waiver, (ix) modify the caps set forth in Section 9.04(b)(vii)(D) without the written consent of each Lender, (x) [reserved], (xi) [reserved], (xii) [reserved], (xiii) in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans is refinanced with a replacement Class of term loans bearing (or is modified in such a manner such that the resulting term loans bear) a lower Yield, only the consent of the Lenders holding Term Loans subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or modified Term Loans shall be required, (xiv) waive any condition precedent set forth in Section 4.02 with respect to any Revolving Loan Borrowing without the written consent of the Required Revolving Lenders or (xv) directly or indirectly subordinate the Obligations or Liens on a material portion of the Collateral securing the Obligations to any other indebtedness for borrowed money without the consent of each Lender directly and adversely affected thereby; provided that (x) the consent of each such Lender shall not be required for (i) transactions expressly permitted by this Agreement and the other Loan Documents, in each case, as in effect on the Closing Date and (ii) debtor-in-possession financings and (y) the consent of each such Lender shall not be required for other indebtedness so long as a bona fide opportunity to participate in such indebtedness is offered on a pro rata basis to all such Lenders on the same terms (including with respect to any economics thereof (other than bona fide fronting fees)) offered to all other providers of such indebtedness; provided, further, that (x) no such agreement shall directly adversely amend or modify, as determined by the Borrower in good faith, the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent and (y) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) (including waivers or modifications of conditions to extensions of credit under the Revolving Facility or any Incremental Revolving Facility, as applicable) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time (but in no event less than two such unaffiliated Lenders). In the event an amendment to this Agreement or any other Loan Document is effected without the consent of the Administrative Agent (to the extent permitted hereunder) and to which the Administrative Agent is not a party, the Borrower shall furnish a copy of such amendment to the Administrative Agent and the Administrative Agent shall promptly distribute such copy to all Lenders. Notwithstanding the foregoing (but in any event subject to subclauses (iv) and (xv) of this Section 9.02(b)), no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Incremental Term Loan or Incremental Revolving Loan, any Other Term Loan, Extended Term Loans, Extended Revolving Loans, or any Incremental Equivalent Debt, Permitted Ratio Debt, Permitted Pari Passu Replacement Debt, Permitted Junior Lien Replacement Debt, Refinancing Notes or Term Loan Exchange Notes, for the purpose of adding the holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, in each case as contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable, together with (A) any immaterial changes and (B) material changes thereto in light of prevailing market conditions, which material changes shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within five (5) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s and/or Administrative Agent’s execution thereof, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Administrative Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations). Notwithstanding anything to the contrary contained in this Section 9.02, no amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Swap Agreements or under Secured Cash Management Agreements resulting in such Obligations being junior in right of payment to principal on the Loans or resulting in Obligations owing to any Lender Counterparty becoming unsecured (other than releases of Liens permitted in accordance with the terms hereof), in each case in a manner materially adverse to any Lender Counterparty, shall be effective without the written consent of such Lender Counterparty, as applicable.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders, all Lenders holding Loans of any Class or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (v) (or clause (y) of the second proviso) of Section 9.02(b), the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) (or, in the case of a consent, waiver or amendment involving directly and adversely affected Lenders, at least 50.1% of such directly and adversely affected Lenders) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, the Borrower may, at its option and at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, either (i) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), plus, if the Non-Consenting Lender is a Lender with Term Loans being required to assign Term Loans under this Section 9.02(c), the receipt by such Non-Consenting Lender of any prepayment premium set forth in Section 2.11(a) as if such Term Loans subject to such assignment were subject to a prepayment premium, (b) the Borrower or such Eligible Assignee shall have paid to the Administrative Agent the processing and recordation fee specified in clause (b)(ii) of Section 9.04 and (c) such Eligible Assignee shall have consented to the Proposed Change or (ii) terminate the Commitments of such Lender (or a Participant of such Lender) and, in the case of a Lender or a Participant of such Lender, repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date, plus, if the Non-Consenting Lender is a Lender with Term Loans being repaid under this Section 9.02(c) prior to the second anniversary of the Closing Date, the receipt by such Non-Consenting Lender of the prepayment premium set forth in Section 2.11(a) as if such Term Loans subject to repayment were subject to such prepayment premium,; provided that in the case of any such termination of a Non-Consenting Lender (or its Participant) such termination shall be sufficient (together with all other consenting Lenders and terminated Lenders after giving effect hereto) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents.
(d)    Notwithstanding the foregoing, for purposes of determining whether Required Lenders have provided any consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, any Specified Commitments held by any Lender at the time of determination will be disregarded for purposes of determining whether Required Lenders have provided or not provided such consent to the extent that such

Specified Commitment was obtained by such Lender for the primary purpose of influencing voting thresholds under the Loan Documents.
(e)    Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Loan Document or any departure by the Borrower or any Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Loan Document, any Lender (or any Affiliate of such Person (other than any Lender that is a Regulated Bank)) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by the Borrower or any Subsidiary at such time of determination (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”) (each such Lender, a “Net Short Lender”) shall have no right to vote with respect to any amendment, modification or waiver of this Agreement or any other Loan Documents and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lender (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes the Borrower or any Subsidiary or any instrument issued or guaranteed by the Borrower or any Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and its Subsidiaries and any instrument issued or guaranteed by the Borrower and its Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit (or any successor entity), if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) the Borrower or any Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of the Borrower or any Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and its Subsidiaries, and

any instrument issued or guaranteed by the Borrower and its Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any amendment, modification or waiver of this Agreement or the other Loan Documents, each Lender (other than any Lender that is a Regulated Bank or any Revolving Lender) will be deemed to have represented to the Borrower and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified the Borrower and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation).
(f)    No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Sections 9.02(b)(vi), 9.02(b)(vii) or 9.02(b)(ix) or each directly and adversely affected Lender pursuant to Sections 9.02(b)(ii), 9.02(b)(iii), 9.02(b)(iv) or 9.02(b)(v) that, by its terms, directly and adversely affects any Defaulting Lender disproportionately in relation to other affected Lenders of the same Class shall require the consent of such Defaulting Lender.
(g)    Subject in all respects to the provisions set forth in Section 9.02(iv) and (xv), this Agreement may be amended (or amended and restated) solely with the written consent of the Required Lenders and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (or, if applicable, Required Revolving Lenders).
(h)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order (x) to correct or cure any manifest ambiguity, error, omission, defect or inconsistency, (y) to effect administrative changes of a technical or immaterial nature or (z) to correct or cure incorrect cross references, defined terms or similar inaccuracies in this Agreement or the applicable Loan Document. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Loan Documents. The Borrower and the Administrative Agent may, without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.20, 2.21, 2.24 and 2.25.
(i)    Subject to the provisos of this Section 9.02(i), for purposes of any amendment, modification, waiver or consent (other than any amendment, modification, waiver or consent described in the following clause (I), (II) or (III), or any amendment, modification, waiver or consent that directly and adversely affects any Non-Debt Fund Affiliate in its capacity as a Lender disproportionately in relation to other affected Lenders) under any Loan Document, any Loans held by a Non-Debt Fund Affiliate shall be automatically deemed to be voted in the same proportion as all other Lenders who are not Non-Debt Fund Affiliates; provided that (a) for the purposes of any proceeding under the Bankruptcy Code instituted by or against the Borrower, each Non-Debt Fund Affiliate hereby irrevocably appoints the Administrative Agent as its voting proxy to vote such Non-Debt Fund Affiliate’s Term Loan claims or Commitments in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Non-Debt Fund Affiliates, except such Non-Debt Fund Affiliate shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization (I) to the extent that any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrowers, (II) to the extent that any such plan of reorganization would deprive such Non-Debt Fund Affiliate of its pro rata share of any payments to which it is entitled or (III) if such plan of reorganization does not require the consent of each Lender or each affected Lender, (b) such Non-Debt Fund Affiliate shall be entitled to vote in accordance with its sole discretion in connection with any amendment, modification, waiver or consent that would deprive such Non-Debt Fund Affiliate of its pro rata share of any payments to which it is entitled and (c) for purposes of this Section 9.02(i), for the avoidance of doubt, Non-Debt Fund Affiliates shall be deemed to not include Debt Fund Affiliates (and the foregoing limitations shall not apply in respect of Debt Fund Affiliates).
(j)    Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or consent hereunder, in no event shall Debt Fund Affiliates exclusively constitute Required Lenders in and of themselves.
Section 9.03    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (to the extent not paid on the Closing Date) within thirty (30) days (or such longer period as the Administrative Agent may agree) after receipt of reasonably detailed documentation supporting such request, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of the Loan Documents (limited, in the case of legal fees and expenses, to the reasonable, documented and invoiced fees, disbursements and other charges of one counsel and, if necessary, one firm of local counsel in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such persons collectively (and, in the case of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each relevant material jurisdiction for each group of similarly situated affected persons)) and (ii) all reasonable and documented or invoiced out-of-pocket costs and expenses of the Administrative Agent, the Lead Arranger and the Lenders (but limited, in the case of legal fees and expenses, to the fees, disbursements and other charges of one counsel to such persons, taken as a whole (and, if reasonably necessary, one local counsel in each applicable material jurisdiction, and in the case of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each relevant material jurisdiction to each group of similarly situated affected persons, taken as a whole)) in connection with the enforcement, workout, or restructuring of the credit facilities provided herein.
(b)    Without duplication of and subject to the limitations set forth under the expense reimbursement obligations pursuant to Section 9.03(a) above, the Borrower shall indemnify the

Administrative Agent, the Lead Arranger and each Lender, and each of their respective Affiliates and their respective Related Party, controlling Persons and the successors and permitted assigns of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from and against all losses, claims, damages, liabilities (excluding lost profits) and reasonable and documented or invoiced out-of-pocket fees and expenses (limited, in the case of legal fees and expenses of the Indemnitees, to the reasonable, documented and invoiced fees, disbursements and other charges of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each material relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each applicable material jurisdiction for each group of similarly situated affected Indemnitees) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by or against the Borrower, its equityholders, its affiliates, creditors or any other third person)) that relates to the Transactions, including the financing contemplated hereby (collectively, the “Indemnified Liabilities”); provided that, no Indemnitee will be indemnified for Indemnified Liabilities to the extent they resulted from (a) its (or any of its Related Parties’) willful misconduct, bad faith or gross negligence (to the extent determined in a final non-appealable judgement or order of a court of competent jurisdiction), (b) its (or any of its Related Parties’) material breach of its obligations under the Loan Documents (to the extent determined in a final non-appealable judgement or order of a court of competent jurisdiction), (c) any dispute between and among Indemnitees that does not involve an act or omission by the Borrower and its Subsidiaries or any of its Affiliates (other than in connection with Indemnitee in its capacity as the Administrative Agent or Lead Arranger that does not involve an act or omission by the Borrower and its Subsidiaries or their controlled or controlling affiliates), (d) in its capacity as a financial advisor of the Borrower and its Subsidiaries in connection with any potential Investment or as a co-investor in the Transactions or any potential Investment or (e) any settlement effected without the Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld, delayed or conditioned) or if there is a final and non-appealable judgment by a court of competent jurisdiction against an Indemnitee in any such proceedings, the Borrower will indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section 9.03(b); provided, further, that (1) the Borrower shall not, without the prior written consent of any Indemnitee (such consent not to be unreasonably withheld, delayed or conditioned; provided that a failure to consent because the conditions specified in (i) and (ii) below are not satisfied shall not be unreasonable), effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee and (2) to the extent of any amounts paid to an Indemnitee in respect of this Section 9.03 for Indemnified Liabilities, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Borrower to it if, pursuant to operation of any of the foregoing clauses (a) through (e), such Indemnitee was not entitled to receipt of such amount.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Administrative Agent or the Lead Arranger under Section 9.03(a) or (b), and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, the Administrative Agent or the applicable arranger, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Administrative Agent or arranger in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon, in the case of unpaid amounts owing to the Administrative Agent, the Administrative Agent or any arranger, its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time. The obligations of the Lenders under this Section 9.03(c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this Section 9.03(c)).
(d)    To the extent permitted by applicable law, none of the Loan Parties, the Administrative Agent, any Lender, any other party hereto (or its Related Parties) or any Indemnitee shall assert, and each such Person hereby waives and releases, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) in connection with, arising out of, as a result of, or in any way related to, the Loan Documents or any or any agreement or instrument contemplated thereby or referred to therein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith, and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above.
(e)    In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure.
(f)    Notwithstanding anything to the contrary in this Agreement, no party hereto or any Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee (or its Related Parties).
(g)    Except to the extent otherwise expressly provided herein, all amounts due under this Section 9.03 shall be payable within thirty (30) days after receipt of reasonably detailed documentation therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final non-appealable judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.
(h)    This Section 9.03 shall not apply to Taxes, except for Taxes which represent costs, losses, claims, etc. with respect to a non-Tax claim.
Section 9.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective registered successors and assigns permitted hereby, except that

(i) except as otherwise permitted herein, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by such Lender otherwise shall be null and void) and (iii) no Agent may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 8.06 (and any attempted assignment or transfer by the Administrative Agent otherwise shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (solely to the extent expressly provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i)    Subject to the express conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required (x) for an assignment of all or any portion of a Term Loan or Term Commitment to a Lender, an Affiliate of a Lender, or an Approved Fund (as defined below), (y) for an assignment of all or any portion of a Revolving Commitment or Revolving Exposure to a Revolving Lender, an Affiliate of a Revolving Lender, or an Approved Fund (as defined below) or (z) if a Specified Event of Default has occurred and is continuing and provided, further, only in the case of Term Loans, that the Borrower shall be deemed to have consented to any such assignment (for the avoidance of doubt, other than with respect to proposed assignments to a Disqualified Institution or Excluded Party, to the extent the identity of such Disqualified Institution or Excluded Party has been made available, with the consent of the Borrower, to any Lender seeking to assign all or any portion of its Loans and/or Commitments pursuant to this Section 9.04 and who has requested the identity of any Disqualified Institution or to an Excluded Party) unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after receipt by a Responsible Officer of the Borrower of a written request thereof and (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required (x) for an assignment of all or any portion of a Term Loan or Term Commitment to a Lender, an Affiliate of a Lender, or an Approved Fund, (y) for an assignment of all or any portion of a Revolving Commitment or Revolving Exposure to a Revolving Lender, an Affiliate of a Revolving Lender, or an Approved Fund or (z) to a Non-Debt Fund Affiliate, or a Debt Fund Affiliate.
(ii)    In addition to the Register, assignments shall be subject to the following additional express conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or pursuant to Section 2.11(i), an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement) with respect to such assignment is delivered to the Administrative Agent) shall not be less than, in the case of a Revolving Commitment or a Revolving Loan, $1,000,000 or, in the case of a Term Commitment or a Term Loan, $1,000,000, and in each case in $250,000 increments thereof (it being understood and agreed that such minimum amount shall be aggregated for two or more simultaneous assignments by or to two or more Approved Funds), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall (1) execute and deliver to the Administrative Agent and the Borrower an Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement), via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent and the Borrower an Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement), together with a processing and recordation fee of $3,500 (which (x) fee shall not apply for assignments to a Lender’s Affiliates or managed funds or accounts and (y) may be waived or reduced in the sole discretion of the Administrative Agent); provided that assignments made pursuant to Section 2.19 or Section 9.02(c) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be the Lender or Non-Debt Fund Affiliate or Debt Fund Affiliate, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and any tax forms required by Section 2.17(e).
For purposes of Section 9.04(b), the terms “Approved Fund” and “CLO” have the following meanings:
“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.
(iii)    Subject to acceptance and recording thereof pursuant to Section 9.04(b)(v), from and after the effective date specified in each Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement), be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement) covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and to any fees payable hereunder, in each case, that have accrued for such

Lender’s account on or prior to the effective date specified in each Assignment and Assumption Agreement but have not yet been paid).
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and stated interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to its own interests only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(b)(iv) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and related Treasury Regulations and the right, title and interest of each Lender, in and to such Loans, shall be transferable only upon notation of such transfer in the Register.
(v)    Upon its receipt of a duly completed Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e), as applicable (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) (to the extent required) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption Agreement (or Affiliated Lender Assignment and Assumption Agreement) and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b)(v).
(vi)    The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption Agreement or Affiliated Lender Assignment and Assumption Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
(vii)    Notwithstanding anything to the contrary contained in this Agreement but subject to the Register requirements herein, any assignment pursuant to this Section 9.04 by a Lender of its Loans or Commitments to any Non-Debt Fund Affiliate (which assignment may be effected through (x) Dutch Auctions or other offers to purchase open to all Lenders on a pro rata basis consistent with the procedures set forth in Section 2.11(i) and/or (y) open market purchases and other privately negotiated transactions on a non-pro rata basis) shall be subject to the following:
(A)    the assigning Lender and Non-Debt Fund Affiliate purchasing such Lender’s Loans and/or Commitments shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment and Assumption Agreement;

(B)    any Loans or Commitments acquired by the Borrower or any Subsidiary shall be retired and cancelled immediately upon the acquisition thereof;
(C)    each Non-Debt Fund Affiliate hereby agrees that notwithstanding anything to the contrary herein, it may not (A) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not invited or then present, or (B) have access to the Platform or receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant hereto); and
(D)    (I) Revolving Commitments and Revolving Loans may not be assigned to any Non-Debt Fund Affiliate or Persons who will become Non-Debt Fund Affiliate upon completion of the relevant assignment, and no Non-Debt Fund Affiliate or Person who will become a Non-Debt Fund Affiliate upon completion of the relevant assignment shall be permitted to purchase any Revolving Commitments or Revolving Loans, (II) no proceeds of Revolving Commitments or Revolving Loans may be used by any Non-Debt Fund Affiliate or Person who will become an Non-Debt Fund Affiliate upon completion of the relevant assignment to effect any permitted assignments to it or purchase such commitments or loans, and (III) the maximum aggregate principal amount of Term Loans held by all Non-Debt Fund Affiliates (other than the Borrower and its Subsidiaries) at the time of the proposed assignment, after giving effect thereto, may not exceed 25% of the aggregate principal amount of Term Loans then outstanding, and (IV) without limiting the foregoing, Non-Debt Fund Affiliates and Persons who will become Non-Debt Fund Affiliates upon completion of the relevant assignment may (but are not required to) acquire Term Loans through Auctions conducted pursuant to Section 2.11(i) as if it were an Auction Party thereunder (provided that Term Loans acquired by Non-Debt Fund Affiliates and Persons who will become Non-Debt Fund Affiliates upon completion of the relevant assignment through an Auction do not need to be canceled in accordance with Section 2.11(i) unless contributed to either Borrower in accordance with subsection (E) below); provided, further, that such Non-Debt Fund Affiliates shall be subject to all limitations and restrictions applicable to Non-Debt Fund Affiliates provided in this Section 9.04(b)(v).
(E)    notwithstanding the foregoing, any Non-Debt Fund Affiliate may, with written notice to the Administrative Agent, contribute any of its Loans or Commitments to the Borrower and its Subsidiaries (whether through any of its direct or indirect parent entities or otherwise) for the purpose of cancelling and extinguishing such Loans and/or Commitments, which may include a contribution to the Borrower and, to the extent agreed with the Borrower, may in return receive debt securities or Qualified Equity Interests of the Borrower or any parent entity of the Borrower (to the extent not constituting a Change in Control) to the extent otherwise permitted to be incurred herein. Any Term Loans or Commitments so contributed pursuant to this subsection shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of

Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document. In connection with any Term Loans or Commitments so cancelled pursuant to this subsection, Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation. Any non-cash gains from the cancellation of such Term Loans or Commitments shall not increase EBITDA or Excess Cash Flow for any purpose hereunder. The cancellations contemplated by this subsection shall be deemed to be capital contributions to the Borrower and shall be applied to increase the Available Amount pursuant to clause (j) of the definition thereof.
For the avoidance of doubt, the absence of a Default or Event of Default shall not be a condition to any assignment to a Non-Debt Fund Affiliate. None of the Borrower or any of its Affiliates shall be required to make any representation that it is not in possession of material nonpublic information with respect to the Borrower and its Subsidiaries or their respective securities in connection with any purchase or assignment of Loans or Commitments hereunder, and all parties to the relevant transactions shall render customary “big-boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Loan Documents.
Notwithstanding the foregoing, but subject to the Register, (i) in no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Non-Debt Fund Affiliate nor shall the Administrative Agent be obligated to monitor the aggregate amount of Term Loans held by Non-Debt Fund Affiliates, and (ii) for the avoidance of doubt, in no event shall any Debt Fund Affiliate be required to comply with (or otherwise be subject to) the terms of this clause (vii). Each Non-Debt Fund Affiliate agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent promptly (and in any event within ten (10) Business Days) if it becomes a Non-Debt Fund Affiliate. Such notice shall contain the type of information required and be delivered to the same addressee as set forth in an Affiliated Lender Assignment and Assumption Agreement.
(c)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, any Defaulting Lender or any Disqualified Institution or Excluded Party to the extent the lists thereof are made available, with the consent of the Borrower, to the Lenders) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Person shall not be entitled to exercise any rights of a Lender under the Loan Documents.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification, consent or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, consent or waiver described in clause (i), (ii), (iii), (vi) or (vii) of the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to the paragraph below, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(e) and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b) (it being agreed that any documentation required to be provided under

Section 2.17(e) shall be provided solely to the participating Lender). Each Lender that sells or grants a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and stated interest amounts of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding or to establish that any loans or other obligations are in registered form for U.S. federal income tax purposes. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section 9.04 shall be construed so that the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and the right, title and interest of each Participant, in and to such Loans, shall be transferable only upon notation of such transfer in the Participant Register.
A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the right to a greater payment results from a Change in Law after the Participant becomes a Participant.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender and including any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender (including to any trustee for, or any other representative of, such holders), and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein but subject to the Participant Register and the Register (which shall reflect any grants described in this Section 9.04(e)), any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Granting Lender (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that each Lender designating any SPV hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPV during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) other than Disqualified Institutions providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 9.12, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV other than any Disqualified Institution. The Borrower agrees that each SPV shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(e), and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b). An SPV shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPV, except (i) to the extent the right to a greater payment results from a Change in Law after the grant to the SPV or (ii) if the grant to such SPV is made with the Borrower’s prior written consent.
(f)    No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person.
(g)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other express conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this Section 9.04(g), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(h)    Disqualified Institutions. The Borrower, on behalf of itself and its Affiliates, and the Lenders, expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not have any obligation to monitor whether assignments or participations are made to Disqualified Institutions. The inclusion of such Persons as Disqualified Institutions shall not retroactively apply to prior assignments or participations in respect of any Commitment or Loan under this Agreement. Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, if any Lender or Participant at any time is a Disqualified Institution, then for so long as such Lender or Participant shall be a Disqualified Institution, the provisions of this Section 9.04(h) shall apply with respect to such Disqualified Institution unless the Borrower shall have otherwise expressly consented in writing in its sole discretion.

(i)    No Disqualified Institution shall have any right to approve, disapprove or consent to any amendment, supplement, waiver or modification of this Agreement or any other Loan Document or any term hereof or thereof.  In determining whether the requisite Lender or Lenders have consented to any such amendment, supplement, waiver or modification, and in determining the Required Lenders and Required Revolving Lenders for any purpose under or in respect of any Loan Document, any Lender that is a Disqualified Institution shall be excluded and disregarded. Each such amendment, supplement, waiver or modification shall be binding and effective as to each Disqualified Institution.
(i)    The Borrower shall have the right (A) at the sole expense of any Lender that is a Disqualified Institution and/or the Person that assigned its Commitments and/or Loans to such Disqualified Institution, to seek to replace or terminate such Disqualified Institution as a Lender by causing such Lender to (and such Lender shall be obligated to) assign any or all of its Commitments and/or Loans and its rights and obligations under this Agreement to one or more assignees (which may, at the Borrower’s sole option, be or include the Borrower or any Subsidiary); provided that the assignee (or, at its option, the Borrower) shall pay to such Disqualified Institution concurrently with such assignment an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so assigned and (y) the amount that such Disqualified Institution paid to acquire such Commitments and/or Loans, in each case without interest thereon (it being understood that if the effective date of such assignment is not an Interest Payment Date, such assignee shall be entitled to be receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date (except as may be otherwise agreed between such assignee and the Borrower)) or (B) to prepay any Loans held by such Disqualified Institution, in whole or in part, by paying an amount (which payment shall be deemed payment in full) equal to the lesser of (x) the face principal amount of the Loans so prepaid and (y) the amount that such Disqualified Institution paid to acquire such Loans. In connection with any such replacement, (1) if the Disqualified Institution does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation necessary or appropriate (in the good faith determination of the Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Assumption Agreement and/or such other documentation and (b) the date as of which the Disqualified Institution shall be paid by the assignee Lender (or, at its option, the Borrower) the amount required pursuant to this Section 9.04(i)(i)(b), then such Disqualified Institution shall be deemed to have executed and delivered such Assignment and Assumption Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption Agreement and/or such other documentation on behalf of such Disqualified Institution, and the Administrative Agent shall record such assignment in the Register, (2) each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Institution paid to acquire Commitments and/or Loans from such Lender and (3) each Lender that is a Disqualified Institution agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.
(ii)    No Disqualified Institution (whether as a Lender, a Participant or otherwise) shall have any right to (A) receive any information or material made available to any Lender or the Administrative Agent hereunder or under any other Loan Document, (B) have access to any Internet or intranet website to which any of the Lenders and the Administrative Agent have access (whether a commercial, third-party or other website or whether sponsored by the Administrative Agent, the Borrower or otherwise), (C) attend (including by telephone) or otherwise participate in any meeting or discussions (or portions thereof) among or with the Borrower, the Administrative Agent and/or one or more Lenders, (D) receive any information or material prepared by the Borrower, the Administrative Agent and/or one or more Lenders or (E) receive advice of counsel to the Administrative Agent, the Administrative Agent or any other Lender or challenge their attorney client privilege. Any Disqualified Institution shall not solicit or seek to obtain any such information or material.  If at any time any Disqualified Institution receives or possesses any such information or material, such Disqualified Institution shall (1) notify the Borrower as soon as possible that such information or material has become known to it or came into its possession, (2) immediately return to the Borrower or, at the option of the Borrower, destroy (and confirm to the Borrower such destruction) such information or material, together with any notes, analyses, compilations, forecasts, studies or other documents related thereto which it or its advisors prepared and (3) keep such information or material confidential and shall not utilize such information or material for any purpose. Each Lender (whether or not then a party hereto) agrees to notify the Borrower as soon as possible if it becomes aware that (x) it made an assignment to or has a participation with a Disqualified Institution or (y) any such Disqualified Institution has received any such information of materials.
(iii)    The rights and remedies of the Borrower provided herein are cumulative and are not exclusive of any other rights and remedies provided to the Borrower at law or in equity, and the Borrower shall be entitled to pursue any remedy available to it against any Lender that has (or has purported to have) made an assignment or sold or maintained a participation to or with a Disqualified Institution or against any Disqualified Institution
Section 9.05    Survival. All representations and warranties made by the Loan Parties in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder and none of the Borrower, the Lenders or any Affiliate will bring any claim to that effect.
Section 9.06    Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic transmission (e.g., a “.pdf” or “.tif” file) shall be effective as delivery of a manually executed counterpart hereof. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to this Agreement or any other Loan Document shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act and the parties to this Agreement agree that this Agreement and any Loan Document may be executed by electronic signature, provided that such manner of execution is permitted by law.
Section 9.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent then such provisions shall be deemed to be in effect only to the extent not so limited.
Section 9.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent and the Required Lenders, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not any tax accounts, trust accounts, withholding or payroll accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, but only to the extent then due and payable; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; provided, further, that no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agrees promptly to notify the Borrower and the Administrative Agent of such setoff and application made by such Lender; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 9.08.
Section 9.09    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflict of law principles.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that the Administrative Agent, the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.
(c)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and co-managed funds, its and its Affiliates’ or co-managed funds’ directors, trustees, officers, employees and other experts or agents, including accountants, legal counsel and other advisors on a “need to know” basis in connection with the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that the relevant Lender shall be responsible for such compliance and non-compliance), (b) to the extent requested by any governmental or regulatory authority (including any self-regulatory authority) or upon the good faith determination by counsel that such information should be disclosed in light of ongoing oversight or review of the Administrative Agent or Lender or its Affiliates, co-managed funds or their respective representatives; provided that, other than in connection with routine regulatory examinations (including any self-regulatory examination) or audit or examination conducted by bank accountants, prior notice shall have been given to the Borrower, to the extent practicable and permitted by applicable laws or regulations; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent and each Lender shall be permitted to make any disclosures required by the rules and regulations of the

Securities and Exchange Commission, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal, judicial or administrative process; provided that prior notice shall have been given to the Borrower, to the extent practicable and permitted by disclosures to central banks in connection with pledges or assignments under Section 9.04(d), applicable laws or regulations, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, except to any Disqualified Institution, or (ii) any actual or prospective Lender Counterparty to any Secured Swap Agreement relating to any Loan Party and its obligations under the Loan Documents, in each case, except to any Disqualified Institution, (g) with the written consent of the Borrower, (h) to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section 9.12 or (II) becomes available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis from or on behalf of a source other than any Loan Party or its Related Parties (provided that the source is not actually known (after due inquiry) by such disclosing party or other confidentiality obligations owed to the Borrower or its Affiliates, to be bound by an agreement containing provisions substantially the same as those contained in this confidentiality provision), (i) for purposes of establishing a “due diligence” defense, (j) on a confidential basis to any rating agency in connection with rating the Borrower or the credit facilities evidenced hereby (including shadow ratings) or (k) to any financing source of a Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; provided that the relevant Lender shall be responsible for such compliance and non-compliance). For the purposes of this Section 9.12, the term “Information” means all information received from or on behalf of any Loan Party or its Related Parties relating to any Loan Party or any of their Related Parties or any of their respective businesses, other than any such information that is available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis prior to disclosure by any such Person. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Lender acknowledges that Information furnished to it pursuant to the Loan Documents may include material non-public information concerning the Loan Parties and their respective Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.
All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level Information, which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and applicable law.
Notwithstanding anything to the contrary set forth herein, each of the Administrative Agent and the Lenders agrees that it shall not advertise or promote its role in arranging or providing the credit facilities contemplated by this Agreement without the prior written consent of the Borrower (which consent may be withheld in the Borrower’s sole and absolute discretion); provided that each of the

Administrative Agent and the Lenders may (at their own expense) place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as it may choose, and circulate similar promotional materials, in the form of a “tombstone” or otherwise so long as any such advertisement is limited to a description of the names of the Borrower and the type and Closing Date with respect to the transactions contemplated hereby, in each case, and such advertisement is first distributed to, and approved by, the Borrower (such approval not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, (x) the provisions of this paragraph shall not supersede any other confidentiality or non-disclosure agreement or undertaking by the Administrative Agent or its affiliates or its or their respective Related Parties in favor of the Borrower and/or its Subsidiaries and/or Affiliates (whether directly or indirectly through a back-to-back or similar agreement) and (y) the provisions of this paragraph shall not restrict the Administrative Agent or the Lenders from making any disclosures that are required by the applicable rules of any national securities exchange and/or applicable federal securities laws in connection with any Securities and Exchange Commission filings or any other required public filings; provided that for the avoidance of doubt, the Administrative Agent or the Lenders shall be permitted to make any filings, submissions or disclosures required or customary to comply with Securities and Exchange Commission filings requirements.
Section 9.13    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan or participation therein under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation therein but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.14    USA Patriot Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests that is reasonably required in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
Section 9.15    Direct Website Communication. The Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by (i) posting such documents, or providing a link thereto, on the Borrower’s website, (ii) such documents being posted on the Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent has access (whether a commercial third-party website or a website sponsored by the Administrative Agent) or (iii) by transmitting the Communications in an electronic/soft medium to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) promptly following written request by the Administrative Agent, the Borrower shall continue to deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 9.15 shall prejudice the right of the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
The Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
Section 9.16    Intercreditor Agreement Governs. Each Lender and Agent (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Administrative Agent to enter into any Customary Intercreditor Agreement entered into pursuant to the terms hereof and to subject the Liens securing the Secured Obligations to the provisions thereof and (c) hereby authorizes and instructs the Administrative Agent and the Administrative Agent to enter into any intercreditor agreement that includes, or to amend any then-existing intercreditor agreement to provide for, the terms described in the definition of the terms “Permitted Pari Passu Replacement Debt”, “Permitted Junior Lien Replacement Debt” or the “Administrative Agent”, as applicable or as otherwise provided for by the terms of this Agreement; provided that in each case, such intercreditor agreement shall be posted to the Lenders not less than ten (10) Business Days before execution thereof and, if the Required Lenders shall not have objected to such intercreditor agreement within ten (10) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s and/or Administrative Agent’s entry into such intercreditor agreement is reasonable and to have consented to such intercreditor agreement and to the Administrative Agent’s and/or Administrative Agent’s execution thereof, in each case, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent and/or Administrative Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations).
Section 9.17    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the relevant Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the relevant Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
Section 9.18    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arranger and the making of the Loans and Commitments by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arranger, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and express conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Agent, each Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) none of the Administrative Agent, any other Agent, the Lead Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arranger and the Lenders their respective

Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any other Agent, the Lead Arranger or any Lender has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. To the fullest extent permitted by law, the Borrower hereby waived and released any claims that it may have against the Administrative Agent, the Lead Arranger and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority
Section 9.20    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that (i) a court of competent jurisdiction finally determines that the calculation or determination of interest payable by a Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any Province of Canada or the federal laws of Canada, or (ii) the Interest Act (Canada) otherwise applies: whenever interest payable by a Loan Party is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation. The Borrower confirms that it understands and is able to calculate the rate of interest applicable to the Obligations based on the methodology for calculating per annum rates provided in this Agreement.
(b)    In no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time (the “Criminal Code Section”)) payable (whether by way of payment, collection or demand) by any

Loan Party to any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Loan Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section and the amount of such payment or collection shall be refunded by the Administrative Agent and Lenders to Loan Parties with such “interest” deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by the Administrative Agent or such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to the Administrative Agent or that Lender; and then, by reducing any fees, charges, expenses and other amounts required to be paid to the Administrative Agent or Lender which would constitute “interest”. Notwithstanding the foregoing, and after giving effect to all such adjustments, if the Administrative Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then the Loan Parties shall be entitled, by notice in writing to the Administrative Agent or affected Lender, to obtain reimbursement from the Administrative Agent or that Lender in an amount equal to such excess. For the purposes of this Agreement and each other Loan Document to which any Canadian Loan Party is a party, the effective annual rate of interest payable by it shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
(c)    Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party with respect to such portion of the Obligations which shall be required to pay interest on money in arrears with respect thereto (and not other Obligations) at the same rate of interest payable on principal money not in arrears.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
UPLAND SOFTWARE, INC.,
as the Borrower
By: /s/ John T. McDonald
Name: John T. McDonald
Title: Chairman & CEO

SOUND POINT AGENCY LLC,
as Administrative Agent
By: /s/ Kevin Gerlitz
Name: Kevin Gerlitz
Title: Duly Authorized Signatory

SOUND POINT U.S. DIRECT LENDING III (LEVERED HOLDINGS) SPV, LLC, as a Term Lender

By: /s/ Kevin Gerlitz
Name: Kevin Gerlitz
Title: Duly Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

SOUND POINT U.S. DIRECT LENDING FUND III (HOLDINGS) L.P., as a Term Lender and a Revolving Lender

By: /s/ Kevin Gerlitz
Name: Kevin Gerlitz
Title: Duly Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

SOUND POINT U.S. DIRECT LENDING III (LEVERED HOLDINGS), LLC, as a Revolving Lender

By: /s/ Kevin Gerlitz
Name: Kevin Gerlitz
Title: Duly Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

CALAMOS AKSIA ALTERNATIVE CREDIT AND Revolving INCOME LENDER FUND, as a Term Lender and a Revolving Lender
By: /s/ Joshua Hemley
Name: Joshua Hemley
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

EQUITRUST LIFE INSURANCE COMPANY, as a Term Lender and a Revolving Lender

By: /s/ Vivek Bhatt
Name: Vivek Bhatt
Title: Managing Counsel

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

BTG PACTUAL NOTUS CREDIT FUND, LP, as a Term Lender and a Revolving Lender

By: /s/ Ana Alice Antunes Haddad
Name: Ana Alice Antunes Haddad
Title: Attorney-in-fact

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

BTG PACTUAL U.S. DIRECT LENDING L.P., as a Term Lender and a Revolving Lender

By: BTG Pactual U.S. Private Credit Investments GP, LLC, its general partner

By: /s/ Thomas Steiglehner
Name: Thomas Steiglehner
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

STEPSTONE PRIVATE CREDIT FUND LLC, as a Term Lender and a Revolving Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

STEPSTONE PRIVATE CREDIT INCOME FUND, as a Term Lender and a Revolving Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

CRDEX LLC, as a Term Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

SWISS CAPITAL PRIVATE DEBT MANAGER GP LTD, AS GENERAL PARTNER OF SC CO-INVESTMENTS PRIVATE DEBT FUND L.P., as a Term Lender and a Revolving Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

STEPSTONE PRIVATE CREDIT CO-INVESTMENT FUND, as a Term Lender and a Revolving Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

For and on behalf of EAF COMPLAN II – Private Debt, represented by Asset Manager Stepstone Group Europe Alternative Investments Limited, as a Term Lender and a Revolving Lender

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

STEPSTONE CC OPPORTUNITIES FUND LLC, as a Term Lender and a Revolving Lender

By: StepStone Group LP, its manager

By: StepStone Group Holdings LLC, its general partner

By: /s/ Ariel Goldblatt
Name: Ariel Goldblatt
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

PRUDENTIAL UNIVERSAL REINSURANCE ENTITY COMPANY, as a Term Lender and a Revolving Lender

By: Aquarian Holdings Investment Management LLC, as Investment Adviser on behalf of Somerset Reinsurance Ltd. as investment manager

By: /s/ Rudrabhishek Sahay
Name: Rudrabhishek Sahay
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

FIDELITY & GUARANTY LIFE INSURANCE COMPANY, as a Term Lender and a Revolving Lender

By: Aquarian Holdings Investment Management LLC, as investment adviser on behalf of Somerset Reinsurance Ltd. as reinsurer and authorized party

By: /s/ Rudrabhishek Sahay
Name: Rudrabhishek Sahay
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

FIDELITY & GUARANTY LIFE INSURANCE COMPANY AQUARIAN FIA, as a Term Lender and a Revolving Lender

By: Aquarian Holdings Investment Management LLC, as investment adviser on behalf of Somerset Reinsurance Ltd. as reinsurer and authorized party

By: /s/ Rudrabhishek Sahay
Name: Rudrabhishek Sahay
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

GBU FINANCIAL LIFE, as a Term Lender and a Revolving Lender

By: Aquarian Holdings Investment Management LLC, as investment adviser on behalf of Somerset Reinsurance Ltd. as reinsurer and authorized party

By: /s/ Rudrabhishek Sahay
Name: Rudrabhishek Sahay
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]

INVESTORS HERITAGE LIFE INSURANCE COMPANY, as a Term Lender and a Revolving Lender

By: Aquarian Holdings Investment Management LLC, as investment manager

By: /s/ Rudrabhishek Sahay
Name: Rudrabhishek Sahay
Title: Authorized Signatory

Term Loan Commitment: $[        ]
Revolving Loan Commitment: $[    ]